PROSPECTUS



                         1,950,000 PREFERRED SECURITIES


                               IUB CAPITAL TRUST


                  8.75% CUMULATIVE TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)

    [LOGO]
                      GUARANTEED, AS DESCRIBED HEREIN, BY


                             INDIANA UNITED BANCORP
                                ----------------


                  $19,500,000 8.75% SUBORDINATED DEBENTURES OF


                             INDIANA UNITED BANCORP
                                ----------------


    The 8.75% Cumulative Trust Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of IUB Capital Trust, a statutory business trust created under the laws of the State of Delaware ("IUB Trust"). Indiana United Bancorp, an Indiana corporation (the "Company"), will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of IUB Trust.



                                                           (CONTINUED ON PAGE 1)



    The Preferred Securities have been approved for quotation on the Nasdaq National Market under the symbol "IUBCP."

                            ------------------------


    SEE "RISK FACTORS" COMMENCING ON PAGE 14 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                             ---------------------
THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS,
 ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON-BANKING AFFILIATE
      OF THE COMPANY (EXCEPT TO THE EXTENT THAT PREFERRED SECURITIES ARE GUARANTEED BY THE COMPANY AS DESCRIBED HEREIN), ARE NOT INSURED BY THE
     FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY
            AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
                                   PRINCIPAL.
                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                                  UNDERWRITING      PROCEEDS TO IUB
                                                            PRICE TO PUBLIC      COMMISSION(1)        TRUST(2)(3)
Per Preferred Security...................................        $10.00               (2)                $10.00
Total(3).................................................     $19,500,000             (2)             $19,500,000


(1) IUB Trust and the Company have each agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debentures (as defined herein), the Company has agreed to pay the Underwriter as compensation for its arranging the investment therein of such proceeds $0.40 per Preferred Security, or $780,000 in the aggregate, ($897,000 if the over-allotment option is exercised in full). See "Underwriting." The Company has also agreed to pay the expenses of the offering, estimated to be $375,000.


(3) IUB Trust has granted the Underwriter an option exercisable within 30 days from the date of this Prospectus to purchase up to 292,500 additional Preferred Securities on the same terms and conditions set forth above to cover over-allotments, if any. If all such additional Preferred Securities are purchased, the total Price to Public and Proceeds to IUB Trust will be $22,425,000. See "Underwriting."

                         ------------------------------


    THE PREFERRED SECURITIES ARE OFFERED BY THE UNDERWRITER SUBJECT TO RECEIPT AND ACCEPTANCE BY IT, PRIOR SALE AND THE UNDERWRITER'S RIGHT TO REJECT ANY ORDER IN WHOLE OR IN PART AND TO WITHDRAW, CANCEL OR MODIFY THE OFFER WITHOUT NOTICE. IT IS EXPECTED THAT DELIVERY OF THE PREFERRED SECURITIES WILL BE MADE ON OR ABOUT DECEMBER 12, 1997.


                           STIFEL, NICOLAUS & COMPANY
                                  INCORPORATED


December 8, 1997

(CONTINUED FROM COVER PAGE)



    State Street Bank and Trust Company is the Property Trustee (as defined herein) of IUB Trust. IUB Trust exists for the purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of 8.75% Subordinated Debentures (the "Subordinated Debentures") of the Company. The Subordinated Debentures will mature on December 31, 2027, which date may be (i) shortened to a date not earlier than December 31, 2002, or (ii) extended to a date not later than December 31, 2036, in each case if certain conditions are met (including, in the case of shortening the Stated Maturity (as defined herein), the Company having received prior approval of the Board of Governors of the Federal Reserve System ("Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve). The Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Preferred Securities--Subordination of Common Securities."



    The holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions, at the annual rate of 8.75% of the liquidation amount of $10 per Preferred Security (the "Liquidation Amount"), accruing from December 12, 1997, the date of original issuance, and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1997 (the "Distributions"). The Company has the right, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing, to defer payment of interest on the Subordinated Debentures at any time or from time to time for a period not to exceed 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"); provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred, and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or debt securities that rank PARI PASSU with or junior to the Subordinated Debentures. WHILE THE COMPANY INTENDS TO TAKE THE POSITION THAT THE SUBORDINATED DEBENTURES WILL NOT BE DEEMED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"), INTEREST ON THE SUBORDINATED DEBENTURES DURING AN EXTENSION PERIOD WILL CONTINUE TO ACCRUE (AND THE AMOUNT OF DISTRIBUTIONS TO WHICH THE HOLDERS OF THE PREFERRED SECURITIES ARE ENTITLED WILL ACCUMULATE) AT THE RATE OF 8.75% PER ANNUM, COMPOUNDED QUARTERLY, AND THE HOLDERS OF THE PREFERRED SECURITIES WILL BE REQUIRED TO INCLUDE INTEREST INCOME AS OID IN THEIR GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IN ADVANCE OF RECEIPT OF THE CASH DISTRIBUTIONS WITH RESPECT TO SUCH DEFERRED INTEREST PAYMENTS. A HOLDER OF PREFERRED SECURITIES THAT DISPOSES OF ITS PREFERRED SECURITIES BETWEEN RECORD DATES FOR PAYMENTS OF DISTRIBUTIONS (AND CONSEQUENTLY DOES NOT RECEIVE A DISTRIBUTION FROM IUB TRUST FOR THE PERIOD PRIOR TO SUCH DISPOSITION) WILL NEVERTHELESS BE REQUIRED TO INCLUDE ACCRUED BUT UNPAID INTEREST OR OID, IF ANY, ON THE SUBORDINATED DEBENTURES THROUGH THE DATE OF DISPOSITION IN INCOME AS ORDINARY INCOME AND TO ADD THE AMOUNT OF ANY ACCRUED OID TO ITS ADJUSTED TAX BASIS IN ITS PRO RATA SHARE OF THE UNDERLYING SUBORDINATED DEBENTURES DEEMED DISPOSED OF. See "Description of the Subordinated Debentures--Option to Extend Interest Payment Period," "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount" and "--Disposition of the Preferred Securities."


    The Company and IUB Trust believe that, taken together, the obligations of the Company under the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein) provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of all of the obligations of IUB Trust under the Preferred Securities. See "Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions

                                                        (CONTINUED ON NEXT PAGE)

(CONTINUED FROM PREVIOUS PAGE)

and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by IUB Trust, as described herein. See "Description of the Guarantee--General." If the Company does not make interest payments on the Subordinated Debentures held by IUB Trust, IUB Trust will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payments of Distributions when IUB Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture to enforce payments of amounts equal to such Distributions to such holder. See "Description of the Subordinated Debentures--Enforcement of Certain Rights by Holders of the Preferred Securities." The obligations of the Company under the Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations (each as defined herein) of the Company. The Subordinated Debentures are unsecured obligations of the Company and are subordinated to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company.

    The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Subordinated Debentures at maturity or their earlier redemption. Subject to Federal Reserve approval, if then required under applicable capital guidelines or policies of the Federal Reserve, the Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after December 31, 2002, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 180 days following the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of the Preferred Securities--Redemption."

    The Company has the right at any time to dissolve, wind-up or terminate IUB Trust subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of the voluntary or involuntary dissolution, winding up or termination of IUB Trust, after satisfaction of liabilities to creditors of IUB Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $10 per Preferred Security, plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a Subordinated Debenture having an aggregate principal amount equal to the Liquidation Amount of such Preferred Securities (and carrying with it accumulated interest in an amount equal to the accumulated and unpaid Distributions then due on such Preferred Securities), subject to certain exceptions. See "Description of the Preferred Securities--Redemption" and "--Liquidation Distribution upon Termination."

    The information concerning P.T.C. Bancorp, an Indiana corporation ("PTC"), contained in this Prospectus, including financial information, has been derived from or is based upon publicly available documents and records on file with the Securities and Exchange Commission (the "Commission") and other public sources. The Company and the Underwriter assume no responsibility for the accuracy or completeness of the information concerning PTC contained in such documents and records or for any failure by PTC to disclose events that may have occurred or may affect the significance or accuracy of any such information but that are unknown to the Company or the Underwriter.
                            ------------------------

    The Company will provide quarterly reports containing unaudited financial statements to the holders of Preferred Securities if such reports are furnished to the holders of the Company's common stock, and annual reports containing financial statements audited by the Company's independent auditors. The Company will also furnish annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge to holders of Preferred Securities who so request in writing addressed to the Treasurer and Chief Financial Officer of the Company.

                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE OVER-ALLOTMENT, STABILIZING TRANSACTIONS, THE PURCHASE OF PREFERRED SECURITIES TO COVER SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF SUCH ACTIVITIES, SEE "UNDER-

WRITING." SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

                           FORWARD-LOOKING STATEMENTS

    Certain statements in this Prospectus or in certain documents incorporated by reference herein, including without limitation statements under the headings "Risk Factors," "Company Management's Discussion and Analysis of Financial Condition and Results of Operations," "PTC Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Company," constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or PTC to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

    Such factors include, among other things, the following: the factors set forth in the section entitled "Risk Factors;" general and local economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the cost of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Company's loan and investment portfolios. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                     [MAP]

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE (OR INCORPORATED BY REFERENCE) IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITER'S OVER-ALLOTMENT OPTION WILL NOT BE EXERCISED. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                  THE COMPANY

GENERAL

    Indiana United Bancorp (the "Company") is a bank and thrift holding company headquartered in Greensburg, Indiana. Through its subsidiaries, Union Bank and Trust Company of Indiana, a commercial bank organized under the laws of Indiana ("Union Bank"), and Regional Federal Savings Bank, a Federal savings bank ("Regional Bank"), the Company operates twelve offices in four eastern and southern Indiana counties. (Union Bank and Regional Bank are sometimes individually referred to herein as a "Bank" and collectively as the "Banks.") Both subsidiaries offer a broad range of loan and deposit services to consumer, agricultural and commercial customers. Union Bank also offers a full line of personal and business trust services and property and casualty insurance services. The principal executive office of the Company is located at 201 N. Broadway, Greensburg, Indiana 47240 and its telephone number is (812) 663-0157.


    During the past five years the Company has focused on improving its net interest margin by reducing its cost of funds and reallocating its assets. Pursuit of this objective included divestiture of three Regional Bank branches in 1994. Since 1993, total loans as a percentage of total assets have increased from 58% to 71%, with the greatest percentage of growth concentrated in higher yielding consumer loans. As a result, the Company's net interest margin since 1993 has increased from 3.52% to 4.13% per annum.


FINANCIAL SUMMARY

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                               --------------------  -----------------------------------------------------
                                                 1997       1996       1996       1995       1994       1993       1992
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income...................................  $   2,868  $   1,799  $   2,693  $   2,529  $   2,870  $   2,922  $   2,862
Net income per share(1)......................       2.29       1.40       2.11       1.91       2.17       2.19       2.14
Efficiency ratio(2)..........................      55.32%     66.64%     64.01%     66.24%     61.37%     68.69%     63.22%
Net interest margin(2).......................       4.13       3.98       4.00       3.77       3.57       3.52       3.66
Return on average assets(2)..................       1.14       0.77       0.85       0.82       0.86       0.81       0.79
Return on average common equity(2)...........      13.39       8.82       9.89       9.73      12.18      12.61      13.88

------------------------

(1) Adjusted for 10% stock dividend in 1994.

(2) Ratios for the nine-month periods are annualized.

OPERATING PHILOSOPHY

    The Company operates in predominately rural and suburban markets and embraces a community banking philosophy that emphasizes personal service and convenience, community involvement, local decision-making authority, quick responses to loan requests, and customized services.

    The Company endeavors to provide its branch managers, lending officers, tellers and deposit service personnel with the authority to act promptly in service of its customers within the scope of Company policies. This highly responsive service attitude is enhanced by an efficient corporate support staff and an investment in technology.

    The Company believes the benefits of this operating philosophy contribute to its success while providing improved operating efficiencies, sound internal controls and high credit underwriting standards.

BUSINESS STRATEGY

    The most fundamental and constant element of the Company's business strategy has been to originate and maintain asset quality exceeding state and national peer quality averages. The Company believes that maintaining high asset quality is critical to creating long-term shareholder value and the Company has a history of maintaining asset quality that has consistently placed it among peer leaders.

    The Company holds either first or second market share positions as measured by total deposits in two of the three markets it serves and intends to pursue growth strategies that result in meaningful market share positions in other rural or suburban communities. Such a strategy emphasizes growth by acquisition over de novo expansion. The Company is seeking to identify potential acquisitions in markets that offer opportunities to benefit from its community banking philosophy and that will likely result in meaningful market share. In conformity with this strategy, the Company has entered into an agreement to acquire PTC, a bank holding company headquartered in Brookville, Indiana with total assets of $300 million. PTC is also community focused, serving rural communities with populations of 10,000 or less in markets contiguous to the Company's existing locations. The transaction is regarded by both companies as a merger of equals and will integrate management and directors of both organizations. See "--Recent Developments."

    The Company also believes many larger banking companies operating in, or contiguous to, Indiana will begin an accelerated program of branch divestitures. The Company further believes many of these branch locations will be in communities which are compatible with its growth strategies. In such event, the Company intends to bid competitively in seeking to expand through branch acquisitions.

OWNERSHIP

    As of November 1, 1997, the directors and executive officers of the Company and their immediate families owned approximately 26% of the Company's stock. Immediately after the PTC Merger, the directors and executive officers of the Company and their immediate families are expected to own approximately 32% of the Company's stock.

RECENT DEVELOPMENTS

    The Company is a party to an Agreement and Plan of Merger with PTC dated as of October 8, 1997 (the "Merger Agreement") pursuant to which PTC would merge with and into the Company, PTC's commercial bank subsidiary, People's Trust Company, Brookville, Indiana, a commercial bank organized under the laws of Indiana ("People's Trust"), would become a wholly owned subsidiary of the Company, and each outstanding share of PTC at the effective time of the merger would be converted into the right to receive 1.075 shares of common stock of the Company (the "PTC Merger"). The Company expects to issue in the aggregate up to 1,136,417 shares of common stock in the PTC Merger. The PTC Merger is expected to be completed in the first quarter of 1998.

    At September 30, 1997, PTC had total assets of $302.7 million, total deposits of $275.7 million and total shareholders' equity of $23.7 million. PTC had net income of $2.7 million for the nine months ended September 30, 1997, compared to net income of $2.4 million for the nine months ended September 30, 1996. See "PTC Selected Financial Data" and "PTC Management's Discussion and Analysis of Financial Condition and Results of Operations." People's Trust engages in a general full-service commercial and consumer banking business. People's Trust conducts its banking business through 17 offices located in the Indiana counties of Dearborn, Franklin, Jefferson, Ripley, Rush, Fayette, Decatur, Switzerland and Wayne.

    PTC is subject to the informational reporting requirements of the Exchange Act. Information about PTC may be obtained from the Public Reference Section of the Commission or accessed through electronic means, including the Commission's home page on the Internet (http://www.sec.gov), in the same manner that information about the Company may be obtained. See "Available Information."

    The PTC Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. See "Summary of Pro Forma Consolidated Financial Data," "Pro Forma Selected Financial Data" and "Index to Consolidated Financial Statements and Pro Forma Consolidated Financial Statements." The PTC Merger is intended to be a tax free reorganization so that no gain or loss would be recognized by the Company or PTC, and no gain or loss would be recognized by shareholders of PTC except in respect of cash received for fractional shares or pursuant to the exercise of statutory dissenters' rights. The PTC Merger is subject to various conditions, including requisite shareholder and regulatory approvals. Accordingly, no assurance can be given that the PTC Merger will be consummated. If the PTC Merger is not consummated, the anticipated significant increase in the Company's capital base due to the PTC Merger will not be realized. Consequently, due to regulatory capital requirements, the Company's ability to utilize a portion of the offering proceeds for future acquisitions and other growth would be adversely affected if the PTC Merger is not consummated.

    Following the PTC Merger, pursuant to the Merger Agreement, the Board of Directors of the Company will consist of ten members, five of which will have been designated by the Company and five of which will have been designated by PTC. The Merger Agreement also provides that the Company's Chairman of the Board, President and Chief Executive Officer, Robert E. Hoptry, will continue to be the Company's Chairman of the Board and Chief Executive Officer and that PTC's President and Chief Executive Officer, James L. Saner, will be President and Chief Operating Officer of the Company following the PTC Merger.

                                   IUB TRUST

    IUB Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement, dated as of November 14, 1997, executed by the Company, as depositor, and the trustees of IUB Trust (together with the Property Trustee, the "Trustees"), and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware with an effective date of November 14, 1997. The initial trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. The Company will acquire all of the Common Securities which will represent an aggregate liquidation amount equal to at least 3% of the total capital of IUB Trust. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuance of an Event of Default (as defined herein) under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of the Preferred Securities--Subordination of the Common Securities." IUB Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of IUB Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, advisable, or incidental thereto. The Subordinated Debentures and payments thereunder will be the only assets of IUB Trust and payments under the Subordinated Debentures will be the only revenue of IUB Trust. IUB Trust has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of IUB Trust is 201 North Broadway, Greensburg, Indiana 47240, and its telephone number is (812) 663-0157.

    The number of Trustees will, pursuant to the Trust Agreement, initially be five. Three of the Trustees (the "Administrative Trustees") will be persons who are employees or officers of, or who are affiliated with, the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company, which trustee will serve as institutional trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). State Street Bank and Trust Company, a state chartered trust company organized under the laws of the Commonwealth of Massachusetts, will be the Property Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, State Street Bank and Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Debenture Trustee (as defined herein) under the Indenture. The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Wilmington Trust Company, a Delaware chartered trust company, will act as Delaware Trustee.

    The Property Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities and in such capacity will have the power to exercise all rights, powers and privileges under the Indenture. The Property Trustee will also maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. The Company will pay all fees and expenses related to IUB Trust and the offering of the Trust Securities.

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                                  THE OFFERING


Securities Offered..................  1,950,000 Preferred Securities having a Liquidation
                                      Amount of $10 per Preferred Security. The Preferred
                                      Securities represent preferred undivided beneficial
                                      interests in the assets of IUB Trust, which will
                                      consist solely of the Subordinated Debentures and
                                      payments thereunder. IUB Trust has granted the
                                      Underwriter an option, exercisable within 30 days
                                      after the date of this Prospectus, to purchase up to
                                      an additional 292,500 Preferred Securities at the
                                      initial offering price, solely to cover
                                      over-allotments, if any.

Distributions.......................  The Distributions payable on each Preferred Security will be fixed at a rate per annum of 8.75% of the
                                      Liquidation Amount of $10 per Preferred Security,
                                      will be cumulative, will accrue from December 12,
                                      1997, the date of original issuance of the Preferred
                                      Securities, and will be payable quarterly in arrears,
                                      on March 31, June 30, September 30 and December 31 of
                                      each year, commencing December 31, 1997. See
                                      "Description of the Preferred
                                      Securities--Distributions-- Payment of
                                      Distributions."

Option to Extend Interest Payment
  Period............................  The Company has the right, at any time, so long as no
                                      Debenture Event of Default has occurred and is
                                      continuing, to defer payments of interest on the
                                      Subordinated Debentures for a period not exceeding 20
                                      consecutive quarters; provided, that no Extension
                                      Period may extend beyond the Stated Maturity of the
                                      Subordinated Debentures. As a consequence of the
                                      extension by the Company of the interest payment
                                      period, quarterly Distributions on the Preferred
                                      Securities will be deferred (though such
                                      Distributions would continue to accrue with interest
                                      thereon compounded quarterly, since interest will
                                      continue to accrue and compound on the Subordinated
                                      Debentures) during any such Extension Period. During
                                      an Extension Period, the Company will be prohibited,
                                      subject to certain exceptions described herein, from
                                      declaring or paying any cash distributions with
                                      respect to its capital stock or debt securities that
                                      rank PARI PASSU with or junior to the Subordinated
                                      Debentures. Upon the termination of any Extension
                                      Period and the payment of all amounts then due, the
                                      Company may commence a new Extension Period, subject
                                      to the foregoing requirements. See "Description of
                                      the Preferred Securities-- Distributions--Extension
                                      Period" and "Description of the Subordinated
                                      Debentures--Option to Extend Interest Payment
                                      Period." Should an Extension Period occur, the
                                      holders of Preferred Securities will be required to
                                      accrue interest income in their gross income for
                                      United States Federal income tax purposes in advance
                                      of receipt of the cash distributions with respect to
                                      such deferred interest payments.

                                      See "Certain Federal Income Tax
                                      Consequences--Potential Extension of Interest Payment
                                      Period and Original Issue Discount."

Optional Redemption.................  The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of
                                      the Subordinated Debentures at maturity or their
                                      earlier redemption. Subject to Federal Reserve
                                      approval, if then required under applicable capital
                                      guidelines or policies of the Federal Reserve, the
                                      Subordinated Debentures are redeemable prior to
                                      maturity at the option of the Company (i) on or after
                                      December 31, 2002, in whole at any time or in part
                                      from time to time, or (ii) at any time, in whole (but
                                      not in part), within 180 days following the
                                      occurrence of a Tax Event, a Capital Treatment Event
                                      or an Investment Company Event, in each case at the
                                      redemption price equal to 100% of the principal
                                      amount of the Subordinated Debentures, together with
                                      any accrued but unpaid interest to the date fixed for
                                      redemption. See "Description of the Subordinated
                                      Debentures--Redemption or Exchange."

Distribution of Subordinated
  Debentures........................  The Company has the right at any time to terminate the Preferred Securities and cause the Subordinated
                                      Debentures to be distributed to the holders of the
                                      Preferred Securities in liquidation of IUB Trust,
                                      subject to the Company having received prior approval
                                      of the Federal Reserve to do so if then required
                                      under applicable capital guidelines or policies of
                                      the Federal Reserve. See "Description of the
                                      Preferred Securities--Redemption" and "--Liquidation
                                      Distribution upon Termination."

Guarantee...........................  The Company has guaranteed the payment of
                                      Distributions and payments on liquidation or
                                      redemption of the Preferred Securities, but only in
                                      each case to the extent of funds held by IUB Trust,
                                      as described herein. The Company and IUB Trust
                                      believe that, taken together, the obligations of the
                                      Company under the Guarantee, the Trust Agreement, the
                                      Subordinated Debentures, the Indenture and the
                                      Expense Agreement provide, in the aggregate, a full,
                                      irrevocable and unconditional guarantee, on a
                                      subordinated basis, of all of the obligations of IUB
                                      Trust under the Preferred Securities. The obligations
                                      of the Company under the Guarantee and the Preferred
                                      Securities are subordinate and junior in right of
                                      payment to all Senior Debt, Subordinated Debt and
                                      Additional Senior Obligations of the Company. If the
                                      Company does not make principal or interest payments
                                      on the Subordinated Debentures, IUB Trust will not
                                      have sufficient funds to make distributions on the
                                      Preferred Securities; in which event, the Guarantee
                                      will not apply to such Distributions until IUB Trust
                                      has sufficient funds available therefor. See
                                      "Description of the Guarantee."

Voting Rights.......................  The holders of the Preferred Securities will have no voting rights except in limited circumstances. See
                                      "Description of the Preferred Securities--Voting
                                      Rights; Amendment of Trust Agreement."

Use of Proceeds.....................  The proceeds from the sale of the Preferred
                                      Securities offered hereby will be used by IUB Trust
                                      to purchase the Subordinated Debentures issued by the
                                      Company. The net proceeds to be received by the
                                      Company from the sale of the Subordinated Debentures
                                      to IUB Trust will be used for financing growth, which
                                      may include branch acquisitions, the establishment of
                                      de novo branches and/or acquisitions of other
                                      financial institutions, and for general corporate
                                      purposes. Pending any such use, the net proceeds will
                                      be invested in short-to-medium term investment grade
                                      financial instruments. See "Use of Proceeds."

Nasdaq National Market Symbol.......  The Preferred Securities have been approved for quotation on the Nasdaq National Market under the
                                      symbol "IUBCP."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The consolidated financial data below summarizes historical consolidated financial information of the Company for the periods indicated and should be read in conjunction with the financial statements and other information included elsewhere in this Prospectus and in the Company's annual report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference in this Prospectus. The unaudited consolidated financial data below for the interim periods indicated has been derived from the Company's quarterly report on Form 10-Q for the nine-month period ended September 30, 1997, which is incorporated by reference in this Prospectus, and should be read in conjunction with the unaudited financial statements and other information for such interim periods included elsewhere in this Prospectus or incorporated herein by reference. See "Company Selected Financial Data," "Company Management's Discussion and Analysis of Financial Condition and Results of Operations," "Incorporation of Certain Documents by Reference" and "Index to Consolidated Financial Statements and Pro Forma Consolidated Financial Statements." All adjustments considered necessary for a fair presentation have, in the opinion of management, been included in the unaudited interim data. Interim results for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for future periods, including the year ending December 31, 1997.

                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                                    ----------------------  ----------------------------------
                                                                       1997        1996        1996        1995        1994
                                                                    ----------  ----------  ----------  ----------  ----------
                                                                         (UNAUDITED)
                                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED RESULTS OF OPERATIONS:
Interest income...................................................  $   19,398  $   17,692  $   23,967  $   22,835  $   22,202
Interest expense..................................................       9,639       8,868      12,006      11,852      10,901
                                                                    ----------  ----------  ----------  ----------  ----------
Net interest income...............................................       9,759       8,824      11,961      10,983      11,301
Provision for loan losses.........................................         183          90         150          30         115
                                                                    ----------  ----------  ----------  ----------  ----------
Net interest income after provision for loan losses...............       9,576       8,734      11,811      10,953      11,186
Non-interest income...............................................       1,370       1,093       1,502       1,456       2,588
Non-interest expense..............................................       6,201       6,608       8,619       8,229       9,040
                                                                    ----------  ----------  ----------  ----------  ----------
Income before income tax expense and cumulative effect of change
  in accounting method............................................       4,745       3,219       4,694       4,180       4,734
Income tax expense................................................       1,877       1,420       2,001       1,651       1,864
                                                                    ----------  ----------  ----------  ----------  ----------
Income before cumulative effect of change in accounting method....       2,868       1,799       2,693       2,529       2,870
Cumulative effect of change in accounting method..................      --          --          --          --          --
                                                                    ----------  ----------  ----------  ----------  ----------
Net income........................................................  $    2,868  $    1,799  $    2,693  $    2,529  $    2,870
                                                                    ----------  ----------  ----------  ----------  ----------
                                                                    ----------  ----------  ----------  ----------  ----------
PER SHARE DATA:(1)
Earnings per common share.........................................  $     2.29  $     1.40  $     2.11  $     1.91  $     2.17
Cash dividends declared...........................................        0.74        0.61        0.83        0.69        0.60
Book value........................................................       24.05       21.38       22.18       20.98       17.49
Dividend payout ratio(2)..........................................       32.28%      42.42%      39.29%      36.12%      25.15%
SELECTED BALANCE SHEET DATA:(3)
Assets............................................................  $  342,051  $  321,397  $  328,346  $  313,067  $  306,047
Securities........................................................      71,422      85,042      81,187      80,651      91,954
Loans.............................................................     244,237     215,028     219,483     201,355     194,736
Allowance for loan losses.........................................       2,670       2,823       2,506       2,754       2,784
Deposits..........................................................     285,760     271,031     276,402     262,346     261,371
Long-term debt....................................................       4,625       5,500       5,000       6,000       7,500
Preferred stock...................................................      --          --          --           2,000       2,400
Total shareholders' equity........................................      30,084      26,738      27,749      28,245      24,282
PERFORMANCE RATIOS:(4)
Return on average equity..........................................       13.39%       8.82%       9.89%       9.73%      12.18%
Return on average assets..........................................        1.14        0.77        0.85        0.82        0.86
Net interest margin (fully taxable equivalent)....................        4.13        3.98        4.00        3.77        3.57
ASSET QUALITY RATIOS:
Allowance for loan losses to loans(3).............................        1.09%       1.31%       1.14%       1.37%       1.43%
Non-performing loans to total loans(3)............................        0.09        0.68        0.57        0.80        0.59
Net loan losses to average loans..................................        0.01        0.01        0.19        0.03        0.01
CAPITAL RATIOS:
Average equity to average assets..................................        8.55%       8.82%       8.69%       8.70%       7.39%
Tier 1 risk-based capital ratio(3)................................       13.46       13.94       13.81       15.32       15.86
Total risk-based capital ratio(3).................................       14.68       15.18       15.05       16.57       17.11
Leverage ratio(3).................................................        8.58        8.29        8.31        8.84        8.69
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
  DIVIDENDS:(5)
Including interest on deposits....................................       1.49x       1.36x       1.39x       1.35x       1.42x
Excluding interest on deposits....................................        6.88        4.45        4.82        3.36        4.45


                                                                       1993        1992
                                                                    ----------  ----------


SELECTED RESULTS OF OPERATIONS:
Interest income...................................................  $   24,226  $   28,029
Interest expense..................................................      12,345      15,545
                                                                    ----------  ----------
Net interest income...............................................      11,881      12,484
Provision for loan losses.........................................         357         686
                                                                    ----------  ----------
Net interest income after provision for loan losses...............      11,524      11,798
Non-interest income...............................................       1,628       1,572
Non-interest expense..............................................       9,243       8,834
                                                                    ----------  ----------
Income before income tax expense and cumulative effect of change
  in accounting method............................................       3,909       4,536
Income tax expense................................................       1,437       1,674
                                                                    ----------  ----------
Income before cumulative effect of change in accounting method....       2,472       2,862
Cumulative effect of change in accounting method..................         450      --
                                                                    ----------  ----------
Net income........................................................  $    2,922  $    2,862
                                                                    ----------  ----------
                                                                    ----------  ----------
PER SHARE DATA:(1)
Earnings per common share.........................................  $     2.19  $     2.14
Cash dividends declared...........................................        0.51        0.42
Book value........................................................       17.99       16.27
Dividend payout ratio(2)..........................................       21.16%      17.89%
SELECTED BALANCE SHEET DATA:(3)
Assets............................................................  $  355,992  $  368,924
Securities........................................................     125,081     131,372
Loans.............................................................     205,508     204,000
Allowance for loan losses.........................................       2,682       2,686
Deposits..........................................................     310,063     323,777
Long-term debt....................................................       9,375      10,645
Preferred stock...................................................       2,700       3,000
Total shareholders' equity........................................      25,203      23,347
PERFORMANCE RATIOS:(4)
Return on average equity..........................................       12.61%      13.88%
Return on average assets..........................................        0.81        0.79
Net interest margin (fully taxable equivalent)....................        3.52        3.66
ASSET QUALITY RATIOS:
Allowance for loan losses to loans(3).............................        1.31%       1.32%
Non-performing loans to total loans(3)............................        0.60        1.38
Net loan losses to average loans..................................        0.18        0.49
CAPITAL RATIOS:
Average equity to average assets..................................        6.83%       6.11%
Tier 1 risk-based capital ratio(3)................................       12.87       12.09
Total risk-based capital ratio(3).................................       14.12       13.34
Leverage ratio(3).................................................        7.01        6.25
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
  DIVIDENDS:(5)
Including interest on deposits....................................       1.31x       1.29x
Excluding interest on deposits....................................        4.14        4.34


----------------------------------------

(1) Per share data has been restated to give retroactive effect to a 10% stock dividend in 1994.
(2) For all periods except for the nine months ended September 30, 1997, common stock cash dividends as a percentage of net income adjusted for preferred stock dividends. All preferred stock of the Company was redeemed in late 1996.
(3) At period end.
(4) Performance ratios for the nine month periods are annualized.
(5) Earnings consist of income before income tax expense plus interest expense. Fixed charges consist of interest expense. The portion of rent expense deemed to be interest has been excluded since it is not material in any of the periods presented. Preferred stock dividends represent the pretax earnings required to cover preferred stock dividends.

                SUMMARY OF PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following table sets forth certain unaudited pro forma condensed combined financial data for the Company giving effect to the PTC Merger, which will be accounted for as a pooling of interests, as if it had occurred as of the beginning of the periods indicated herein, after giving effect to the pro forma adjustments described in the notes to the Company and PTC Unaudited Pro Forma Consolidated Financial Statements. This information should be read in conjunction with the historical consolidated financial statements of the Company and PTC, including the respective notes thereto, which are included elsewhere in this Prospectus, and in conjunction with the consolidated historical financial data for the Company and PTC and the other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus. See "Index to Consolidated Financial Statements and Pro Forma Consolidated Financial Statements," "Company Selected Financial Data," "PTC Selected Financial Data" and "Pro Forma Selected Financial Data." The unaudited pro forma condensed combined financial data are not necessarily indicative of the results that actually would have occurred had the PTC Merger occurred as of the beginning of the periods indicated herein, or that may be obtained in the future.

                                                     NINE MONTHS ENDED
                                                    SEPTEMBER 30, 1997                YEAR ENDED DECEMBER 31, 1996
                                           -------------------------------------  -------------------------------------
                                             COMPANY       PTC     PRO FORMA(1)     COMPANY       PTC     PRO FORMA(1)
                                           -----------  ---------  -------------  -----------  ---------  -------------

                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED RESULTS OF OPERATIONS:
Interest income..........................   $  19,398   $  17,234    $  36,632     $  23,967   $  21,319    $  45,286
Interest expense.........................       9,639       8,679       18,318        12,006      10,897       22,903
                                           -----------  ---------  -------------  -----------  ---------  -------------
Net interest income......................       9,759       8,555       18,314        11,961      10,422       22,383
Provision for loan losses................         183         610          793           150         828          978
                                           -----------  ---------  -------------  -----------  ---------  -------------
Net interest income after provision for
  loan losses............................       9,576       7,945       17,521        11,811       9,594       21,405
Non-interest income......................       1,370       1,860        3,230         1,502       2,349        3,851
Non-interest expense.....................       6,201       5,918       12,119         8,619       7,104       15,723
                                           -----------  ---------  -------------  -----------  ---------  -------------
Income before income tax expense.........       4,745       3,887        8,632         4,694       4,839        9,533
Income tax expense.......................       1,877       1,185        3,062         2,001       1,563        3,564
                                           -----------  ---------  -------------  -----------  ---------  -------------
Net income...............................   $   2,868   $   2,702    $   5,570     $   2,693   $   3,276    $   5,969
                                           -----------  ---------  -------------  -----------  ---------  -------------
                                           -----------  ---------  -------------  -----------  ---------  -------------
PER COMMON SHARE DATA:
Earnings per common share................   $    2.29   $    2.64    $    2.33     $    2.11   $    3.17    $    2.49
Cash dividends...........................        0.74        0.60         0.74          0.83        0.66         0.83
Book value...............................       24.05       23.13        22.55         22.18       21.14        20.77
Dividend payout ratio....................       32.28%      22.58%       31.72%        39.29%      20.72%       33.35%
SELECTED BALANCE SHEET DATA:
Total assets.............................   $ 342,051   $ 302,734    $ 644,785     $ 328,346   $ 296,576    $ 624,922
Securities...............................      71,422      53,893      125,315        81,187      63,594      144,781
Loans....................................     244,237     220,653      464,890       219,483     196,963      416,446
Allowance for loan losses................       2,670       1,969        4,639         2,506       2,000        4,506
Deposits.................................     285,760     275,679      561,439       276,402     271,127      547,529
Long-term debt...........................       4,625         250        4,875         5,000         500        5,500
Total shareholders' equity...............      30,084      23,740       53,824        27,749      21,653       49,402
PERFORMANCE RATIOS:(2)
Return on average equity.................       13.39%      15.97%       14.54%         9.89%      16.05%       12.56%
Return on average assets.................        1.14        1.23         1.19          0.85        1.21         1.02
Net interest margin (fully taxable
  equivalent)............................        4.13        4.46         4.30          4.00        4.39         4.18
ASSET QUALITY RATIOS:
Allowance for loan losses to loans.......        1.09%       0.89%        1.00%         1.14%       1.02%        1.08%
Non-performing loans to total loans......        0.09        1.09         0.56          0.57        0.93         0.74
Net loan losses to average loans.........        0.01        0.41         0.15          0.19        0.30         0.24
CAPITAL RATIOS:
Average equity to average assets.........        8.55%       7.71%        8.16%         8.69%       7.55%        8.17%
Tier 1 risk-based capital ratio..........       13.46       10.73        12.15         13.81       10.54        12.22
Total risk-based capital ratio...........       14.68       11.70        13.24         15.05       11.60        13.38
Leverage ratio...........................        8.58        7.26         7.96          8.31        6.73         7.57

------------------------------

(1) Pro forma income statement data assumes the acquisition of PTC occurred on January 1, 1996. Pro forma balance sheet data assumes the acquisition of PTC occurred at the end of the period presented.

(2) Interim period annualized.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS AND IUB TRUST BEFORE PURCHASING THE PREFERRED SECURITIES OFFERED HEREBY. CERTAIN STATEMENTS IN THIS SECTION CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY OR PTC TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

RISK FACTORS RELATING TO THE PREFERRED SECURITIES

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED
  DEBENTURES

    The obligations of the Company under the Guarantee issued for the benefit of the holders of Preferred Securities and under the Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company, whether now existing or hereafter incurred. At September 30, 1997, the aggregate outstanding Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company was approximately $4.6 million. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any Subsidiary Bank (as defined herein) upon such Subsidiary Bank's liquidation or reorganization or otherwise (and thus the ability of the holders of the Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that Subsidiary Bank, except to the extent that the Company may itself be recognized as a creditor of that Subsidiary Bank. The Subordinated Debentures, therefore, will be effectively subordinated to all existing and future liabilities of the Subsidiary Banks and the holders of the Subordinated Debentures and the Preferred Securities should look only to the assets of the Company for payments on the Subordinated Debentures. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, Subordinated Debt and Additional Senior Obligations, that may be incurred by the Company. See "Description of the Subordinated Debentures--Subordination" and "Description of the Guarantee--Status of the Guarantee."

    The ability of IUB Trust to pay amounts due on the Preferred Securities is dependent solely upon the Company making payments on the Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE
  CONSEQUENCES


    The Company has the right under the Indenture, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period; PROVIDED that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by IUB Trust will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of 8.75% per annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Preferred Securities. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest; provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.75% compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Preferred Securities--Distributions--Extension Period" and "Description of the Subordinated Debentures--Option to Extend Interest Payment Period."


    Should an Extension Period occur, each holder of Preferred Securities will be required to accrue and recognize income (in the form of original issue discount) in respect of its pro rata share of the interest accruing on the Subordinated Debentures held by IUB Trust for United States Federal income tax purposes. As a result, a holder of Preferred Securities must include such income in gross income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from IUB Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of the related Distributions. See "Certain Federal Income Tax Consequences-- Potential Extension of Interest Payment Period and Original Issue Discount."

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. Should the Company elect, however, to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such optional deferrals.

TAX EVENT, CAPITAL TREATMENT EVENT OR INVESTMENT COMPANY EVENT; REDEMPTION

    The Company has the right to redeem the Subordinated Debentures in whole (but not in part) within 180 days following the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event (whether occurring before or after December 31, 2002), and, therefore, cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

    "Tax Event" means the receipt by IUB Trust of an opinion of counsel, rendered by a law firm having a recognized tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) IUB Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or, within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) IUB Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. The Company must request and receive an opinion with regard to such matters within a reasonable period of time after it becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

    "Capital Treatment Event" means the receipt by IUB Trust of an opinion of counsel, rendered by a law firm having a recognized banking law practice, to the effect that, as a result of any amendment to or any change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the aggregate Liquidation Amount of the Preferred Securities (or any substantial portion thereof) as "Tier 1 capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, provided, however, that the inability of the Company to treat all or any portion of the Liquidation Amount of the Preferred Securities as Tier 1 capital shall not constitute the basis for a Capital Treatment Event if such inability results from the Company having cumulative preferred capital in excess of the amount which may qualify for treatment as Tier 1 capital under applicable capital adequacy guidelines of the Federal Reserve.

    "Investment Company Event" means the receipt by IUB Trust of an opinion of counsel, rendered by a law firm having a recognized tax and securities law practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, IUB Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the date of original issuance of the Preferred Securities. See "--Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities prior to December 31, 2002.

SHORTENING OR EXTENSION OF STATED MATURITY OF THE SUBORDINATED DEBENTURES

    The Company has the right, at any time, to shorten the maturity of the Subordinated Debentures to a date not earlier than December 31, 2002. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The Company also has the right to extend the maturity of the Subordinated Debentures (whether or not IUB Trust is terminated and the Subordinated Debentures are distributed to the holders of the Preferred Securities) to a date no later than December 31, 2036, the 39th anniversary of the initial issuance of the Preferred Securities. Such right may only be exercised, however, if at the time such election is made and at the time of such extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Subordinated Debentures, (iii) IUB Trust is not in arrears on payments of Distributions on the Preferred Securities and no deferred Distributions are accumulated, and (iv) the Company has a Senior Debt rating of investment grade. See "Description of the Subordinated Debentures--General."

RIGHTS UNDER THE GUARANTEE

    The Guarantee guarantees to the holders of the Preferred Securities, to the extent not paid by IUB Trust, (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent that IUB Trust has funds available therefor at such time, (ii) the Redemption Price (as defined herein) with respect to any Preferred Securities called for redemption, to the extent that IUB Trust has funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of IUB Trust (other than in connection with the distribution of Subordinated Debentures to the holders of the Preferred Securities or a redemption of all of the Preferred Securities), the lesser of (a) the amount of the Liquidation Distribution (as defined herein), to the extent IUB Trust has funds available therefor at such time, and (b) the amount of assets of IUB Trust remaining available for distribution to the holders of the Preferred Securities in liquidation of IUB Trust. The holders of not less than a majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against IUB Trust, the Guarantee Trustee or any other Person (as defined in the Guarantee). If the Company were to default on its obligation to pay amounts payable under the Subordinated Debentures, IUB Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, the holders of the Preferred Securities would not be able to rely upon the Guarantee for such amounts. In the event, however, that a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). The exercise by the Company of its right, as described herein, to defer the payment of interest on the Subordinated Debentures does not constitute a Debenture Event of Default. In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of the Subordinated Debentures--Debenture Events of Default," "--Enforcement of Certain Rights by Holders of Preferred Securities," and "Description of the Guarantee." The Trust Agreement provides that each holder of the Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

NO VOTING RIGHTS EXCEPT IN LIMITED CIRCUMSTANCES

    Holders of Preferred Securities will have no voting rights except in limited circumstances relating only to the modification of the Preferred Securities and the exercise of the rights of IUB Trust as holder of the Subordinated Debentures and the Guarantee. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, as such voting rights are vested exclusively in the holder of the Common Securities (except upon the occurrence of certain events described herein). The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that IUB Trust will be classified for United States Federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Removal of IUB Trust Trustees," and "--Voting Rights; Amendment of Trust Agreement."

POSSIBLE TAX LAW CHANGES

    Certain legislative proposals were made in 1996 and 1997 which were designed to eliminate the ability of issuers of certain instruments to deduct interest paid on those instruments. These proposals were not, however, incorporated into the legislation recently enacted as the Taxpayer Relief Act of 1997. Nevertheless, there can be no assurance that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debentures, and such legislation could be retroactive in effect. Consequently, there can be no assurance that a Tax Event will not occur. A Tax Event would permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities before, as well as after, December 31, 2002. See "Description of the Preferred Securities--Redemption--Tax Event Redemption, Capital Treatment Event Redemption or Investment

Company Event Redemption" and "Description of the Subordinate
Debentures--Redemption or Exchange" and "Certain Federal Income Tax Consequences--Effect of Recent Changes in Tax Laws."

REDEMPTION; EXCHANGE OF PREFERRED SECURITIES FOR SUBORDINATED DEBENTURES

    The Company has the right at any time to dissolve, wind-up or terminate IUB Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor in liquidation of IUB Trust. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The Company will have the right, in certain circumstances, to redeem the Subordinated Debentures in whole or in part, in lieu of a distribution of the Subordinated Debentures by IUB Trust, in which event IUB Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed by the Company. Any such distribution or redemption prior to the Stated Maturity will be subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the Preferred Securities-- Redemption--Tax Event Redemption, Capital Treatment Event Redemption or Investment Company Event Redemption."

    Under current United States Federal income tax law, a distribution of Subordinated Debentures upon the dissolution of IUB Trust would not be a taxable event to the holders of the Preferred Securities. If, however, IUB Trust were to be recharacterized as an association taxable as a corporation at the time of the dissolution of IUB Trust, the distribution of the Subordinated Debentures would likely constitute a taxable event to IUB Trust and the holders of the Preferred Securities. Moreover, a dissolution of IUB Trust in which holders of the Preferred Securities receive cash will be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Subordinated Debentures or Cash Upon Liquidation of IUB Trust."

    There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities upon a dissolution or liquidation of IUB Trust. The Preferred Securities or the Subordinated Debentures, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debentures, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein.


    If the Subordinated Debentures are distributed to the holders of the Preferred Securities upon the liquidation of IUB Trust, the Company will use its best efforts to list the Subordinated Debentures on the Nasdaq National Market or such stock exchanges, if any, on which the Preferred Securities are then listed.


TRADING PRICE; ABSENCE OF PRIOR PUBLIC MARKET FOR THE PREFERRED SECURITIES

    The Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder of Preferred Securities that disposes of its Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from IUB Trust for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include all accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Certain Federal Income Tax Consequences--Disposition of Preferred Securities."

    There is no current public market for the Preferred Securities. Although the Preferred Securities have been approved for quotation on the Nasdaq National Market, there can be no assurance that an active public market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. The public offering price for the Preferred Securities has been determined through negotiations between the Company and the Underwriter (as defined herein). Prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including prevailing interest rates, the liquidity of the market for the Preferred Securities, investor perceptions of the Company and general industry and economic conditions.


PREFERRED SECURITIES ARE NOT INSURED

    The Preferred Securities are not insured by the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") or by any other governmental agency.

RISK FACTORS RELATING TO THE COMPANY

NO ASSURANCE OF PTC MERGER

    The PTC Merger is subject to various conditions, including requisite shareholder and regulatory approvals. Accordingly, no assurance can be given that the PTC Merger will be consummated. If the PTC Merger is not consummated, the anticipated significant increase in the Company's capital base due to the PTC Merger will not be realized. Consequently, due to regulatory capital requirements, the Company's ability to utilize a portion of the offering proceeds for future acquisitions and other growth would be adversely affected if the PTC Merger is not consummated.

NO ASSURANCE OF SUCCESSFUL INTEGRATION OF PTC

    Based on September 30, 1997 financial information, the PTC Merger would increase the assets of the Company by approximately 89% to $645 million. See "Business of the Company--Recent Developments." The Company's ability to integrate the business and operations of PTC into its operations following the PTC Merger without adversely affecting the level of profitability of the Company cannot be assured.

STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

    The Company is a legal entity separate and distinct from the Banks, although the principal source of the Company's cash revenues is dividends from the Banks. The ability of the Company to pay the interest on, and principal of, the Subordinated Debentures will be significantly dependent on the ability of the Banks to pay dividends to the Company and the ability of the Company to realize a return on its investments in amounts sufficient to service the Company's debt obligations. Payment of dividends by the Banks is restricted by various legal and regulatory limitations.

    The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Preferred Securities to benefit indirectly from any such distribution) will be subject to the claims of the subsidiaries' creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim. As of September 30, 1997, the Company had indebtedness of $4.6 million at the Company level and, through its subsidiaries, indebtedness and other liabilities of approximately $307.3 million.

    The Banks are also subject to restrictions under Federal law that limit the transfer of funds by them to the Company, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by the Banks to the Company or any nonbank subsidiary of the Company are limited in amount to 10% of such Bank's capital and surplus and, with respect to the Company and all its nonbank subsidiaries, to an aggregate of 20% of such Bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Federal law also prohibits the Banks from purchasing "low-quality" assets from affiliates.

GROWTH STRATEGY

    The Company intends to pursue a growth strategy that includes acquisitions of commercial banks in non-urban areas. There are risks associated with the Company's acquisition strategy that could adversely affect net income. These risks include, among others, inaccurately assessing the asset quality of a particular institution or branch being acquired, encountering greater than anticipated costs of incorporating acquired businesses or branches into the Company, and being unable to deploy profitably funds acquired in an acquisition. There can be no assurances that the Company will be successful in implementing, or will have the necessary regulatory capital or acquisition opportunities to implement, its growth strategy. Moreover, the Company anticipates that it will be in substantial competition with other financial institutions for potential acquisition candidates and branches.

ADEQUACY OF ALLOWANCE FOR LOAN LOSSES

    The risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value of the collateral for the loan. Management maintains an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions and regular review of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the loan portfolio and provides an allowance for loan losses based upon a percentage of the aggregate balance of outstanding loans and specific loans for which ultimate collectibility is considered questionable. If management's assumptions and judgments prove to be incorrect and the allowance for loan losses is inadequate to absorb future credit losses, or if the bank regulatory authorities require any Bank to increase the allowance for loan losses, such Bank's earnings (and consequently the Company's earnings) could be significantly and adversely affected. Because certain lending activities involve greater risks, the percentage applied to specific loan types may vary.

    The Company actively manages its nonperforming loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate allowance for loan losses. Although management believes that its allowance for loan allowances is adequate, there can be no assurance that the allowance will prove sufficient to cover future credit losses. Further, although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or if adverse developments arise with respect to the Company's nonperforming or performing loans. Material additions to the Company's allowance for loan losses would result in a decrease in the Company's net income, possibly its capital, and could result in the inability to pay dividends, among other adverse consequences.

EFFECT OF INTEREST RATE FLUCTUATIONS AND ECONOMIC CONDITIONS

    The Company's consolidated results of operations depend to a large extent on the level of its net interest income, which is the difference between interest income from interest-earning assets (such as loans and investments) and interest expense on interest-bearing liabilities (such as deposits and borrowings). If interest-rate fluctuations cause its cost of funds to increase faster than the yield on its interest-earning assets, net interest income will be reduced. The Company measures its interest-rate risks monthly using static gap analyses. The differences between an institution's interest-rate sensitive assets and its interest-rate sensitive liabilities at a point in time is its gap position. A negative gap indicates that cumulative interest-rate sensitive liabilities exceed cumulative interest-rate sensitive assets for that period. A positive gap indicates that cumulative interest-rate assets exceed interest-rate sensitive liabilities for that period.

    Fluctuations in interest rates are not predictable or controllable. The Company endeavors to structure its asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates. However, there can be no assurance that the Company will be able to manage interest rate risk so as to avoid significant adverse effects in net interest income. At September 30, 1997, the Company had a one year cumulative negative gap of 8.9%. This negative one year gap position may have a negative impact on earnings in an increasing interest rate environment. While the Company uses various monitors of interest-rate risk, it is unable to predict future fluctuations in interest rates or the specific impact thereof.

COMPETITION

    Banking institutions operate in a highly competitive environment. The Company and the Banks compete with other bank or thrift holding companies, commercial banks, credit unions, savings institutions, finance companies, mortgage companies, mutual funds, and other financial institutions, many of which have substantially greater financial resources than the Company. Certain of these competitors offer products and services that are not offered by the Company and certain competitors are not subject to the same extensive laws and regulations as the Company. Federal and state legislation and/or regulations also affect the Company's competitiveness in the financial services business. It is impossible to predict the competitive impact on the Company of certain Federal and state legislation and/or regulations relating to the banking industry and interstate banking.

ECONOMIC CONDITIONS AND MONETARY POLICY

    The operating results of the Company will depend to a great extent upon the rate differentials that result from the difference between the income it receives from its loans, securities and other interest-earning assets and the interest expense it pays on its deposits and other interest-bearing liabilities. These rate differentials are highly sensitive to many factors beyond the control of the Company, including general economic conditions and the policies of various governmental and regulatory authorities, in particular the Federal Reserve.

    Like other depository institutions, the Company is affected by the monetary policies implemented by the Federal Reserve. A primary instrument of monetary policy employed by the Federal Reserve is the restriction of the expansion of the money supply through open market operations, including the purchase and sale of government securities and the adjustment of reserve requirements. These actions may at times result in significant fluctuations in interest rates, which could have adverse effects on the operations of the Company. In particular, the Company's ability to make loans and attract deposits, as well as public demand for loans, could be adversely affected.

LOCAL ECONOMIC CONDITIONS

    The success of the Company is dependent to a certain extent upon the general economic conditions in the geographic markets served by the Banks. Although the Company expects that economic conditions will be favorable in these markets, no assurance can be given that favorable economic conditions will prevail. Adverse changes in economic conditions in the geographic markets that the Banks serve could result in lower lending activity, impair the Bank's ability to collect existing loans, or otherwise have a negative effect on the operating results and financial condition of the Company.

GOVERNMENT REGULATION

    The Company and the Banks each are subject to extensive state and Federal governmental supervision, regulation and control. Future legislation and government policy could adversely affect the banking industry and the operations of the Company and the Bank. See "Business of the Company -- Regulation and Supervision of the Company," "-- Regulation and Supervision of the Subsidiary Banks" and "--Legislation."

                                USE OF PROCEEDS


    IUB Trust will use the gross proceeds received from the sale of the Preferred Securities to purchase Subordinated Debentures from the Company. The Company will receive approximately $18.3 million ($21.2 million if the Underwriter's over-allotment option is exercised in full) from the sale of the Subordinated Debentures to IUB Trust. Approximately $9.8 million, or 50% of the aggregate amount of the Preferred Securities offered hereby, is expected to qualify as Tier 1 capital or core capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve. Under such guidelines, capital received from the proceeds of the sale of the Preferred Securities cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation"). Consequently the amount of Preferred Securities in excess of the 25% Capital Limitation (approximately $9.7 million or 50% of the aggregate amount of the Preferred Securities) will constitute Tier 2 capital, or supplementary capital, of the Company. Subsequent to the PTC Merger, approximately $17.1 million, or 88% of the aggregate amount of the Preferred Securities, are expected to qualify as Tier 1 capital and $2.4 million, or 12% of the aggregate amount of the Preferred Securities, will constitute Tier 2 capital. The net proceeds to be received by the Company from the sale of the Subordinated Debentures will be used for financing growth, which may include branch acquisitions, the establishment of de novo branches and/or acquisitions of other financial institutions. Other than the PTC Merger, the Company does not have any specific plans, arrangements, agreements or understandings with any other person for any acquisitions at the current time. In addition, a portion of the proceeds may be used for general corporate purposes, including investments in or advances to Union Bank and/or Regional Bank and/or, following the completion of the PTC Merger, People's Trust. Pending any such use, the net proceeds may be invested in short-to-medium-term obligations. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds.


                      MARKET FOR THE PREFERRED SECURITIES


    The Preferred Securities have been approved for quotation on the Nasdaq National Market under the symbol "IUBCP." Although the Underwriter has informed the Company that it presently intends to make a market in the Preferred Securities, there can be no assurance that an active and liquid trading market will develop or, if developed, that such a market will continue. The offering price and distribution rate have been determined by negotiations among representatives of the Company and the Underwriter, and the offering price of the Preferred Securities may not be indicative of the market price following the offering. See "Underwriting."


                              ACCOUNTING TREATMENT

    IUB Trust will be treated, for financial reporting purposes, as a subsidiary of the Company and, accordingly, the accounts of IUB Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate category of long-term debt in the consolidated balance sheet of the Company under the caption "Guaranteed preferred beneficial interests in the Company's Subordinated Debentures," and appropriate disclosures about the Preferred Securities, the Guarantee and the Subordinated Debentures will be included in the notes to consolidated financial statements. The Company will record Distributions payable on the Preferred Securities as interest expense in its consolidated statements of income for financial reporting purposes.

    All future reports of the Company filed under the Exchange Act while the Preferred Securities are outstanding will (a) present the Trust Securities issued by IUB Trust on the balance sheet as a separate category of long-term debt item entitled "Guaranteed preferred beneficial interests in the Company's Subordinated Debentures," (b) include in a footnote to the financial statements disclosure that the sole assets of IUB Trust are the Subordinated Debentures (including the outstanding principal amount, interest rate and maturity date of such Subordinated Debentures), and (c) include in a footnote to the financial statements disclosure that the Company owns all of the Common Securities of IUB Trust, the sole assets of IUB Trust are the Subordinated Debentures, and the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of IUB Trust under the Preferred Securities.

                                 CAPITALIZATION

    The following table sets forth the unaudited historical consolidated capitalization of the Company as of September 30, 1997, the unaudited pro forma consolidated capitalization of the Company as of September 30, 1997, as if the PTC Merger had taken place as of that date, and such historical consolidated and pro forma capitalization as adjusted in each case to give effect to the consummation of the Offering (assuming the Underwriter's over-allotment option is not exercised). The following data should be read in conjunction with the financial information included in this Prospectus or incorporated herein by reference. See "Company Selected Financial Data," "PTC Selected Financial Data," "Pro Forma Selected Financial Data," "Incorporation of Certain Documents by Reference" and "Index to Consolidated Financial Statements and Pro Forma Consolidated Financial Statements."


                                                                                           PRO FORMA CONSOLIDATED
                                                                     SEPTEMBER 30, 1997      SEPTEMBER 30, 1997
                                                                   ----------------------  ----------------------
                                                                    ACTUAL    AS ADJUSTED   ACTUAL    AS ADJUSTED
                                                                   ---------  -----------  ---------  -----------
                                                                               (DOLLARS IN THOUSANDS)
LONG-TERM DEBT:
  Notes payable..................................................  $   4,625   $   4,625   $   4,875   $   4,875
  Guaranteed preferred beneficial interests in the Company's
    Subordinated Debentures(1)...................................                 19,500                  19,500
                                                                   ---------  -----------  ---------  -----------
      Total long-term debt.......................................      4,625      24,125       4,875      24,375
                                                                   ---------  -----------  ---------  -----------
SHAREHOLDERS' EQUITY:
  Preferred stock, 400,000 shares authorized, none issued and outstanding
  Common stock, $1.00 par value, 3,000,000 shares authorized,
    1,250,897 shares issued, actual; 2,387,314 issued, pro forma
    combined.....................................................      1,251       1,251       2,387       2,387
  Paid-in capital................................................     10,677      10,677      21,006      21,006
  Retained earnings..............................................     17,669      17,669      29,778      29,778
  Net unrealized gains on investment securities available for
    sale.........................................................        487         487         653         653
                                                                   ---------  -----------  ---------  -----------
      Total shareholders' equity.................................     30,084      30,084      53,824      53,824
                                                                   ---------  -----------  ---------  -----------
      Total capitalization.......................................  $  34,709   $  54,209   $  58,699   $  78,199
                                                                   ---------  -----------  ---------  -----------
                                                                   ---------  -----------  ---------  -----------
CAPITAL RATIOS:
  Shareholders' equity to total assets...........................       8.80%       8.33%       8.35%       8.10%
  Leverage ratio(2)(3)...........................................       8.58       11.41        7.96       10.60
  Risk-based capital ratios(3)(4)................................
    Tier 1 capital to risk-weighted assets.......................      13.46       16.48       12.15       12.63
    Total risk-based capital to risk-weighted assets.............      14.68       23.57       13.24       17.85


------------------------------


(1) In connection with the issuance of the preferred beneficial interest in the Company's Subordinated Debentures, the Company estimates it will incur expenses of $1,155,000 (including Underwriter's compensation of $780,000). The Subordinated Debentures will mature on December 31, 2027, which date may be, if certain conditions are met, (a) shortened to a date not earlier than December 31, 2002, or (b) extended to a date not later than December 31, 2036.


(2) The leverage ratio is Tier 1 capital divided by adjusted total assets after deducting intangible assets.

(3) The capital ratios, as adjusted, are computed including the total estimated proceeds from the sale of the Preferred Securities, in a manner consistent with Federal Reserve guidelines.

(4) Federal Reserve guidelines for calculation of Tier 1 capital to risk-weighted assets limit the amount of cumulative preferred stock which can be included in Tier 1 capital to 25% of total Tier 1 capital. Approximately $9.8 million (or $17.1 million following the PTC Merger) of the aggregate amount of the Preferred Securities offered hereby will be included as Tier 1 capital for the Company.

                        COMPANY SELECTED FINANCIAL DATA

    The following table sets forth on a consolidated basis certain selected financial data of the Company and is based on the consolidated financial statements of the Company, including the notes thereto, included elsewhere in this Prospectus, and should be read in conjunction therewith. See "Index to Consolidated Financial Statements and Pro Forma Consolidated Financial Statements." Interim unaudited data for the nine months ended September 30, 1997 and 1996 reflect, in the opinion of management of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for any other interim period or for the entire year.

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,                  YEARS ENDED DECEMBER 31,
                                                          ----------------------  ----------------------------------------------
                                                             1997        1996        1996        1995        1994        1993
                                                          ----------  ----------  ----------  ----------  ----------  ----------
                                                               (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED RESULTS OF OPERATIONS:
  Interest income.......................................  $   19,398  $   17,692  $   23,967  $   22,835  $   22,202  $   24,226
  Interest expense......................................       9,639       8,868      12,006      11,852      10,901      12,345
                                                          ----------  ----------  ----------  ----------  ----------  ----------
  Net interest income...................................       9,759       8,824      11,961      10,983      11,301      11,881
  Provision for loan losses.............................         183          90         150          30         115         357
                                                          ----------  ----------  ----------  ----------  ----------  ----------
  Net interest income after provision for loan losses...       9,576       8,734      11,811      10,953      11,186      11,524
  Non-interest income...................................       1,370       1,093       1,502       1,456       2,588       1,628
  Non-interest expense..................................       6,201       6,608       8,619       8,229       9,040       9,243
                                                          ----------  ----------  ----------  ----------  ----------  ----------
  Income before income tax expense and cumulative effect
    of change in accounting method......................       4,745       3,219       4,694       4,180       4,734       3,909
  Income tax expense....................................       1,877       1,420       2,001       1,651       1,864       1,437
                                                          ----------  ----------  ----------  ----------  ----------  ----------
  Income before cumulative effect of change in
    accounting method...................................       2,868       1,799       2,693       2,529       2,870       2,472
  Cumulative effect of change in accounting method......      --          --          --          --          --             450
                                                          ----------  ----------  ----------  ----------  ----------  ----------
  Net income............................................  $    2,868  $    1,799  $    2,693  $    2,529  $    2,870  $    2,922
                                                          ----------  ----------  ----------  ----------  ----------  ----------
                                                          ----------  ----------  ----------  ----------  ----------  ----------
PER SHARE DATA:(1)
  Earnings per common share.............................  $     2.29  $     1.40  $     2.11  $     1.91  $     2.17  $     2.19
  Cash dividends declared...............................        0.74        0.61        0.83        0.69        0.60        0.51
  Book value............................................       24.05       21.38       22.18       20.98       17.49       17.99
  Dividend payout ratio(2)..............................       32.28%      42.42%      39.29%      36.12%      25.15%      21.16%
SELECTED BALANCE SHEET DATA:(3)
  Assets................................................  $  342,051  $  321,397  $  328,346  $  313,067  $  306,047  $  355,992
  Securities............................................      71,422      85,042      81,187      80,651      91,954     125,081
  Loans.................................................     244,237     215,028     219,483     201,355     194,736     205,508
  Allowance for loan losses.............................       2,670       2,823       2,506       2,754       2,784       2,682
  Deposits..............................................     285,760     271,031     276,402     262,346     261,371     310,063
  Long-term debt........................................       4,625       5,500       5,000       6,000       7,500       9,375
  Preferred stock.......................................      --          --          --           2,000       2,400       2,700
  Total shareholders' equity............................      30,084      26,738      27,749      28,245      24,282      25,203
PERFORMANCE RATIOS:(4)
  Return on average equity..............................       13.39%       8.82%       9.89%       9.73%      12.18%      12.61%
  Return on average assets..............................        1.14        0.77        0.85        0.82        0.86        0.81
  Net interest margin (fully taxable equivalent)........        4.13        3.98        4.00        3.77        3.57        3.52
ASSET QUALITY RATIOS:
  Allowance for loan losses to loans(3).................        1.09%       1.31%       1.14%       1.37%       1.43%       1.31%
  Non-performing loans to total loans(3)................        0.09        0.68        0.57        0.80        0.59        0.60
  Net loan losses to average loans......................        0.01        0.01        0.19        0.03        0.01        0.18
CAPITAL RATIOS:
  Average equity to average assets......................        8.55%       8.82%       8.69%       8.70%       7.39%       6.83%
  Tier 1 risk-based capital ratio(3)....................       13.46       13.94       13.81       15.32       15.86       12.87
  Total risk-based capital ratio(3).....................       14.68       15.18       15.05       16.57       17.11       14.12
  Leverage ratio........................................        8.58        8.29        8.31        8.84        8.69        7.01
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS:(5)
  Including interest on deposits........................        1.49x       1.36x       1.39x       1.35x       1.42x       1.31x
  Excluding interest on deposits........................        6.88        4.45        4.82        3.36        4.45        4.14


                                                             1992
                                                          ----------


SELECTED RESULTS OF OPERATIONS:
  Interest income.......................................  $   28,029
  Interest expense......................................      15,545
                                                          ----------
  Net interest income...................................      12,484
  Provision for loan losses.............................         686
                                                          ----------
  Net interest income after provision for loan losses...      11,798
  Non-interest income...................................       1,572
  Non-interest expense..................................       8,834
                                                          ----------
  Income before income tax expense and cumulative effect
    of change in accounting method......................       4,536
  Income tax expense....................................       1,674
                                                          ----------
  Income before cumulative effect of change in
    accounting method...................................       2,862
  Cumulative effect of change in accounting method......      --
                                                          ----------
  Net income............................................  $    2,862
                                                          ----------
                                                          ----------
PER SHARE DATA:(1)
  Earnings per common share.............................  $     2.14
  Cash dividends declared...............................        0.42
  Book value............................................       16.27
  Dividend payout ratio(2)..............................       17.89%
SELECTED BALANCE SHEET DATA:(3)
  Assets................................................  $  368,924
  Securities............................................     131,372
  Loans.................................................     204,000
  Allowance for loan losses.............................       2,686
  Deposits..............................................     323,777
  Long-term debt........................................      10,645
  Preferred stock.......................................       3,000
  Total shareholders' equity............................      23,347
PERFORMANCE RATIOS:(4)
  Return on average equity..............................       13.88%
  Return on average assets..............................        0.79
  Net interest margin (fully taxable equivalent)........        3.66
ASSET QUALITY RATIOS:
  Allowance for loan losses to loans(3).................        1.32%
  Non-performing loans to total loans(3)................        1.38
  Net loan losses to average loans......................        0.49
CAPITAL RATIOS:
  Average equity to average assets......................        6.11%
  Tier 1 risk-based capital ratio(3)....................       12.09
  Total risk-based capital ratio(3).....................       13.34
  Leverage ratio........................................        6.25
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS:(5)
  Including interest on deposits........................        1.29x
  Excluding interest on deposits........................        4.34


------------------------

(1) Per share data has been restated to give retroactive effect to a 10% stock dividend in 1994.

(2) For all periods except for the nine months ended September 30, 1997, common stock cash dividends as a percentage of net income adjusted for preferred stock dividends. All preferred stock of the Company was redeemed in late 1996.

(3) At period end.

(4) Performance ratios for the nine-month periods are annualized.

(5) Earnings consist of income before income tax expense plus interest expense. Fixed charges consist of interest expense. The portion of rent expense deemed to be interest has been excluded since it is not material in any of the periods presented. Preferred stock dividends represent the pretax earnings required to cover preferred stock dividends.

                          PTC SELECTED FINANCIAL DATA

    The following table sets forth on a consolidated basis certain selected financial data of PTC and is based on the consolidated financial statements of PTC, including the notes thereto, included elsewhere in this Prospectus, and should be read in conjunction therewith. See "Index to Consolidated Financial Statements and Pro Forma Consolidated Financial Statements." Interim unaudited data for the nine months ended September 30, 1997 and 1996 reflect, in the opinion of management of PTC, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for any other interim period or for the entire year.


                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1997       1996       1996       1995       1994       1993       1992
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               (UNAUDITED)
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED RESULTS OF OPERATIONS:
Interest income..........................  $  17,234  $  15,804  $  21,319  $  19,420  $  15,938  $  13,750  $  12,461
Interest expense.........................      8,679      8,121     10,897      9,835      7,255      6,216      6,104
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income......................      8,555      7,683     10,422      9,585      8,683      7,534      6,357
Provision for loan losses................        610        616        828        740        450        560        505
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income after provision for
  loan losses............................      7,945      7,067      9,594      8,845      8,233      6,974      5,852
Non-interest income......................      1,860      1,762      2,349      1,902      1,876      1,847      1,230
Non-interest expense.....................      5,918      5,272      7,103      6,639      6,629      5,627      4,521
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income tax expense and
  cumulative effect of change in
  accounting method......................      3,887      3,557      4,840      4,107      3,480      3,194      2,561
Income tax expense.......................      1,185      1,166      1,564      1,200      1,079      1,025        793
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before cumulative effect of change
  in accounting method...................      2,702      2,391      3,276      2,907      2,401      2,169      1,768
Cumulative effect of change in accounting
  method.................................     --         --         --         --         --            186     --
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...............................  $   2,702  $   2,391  $   3,276  $   2,907  $   2,401  $   2,355  $   1,768
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:(1)
Earnings per common share................  $    2.64  $    2.31  $    3.17  $    2.86  $    2.51  $    2.57  $    1.93
Cash dividends declared..................       0.60       0.48       0.66       0.53       0.41       0.35       0.32
Book value...............................      23.13      20.22      21.14      18.91      15.52      14.37      12.08
Dividend payout ratio....................      22.58      20.49      20.72%     18.66%     16.33%     13.71%     16.83%

SELECTED BALANCE SHEET DATA:(2)
Assets...................................  $ 302,734  $ 272,776  $ 296,576  $ 264,712  $ 241,577  $ 198,669  $ 191,486
Securities...............................     53,893     65,092     63,594     57,927     55,925     44,152     39,005
Loans....................................    220,653    188,770    196,963    173,179    159,096    134,778    119,330
Allowance for loan losses................      1,969      2,155      2,000      1,722      1,601      1,359      1,026
Deposits.................................    275,679    248,642    271,127    241,734    222,299    181,437    175,905
Long-term debt...........................        250        608        500      1,000      1,408      2,200      2,200
Total shareholders' equity...............     23,740     20,753     21,653     19,218     15,767     13,155     11,058

PERFORMANCE RATIOS:(3)
Return on average equity.................      15.97%     15.84%     16.05%     16.48%     16.78%     19.53%     17.27%
Return on average assets.................       1.23       1.19       1.21       1.18       1.07       1.27       1.20
Net interest margin (fully taxable
  equivalent)............................       4.46       4.38       4.39       4.37       4.37       4.58       4.88

ASSET QUALITY RATIOS:
Allowance for loan losses to loans(2)....       0.89%      1.14%      1.02%      0.99%      1.01%      1.00%      0.86%
Non-performing loans to total loans(2)...       1.09       1.25       0.93       0.84       0.19       0.50       0.58
Net loan losses to average loans.........       0.41       0.13       0.30       0.36       0.14       0.19       0.31

CAPITAL RATIOS:
Average equity to average assets.........       7.71%      7.54%      7.55%      7.14%      6.37%      6.51%      6.97%
Tier 1 risk-based capital ratio(2).......      10.73      10.78      10.54      10.19         (4)      9.76         (4)
Total risk-based capital ratio(2)........      11.70      12.00      11.60      11.21         (4)     10.90         (4)
Leverage ratio...........................       7.26       7.05       6.73       6.55         (4)      5.87         (4)


------------------------------

(1) Per share data has been restated to give retroactive effect for stock dividends and splits.

(2) At period end.

(3) Performance ratios for the nine-month periods are annualized.

(4) Information not readily available.

                       PRO FORMA SELECTED FINANCIAL DATA

    The following table sets forth certain unaudited pro forma condensed combined financial data for the Company giving effect to the PTC Merger, which will be accounted for as a pooling of interests, as if it had occurred as of the beginning of the periods indicated herein, after giving effect to the pro forma adjustments described in the notes to the Company and PTC Unaudited Pro Forma Consolidated Financial Statements. This information should be read in conjunction with the historical consolidated financial statements of the Company and PTC, including the respective notes thereto, which are included elsewhere in this Prospectus, and in conjunction with the consolidated historical financial data for the Company and PTC and the other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus. See "Index to Consolidated Financial Statements and Pro Forma Consolidated Financial Statements," "Company Selected Financial Data" and "PTC Selected Financial Data." The unaudited pro forma condensed combined financial data are not necessarily indicative of the results that actually would have occurred had the PTC Merger occurred as of the beginning of the periods indicated herein, or that may be obtained in the future.

                                                          NINE MONTHS ENDED
                                                         SEPTEMBER 30, 1997           YEAR ENDED DECEMBER 31, 1996
                                                   -------------------------------  ---------------------------------
                                                                            PRO                               PRO
                                                    COMPANY      PTC     FORMA(1)    COMPANY      PTC      FORMA(1)
                                                   ---------  ---------  ---------  ---------  ---------  -----------

                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED RESULTS OF OPERATIONS:
Interest income..................................  $  19,398  $  17,234  $  36,632  $  23,967  $  21,319   $  45,286
Interest expense.................................      9,639      8,679     18,318     12,006     10,897      22,903
                                                   ---------  ---------  ---------  ---------  ---------  -----------
Net interest income..............................      9,759      8,555     18,314     11,961     10,422      22,383
Provision for loan losses........................        183        610        793        150        828         978
                                                   ---------  ---------  ---------  ---------  ---------  -----------
Net interest income after provision for loan
  losses.........................................      9,576      7,945     17,521     11,811      9,594      21,405
Non-interest income..............................      1,370      1,860      3,230      1,502      2,349       3,851
Non-interest expense.............................      6,201      5,918     12,119      8,619      7,104      15,723
                                                   ---------  ---------  ---------  ---------  ---------  -----------
Income before income tax expense.................      4,745      3,887      8,632      4,694      4,839       9,533
Income tax expense...............................      1,877      1,185      3,062      2,001      1,563       3,564
                                                   ---------  ---------  ---------  ---------  ---------  -----------
Net income.......................................  $   2,868  $   2,702  $   5,570  $   2,693  $   3,276   $   5,969
                                                   ---------  ---------  ---------  ---------  ---------  -----------
                                                   ---------  ---------  ---------  ---------  ---------  -----------
PER SHARE DATA:(2)
Earnings per common share........................  $    2.29  $    2.64  $    2.33  $    2.11  $    3.17   $    2.49
Cash dividends declared..........................       0.74       0.60       0.74       0.83       0.66        0.83
Book value.......................................      24.05      23.13      22.55      22.18      21.14       20.77
Dividend payout ratio(3).........................      32.28%     22.58%     31.72%     39.29%     20.72%      33.35%
SELECTED BALANCE SHEET DATA:(4)
Assets...........................................  $ 342,051  $ 302,734  $ 644,785  $ 328,346  $ 296,576   $ 624,922
Securities.......................................     71,422     53,893    125,315     81,187     63,594     144,781
Loans............................................    244,237    220,653    464,890    219,483    196,963     416,446
Allowance for loan losses........................      2,670      1,969      4,639      2,506      2,000       4,506
Deposits.........................................    285,760    275,679    561,439    276,402    271,127     547,529
Long-term debt...................................      4,625        250      4,875      5,000        500       5,500
Shareholders' equity.............................     30,084     23,740     53,824     27,749     21,653      49,402
PERFORMANCE RATIOS:(5)
Return on average equity.........................      13.39%     15.97%     14.54%      9.89%     16.05%      12.56%
Return on average assets.........................       1.14       1.23       1.19       0.85       1.21        1.02
Net interest margin (fully taxable equivalent)...       4.13       4.46       4.30       4.00       4.39        4.18
ASSET QUALITY RATIOS:
Allowance for loan losses to loans(4)............       1.09%      0.89%      1.00%      1.14%      1.02%       1.08%
Non-performing loans to total loans(4)...........       0.09       1.09       0.39       0.57       0.93        0.72
Net loan losses to average loans.................       0.01       0.41       0.15       0.19       0.30        0.24
CAPITAL RATIOS:
Average equity to average assets.................       8.55%      7.71%      8.16%      8.69%      7.55%       8.17%
Tier 1 risk-based capital ratio(4)...............      13.46      10.73      12.15      13.81      10.54       12.22
Total risk-based capital ratio(4)................      14.68      11.70      13.24      15.05      11.60       13.38
Leverage ratio...................................       8.58       7.26       7.96       8.31       6.73        7.57
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS:(6)
Including interest on deposits...................       1.49x      1.45x      1.47x      1.39x      1.44x       1.41x
Excluding interest on deposits...................       6.88     150.50      11.36       4.82      81.65        8.39


------------------------------
(1) Pro forma income statement data assumes the acquisition of PTC occurred on January 1, 1996. Pro forma balance sheet data assumes the acquisition of PTC occurred at the end of the period presented.

(2) Per share data has been restated to give retroactive effect to PTC's 10% stock dividend in 1996.

(3) For the year ended December 31, 1996, common stock cash dividends as a percentage of net income adjusted for preferred stock dividends. All preferred stock of the Company was redeemed in late 1996.

(4) At period end.

(5) Performance ratios for the nine-month period are annualized.

(6) Earnings consist of income before income tax expense plus interest expense. Fixed charges consist of interest expense. The portion of rent expense deemed to be interest has been excluded since it is not material in any of the periods presented. Preferred stock dividends represent the pretax earnings required to cover preferred stock dividends.

      COMPANY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    CERTAIN STATEMENTS IN THIS SECTION CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY OR PTC TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

RESULTS OF OPERATIONS

    Earnings for the third quarter of 1997 increased 185% to $906,000 compared to the same quarter of 1996. Earnings for the first nine months of 1997 increased 59% to $2,868,000 compared to the same period in 1996.

    Legislation enacted on September 30, 1996 together with companion legislation enacted earlier in the quarter resulted in a $474,000 reduction in 1996 net income for the three-month and nine-month periods ended September 30, 1996. The legislation required a special assessment on thrift institutions, based on March 1995 deposit levels, in order to recapitalize the SAIF, resulting in a pre-tax charge of $545,000. Additionally, a tax advantage available to thrift institutions in the calculation of allowable tax bad debt reserves was eliminated, granting forgiveness of any tax liability prior to 1987, but resulting in an income tax expense of $145,000 on the bad debt reserve recapture since January 1, 1987.

    Before the nonrecurring charges, net income for the first nine months of 1996 would have been $2,273,000 and earnings for the third quarter would have been $792,000. Compared with adjusted 1996 income, earnings for the third quarter of 1997 increased 14% and year-to-date earnings increased 26%.

    Non-interest income in 1997 reflects approximately $179,000 of nonrecurring income from the sale of other real estate owned. Insurance commissions in 1997 declined due mainly to lower levels of profit sharing income based on claims experience. Trust income and service charge income for 1997 increased over the prior year period. Non-interest expense reflects increased salaries and employee benefits and reduced FDIC assessments (excluding the special 1996 assessment) due to a lower insurance assessment rate.

    Net income per common share for the third quarter equaled $0.72 in 1997, compared to $0.25 in 1996. Per share earnings for the first nine months of 1997 and 1996 were $2.29 and $1.40 respectively. Net income for 1996 was reduced by $0.38 per common share due to the nonrecurring charges for the special SAIF assessment and expense related to the tax law change. Excluding the nonrecurring charges, net income per common share for the third quarter of 1996 would have equaled $0.63 and nine-month net income per common share would have equaled $1.78.

    The Company's return on average total assets for the third quarter was 1.06% in 1997, and 0.40% in 1996. Year-to-date return on average total assets was 1.14% and 0.77% for 1997 and 1996. Before the nonrecurring charges, return on average assets in 1996 would have been 0.99% for the third quarter and 0.97% year-to-date.

    Return on average common shareholders' equity for the third quarter was 12.17% in 1997 and 4.66% in 1996. Year-to-date return on average shareholders' equity was 13.39% and 8.82% for 1997 and 1996, respectively. Without the nonrecurring charges, return on average common shareholders' equity in 1996 would have been 11.69% for the third quarter and 11.21% year-to-date.

NET INTEREST INCOME

    The volume and yield of earning assets and the cost of interest-bearing liabilities influence net interest income. Net interest margin reflects the mix of interest-bearing and non-interest-bearing liabilities that fund earning assets, as well as interest spreads between the rates earned on these assets and the rates paid on interest-bearing liabilities. Third quarter net interest income of $3,312,000 in 1997 increased 10% from $3,002,000 in 1996. The first nine months of net interest income increased by $935,000 or 11% over the same period in 1996.

    Throughout 1996 and the current year, the Company has employed a deposit-pricing strategy focused on retaining and attracting lower cost short-to-medium term funds. Management correctly anticipated a relatively flat rate environment throughout 1996 and thus far into 1997. The Company believes this strategy greatly enhanced 1996 net interest income and has had a positive effect on the first nine months of 1997 earnings, even though interest rates have increased slightly since year-end 1996. In the first nine months of 1997, the Company increased its net interest margin to 4.13% or 15 basis points over the same period last year.

PROVISION FOR LOAN LOSSES

    This topic is discussed under the heading "--Loans, Credit Risk and the Allowance and Provision for Possible Loan Losses".

NON-INTEREST INCOME

    Non-interest income in the first nine months of 1997 exceeded the prior year period by $277,000 or 25%. Nonrecurring non-interest income of $179,000 was realized on the sale of real estate acquired in 1996 in lieu of foreclosure. Net security losses of $80,000 were realized in the first nine months of 1997 compared to no gain or loss for the same period in 1996. Third quarter non-interest income declined from the same period last year by $16,000 primarily as a result of securities losses of $83,000 during the third quarter of 1997.

    Service charges on deposit accounts represent the largest component of the first nine months of 1997 recurring non-interest income, equaling 32% in 1997 and 35% in 1996. Service charges on deposit accounts in the first nine months of 1997 increased by $84,000, or 22%, primarily due to the strong growth in a new interest-bearing checking account introduced in early 1996. Deposit growth, interest rate variables and non-sufficient funds charges have also affected service charge income in 1997. Management believes that throughout the remainder of 1997 the Company will experience additional deposit growth, generating even higher service charge income. Insurance commissions declined $27,000 in the first nine months of 1997 compared to the same period last year. This decline represents the loss of year-end profit sharing programs from primary carriers due to poor claims experience and to a lower volume of business. Trust income increased $19,000 over 1996 due to an increase in estate income and assets under management. The level of estate assets administered may cause trust income to fluctuate significantly from year to year.

                              NON-INTEREST INCOME

                                                                  1997                    1996
                                                         ----------------------  ----------------------
                                                                        NINE                    NINE
                                                           3RD QTR     MONTHS      3RD QTR     MONTHS
                                                         -----------  ---------  -----------  ---------
                                                                     (DOLLARS IN THOUSANDS)
Insurance commissions..................................   $     102   $     316   $      90   $     343
Trust fees.............................................          56         169          50         150
Service charges on deposit accounts....................         157         462         136         378
Loss on sales of securities............................         (83)        (80)     --          --
Other income...........................................         111         503          83         222
                                                              -----   ---------       -----   ---------
                                                          $     343   $   1,370   $     359   $   1,093
                                                              -----   ---------       -----   ---------
                                                              -----   ---------       -----   ---------

NON-INTEREST EXPENSE

    The largest component of non-interest expense is personnel expense. Personnel expenses increased in the first nine months of 1997 by $105,000, or 3%. Improvements in technology implemented in the past 21 months have enabled the Company to effectively control staffing levels during the periods presented. Normal staff salary adjustments and increased benefit costs have been incurred in both 1997 and 1996. Both periods include amounts accrued in connection with the employee performance incentive compensation plan. Personnel expenses for the full year in 1997 are not expected to change materially from 1996.

    The 1997 omnibus-spending package enacted on September 30, 1996 required the thrift industry to recapitalize SAIF with a one-time assessment, based on March 31, 1995 deposits, and delayed a pro rata sharing of the Financing Corp. ("FICO") bond interest payments for three years. The one-time assessment imposed on Regional Bank equaled approximately $545,000 and reduced 1996 third quarter earnings.

    Deposit insurance premiums (excluding the $545,000 special assessment in 1996) were $87,000 less in 1997 compared to the same prior year period due to an overall lower rate on which the insurance premium was calculated. Since the bank insurance fund reached a mandated funding level in 1995, the 1996 assessment rate for the Company's commercial bank was reduced to the $2,000 per year minimum level permissible increasing to 1.29 cents per $100 of deposits in 1997.

    Through the year 1999, thrift institutions will pay approximately five times higher assessment rates than commercial banks (6.44 cents versus 1.29 cents per $100 of deposits), but this is a significant reduction from the 23 cents per $100 of deposits assessed prior to September 30, 1996. Commencing in the year 2000, commercial banks and thrifts will pay the same assessment rate of 2.43 cents per $100 of deposits. Based on current deposit levels and projected growth, Regional Bank will save approximately $540,000 in the three-year period through 1999 due to the lower assessment rate.

                              NON-INTEREST EXPENSE

                                                                 1997                  1996
                                                         --------------------  --------------------
                                                                      NINE                  NINE
                                                          3RD QTR    MONTHS     3RD QTR    MONTHS
                                                         ---------  ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Salaries and employee benefits.........................  $   1,198  $   3,483  $   1,118  $   3,378
Premises and equipment expenses........................        390      1,168        365      1,124
Professional fees......................................         55        161         54        163
Amortization of core deposit intangibles...............          7         23          9         27
Deposit insurance/supervisory assessment...............         35        104         63        191
FDIC special assessment................................     --         --            545        545
Stationery, printing, supplies.........................         86        259         73        222
Insurance..............................................         25         77         22         80
Postage................................................         43        138         41        140
Other operating expenses...............................        258        788        272        738
                                                         ---------  ---------  ---------  ---------
                                                         $   2,097  $   6,201  $   2,562  $   6,608
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

INCOME TAXES

    In August 1996, President Clinton signed into law the Small Business Job Protection Act of 1996. Included within that tax legislation was the repeal of certain bad debt provisions applicable to thrifts. The percent-of-taxable-income method for computing additions to the thrift tax bad debt reserves for years beginning after December 31, 1995 was eliminated. The bill also required that thrift institutions recapture all or a portion of their tax bad debt reserves added since December 31, 1987. Accordingly, the Company recorded a $145,000 income tax expense in the third quarter of 1996 related to the tax bad debt reserve recapture for Regional Bank. The unrecaptured base year reserve at December 31, 1987 will not be subject to recapture as long as the institution continues to carry on the business of banking.

    The effective tax rate (excluding the aforementioned bad debt reserve recapture) for the first nine months was approximately 40% for both 1997 and 1996. The Company and its subsidiaries will file consolidated income tax returns for 1997.

FINANCIAL CONDITION

    Total assets at September 30, 1997 increased $13,705,000 to $342,051,000 from $328,346,000 at December 31, 1996.

    Total average loans for the first nine months of 1997 have increased $27,210,000 or 13% and average instalment loans have increased $14,569,000 or 70% compared to the same period in 1996. Average loans represent approximately 69% of average assets in the first nine months of 1997 compared to 66% for the same period in 1996. Management intends to continue to emphasize loan growth throughout the remainder of 1997. Securities maturities and increased deposits have been used to fund loan growth in 1997.

    Average earning assets represented 95% of average total assets for the first nine months of 1997 and 1996.

    Average non-interest-bearing deposits for the first nine months of 1997 increased 7% compared to the same period in 1996. Average interest-bearing deposits increased $19,721,000 or 8% for the 1997 period compared to 1996. Average interest-bearing demand deposits increased $10,098,000 for the nine months in 1997 compared to 1996, primarily due to the success of a new interest-bearing checking account introduced early in 1996. Average savings accounts have decreased slightly for the 1997 period compared to 1996. Average money market investment accounts decreased $5,437,000 or 15% compared to the prior year due to the shifting of funds to the new interest-bearing demand deposit. Average certificates of deposit and other time deposits increased approximately $15,501,000 for the nine months in 1997 compared to the prior year period.

    Long-term debt is primarily the balance of the Company's loan for the purchase of Regional Bank. A principal payment of $375,000 was paid on June 30, 1997. During the third quarter of 1997, the Company negotiated the refinancing of the balance of its outstanding debt of $4,625,000, which was originally due December 31, 1997. The new note will mature on July 1, 2002 and requires a principal payment of $125,000 on January 1, 1998 and $500,000 semiannual payments thereafter on July 1 and January 1 until maturity. Interest will be paid quarterly. The loan shall bear interest at a rate equal to the lender's prime rate, less 25 basis points and at the Company's option, all or any portion of the outstanding balance may bear interest at a fixed rate equal to 150 basis points above LIBOR for one, two, three, six or twelve month interest periods. The loan is secured by the capital stock of the Company's subsidiaries and the loan agreement contains restrictions on debt, guarantees and mergers, in addition to other affirmative and negative covenants. The Company believes it has complied with all terms and covenants of the loan agreement.

    Shareholders' equity was $30,084,000 on September 30, 1997 compared to $27,749,000 at year-end 1996. Book value per common share increased to $24.05 or 8% from $22.18 at December 31, 1996. The unrealized gain on securities available for sale, net of taxes, totaled $487,000 or $0.39 per share at September 30, 1997 compared to an unrealized gain of $95,000 or $0.07 at year end 1996. Excluding the net unrealized gains on securities available for sale, book value per share was $23.66 at September 30, 1997 or an increase of 7% over the comparable book value at year end 1996. The Company redeemed $1,000,000 of its preferred stock in March 1996, $500,000 in June 1996 and the remainder in September 1996. Commencing October 1, 1996, all earnings accrue solely to the common shareholders.

LOANS, CREDIT RISK AND THE ALLOWANCE AND PROVISION FOR POSSIBLE LOAN LOSSES

    Total loans increased $24,754,000 or 11% since December 31, 1996 primarily reflecting the expansion of the consumer loan portfolio and management's emphasis on indirect automobile financing, which began in late 1995 and has continued to the present. Consumer loans increased to $42,340,000 or 54% since December 31, 1996. The Company's emphasis on increasing consumer loans provides greater diversification within the portfolio and generates higher yields than residential real estate loans.

    Net chargeoffs were $19,000 at September 30, 1997 compared to net chargeoffs of $21,000 at September 30, 1996. As a percentage of average loans, net chargeoffs equaled 0.01% respectively for September 30, 1997 and 1996. In prior periods, the Company has historically outperformed its peer group's net loan loss average. Although peer group data for the third quarter of 1997 is not yet available, management believes that trend should continue.

    The adequacy of the allowance for loan losses in each subsidiary is reviewed at least monthly. The determination of the provision amount in any period is based on management's continuing review and evaluation of loan loss experience, changes in the composition of the loan portfolio, current economic conditions, the amount of loans presently outstanding, and the amount and composition of growth expectations. The allowance for loan losses as of September 30, 1997 is considered adequate by management.

                      SUMMARY OF ALLOWANCE FOR LOAN LOSSES

                                                                NINE MONTHS
                                                                   ENDED       YEAR ENDED
                                                               SEPTEMBER 30,  DECEMBER 31,
                                                                   1997           1996
                                                               -------------  -------------
                                                                  (DOLLARS IN THOUSANDS)
Balance at beginning of period...............................    $   2,506      $   2,754
Chargeoffs...................................................         (189)          (456)
Recoveries...................................................          170             58
Provision for loan losses....................................          183            150
                                                                    ------         ------
Balance at end of period.....................................    $   2,670      $   2,506
                                                                    ------         ------
                                                                    ------         ------
Ratio of net chargeoffs to average loans outstanding during
  the period.................................................          .01%           .19%
Ratio of provision for loan losses to average loans
  outstanding during the period..............................          .08%           .07%
Ratio of allowance to total loans at end of period...........         1.09%          1.14%

INVESTMENT SECURITIES

    The Company's investment policy prohibits trading activities and does not allow investment in high-risk derivative products or junk bonds. All investment securities are classified as "available for sale" ("AFS") and are carried at fair value with unrealized gains and losses, net of taxes, excluded from earnings and reported as a separate component of shareholders' equity. A net unrealized gain of $815,000 was recorded to adjust the AFS portfolio to current market value at September 30, 1997 compared to a net unrealized gain of $167,000 at December 31, 1996.

    At September 30, 1997, the tax equivalent yield of the investment securities portfolio was 6.60%, compared to 6.45% at December 31, 1996.

    Variable rate securities comprised 49% of the total portfolio on September 30, 1997 compared to 50% on December 31, 1996. The weighted average repriceable life of the portfolio at quarter end was 2.26 years in 1997 compared to 2.06 years at year-end 1996.

SOURCES OF FUNDS

    Deposits generated within local markets provide the major source of funding for earning assets. Average total deposits were 90% and 88% of total earning assets at September 30, 1997 and 1996, respectively. Total interest-bearing deposits averaged 91% of average total deposits at September 30, 1997 and 1996. Management is continuing efforts to increase the percentage of transaction-related deposits to total deposits due to the positive effect on earnings.

CAPITAL RESOURCES

    Common shareholders' equity increased $2,335,000 to $30,084,000 at September 30, 1997 compared to December 31, 1996. The Company redeemed $1,000,000 of its preferred stock in March 1996, $500,000 in June 1996 and the remaining $500,000 in September 1996.

    The Federal Reserve and other regulatory agencies have adopted risk-based capital guidelines, which assign risk weightings to assets and off-balance sheet items. Tier 1 capital consists of shareholders' equity less goodwill, while total capital consists of core capital, certain debt instruments and a portion of the loan losses. At September 30, 1997, Tier 1 capital to total assets was 8.58%. Total capital to risk-adjusted assets was 14.68%. Both ratios substantially exceed all required ratios established for bank holding companies. Risk-adjusted capital levels of the Company's subsidiary Banks exceed regulatory definitions of well-capitalized institutions.

    The Company declared and paid common dividends of $0.26 per share in the third quarter of 1997 and $0.21 for the same quarter in 1996. Common dividends declared and paid year-to-date total $0.74 and $0.61 per share respectively for 1997 and 1996. Book value per common share increased to $24.05 from $22.18 at year-end 1996. The net adjustment for AFS securities increased book value by $0.39 at September 30, 1997 compared to $0.07 at December 31, 1996.

LIQUIDITY

    Liquidity management involves maintaining sufficient cash levels to fund operations and to meet the requirements of borrowers, depositors, and creditors. Higher levels of liquidity bear higher corresponding costs, measured in terms of lower yields on short-term, more liquid earning assets, and higher interest expense involved in extending liability maturities. Liquid assets include cash and cash equivalents, loans and securities maturing within one year, and money market instruments. In addition, the Company holds $69,766,000 of AFS securities maturing after one year which can be sold to meet liquidity needs.

    Liquidity is supported by maintaining a relatively stable funding base, which is achieved by diversifying funding sources, extending the contractual maturity of liabilities, and limiting reliance on volatile short-term purchased funds. Short-term funding needs may arise from declines in deposits or other funding sources, drawdowns of loan commitments and requests for new loans. The Company's strategy is to fund assets to the maximum extent possible with core deposits, which provide a sizable source of relatively stable and low-cost funds. Average core deposits funded approximately 90% and 88% of total earning assets at September 30, 1997 and 1996, respectively.

    Management believes the Company has sufficient liquidity to meet all reasonable borrower, depositor, and creditor needs in the present economic environment. The Company has not received any recommendations from regulatory authorities, which would materially affect liquidity, capital resources or operations.

INTEREST RATE RISK

    At September 30, 1997 the Company held approximately $174,179,000 in assets comprised of securities, loans, short-term investments, and federal funds sold, which were interest sensitive in one year or less time horizons. The Company's interest rate sensitivity analysis at September 30, 1997 appears below. Core deposits are distributed or spread among the various repricing categories based upon historical patterns of repricing which are reviewed periodically by management. The assumptions regarding these repricing characteristics greatly influence conclusions regarding interest sensitivity. Management believes its assumptions regarding these liabilities are reasonable.

    Effective asset/liability management requires the maintenance of a proper ratio between maturing or repriceable interest-earning assets and interest-bearing liabilities. It is the policy of the Company that rate-sensitive assets less rate-sensitive liabilities to total assets are kept within a range of 80% to 130%.

                RATE SENSITIVITY ANALYSIS AT SEPTEMBER 30, 1997
                             MATURING OR REPRICING

                                                                                                      OVER 3-5
                                                                 3 MONTHS     1 YEAR     3 YEARS        YEARS
                                                                ----------  ----------  ----------  -------------
                                                                             (DOLLARS IN THOUSANDS)
Rate-sensitive assets.........................................  $   97,319  $   76,860  $   41,380   $    40,711
Rate-sensitive liabilities(1).................................     108,452      96,198      51,308        24,036
                                                                ----------  ----------  ----------  -------------
Rate sensitivity gap (assets less liabilities)................  $  (11,133) $  (19,338) $   (9,928)  $    16,675
                                                                ----------  ----------  ----------  -------------
                                                                ----------  ----------  ----------  -------------
Rate sensitivity gap (cumulative).............................  $  (11,133) $  (30,471) $  (40,399)  $   (23,724)
                                                                ----------  ----------  ----------  -------------
                                                                ----------  ----------  ----------  -------------
Percent of total assets (cumulative)..........................        (3.3%)       (8.9%)      (11.8%)         (6.9%)
Rate-sensitive assets/liabilities (cumulative)................        89.7%       85.1%       84.2%         91.5%

------------------------

(1) Interest-bearing transaction and savings accounts are not presented as immediately repriceable.

FACILITIES AND TECHNOLOGY

    In an effort to make its services more accessible and convenient, the Company intends to relocate the Grantline Branch of Regional Bank. Construction of the new facility is currently in progress, and should be completed in the fourth quarter of 1997. The Company is also considering the relocation of certain Union Bank branches. These potential changes will increase visibility, enhance drive-thru banking and ATM accessibility, and improve ingress and egress.

    During 1996, many technological improvements were initiated. Certain of these improvements, such as upgrading communication lines, have provided faster response time for customer transactions. Others represent capital investments, which allow the Company to continue to effectively compete within a financial services industry that is becoming increasingly dependent upon technology. In 1997, several hundred thousand dollars is being invested in additional technology enhancements, such as an automated voice response information system, additional ATMs, laser printed deposit statements, optical disk storage, and an increase in the power and memory of the AS400 computer system which will allow for improved efficiency in the management of computer resources.

ACCOUNTING CHANGES

    Statement of Financial Accounting Standards ("SFAS") No. 128, EARNINGS PER SHARE, is effective for the Company's 1997 annual financial statements. This statement simplifies the calculations of earnings per share. The Company does not expect the new disclosure for basic earnings per share will be different from primary earnings per share as currently calculated and disclosed. Additional disclosures related to the potential dilution that could occur from unexercised stock options will not affect the Company since it currently has no stock options plans.

    SFAS No. 129, DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE, continues the current requirements to disclose certain information about an entity's capital structure found in various standards. This statement consolidates specific disclosure requirements from those standards. SFAS No. 129 is effective for the Company's 1997 annual financial statements.

    Management does not expect adoption of these statements to have any material effect on 1997 financial statements.

    SFAS No. 130, REPORTING COMPREHENSIVE INCOME, establishes standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement.

    SFAS No. 130 will also require the Company to (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

    SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

    SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

    SFAS No. 131 does not apply to nonpublic enterprises or to not-for-profit organizations.

    SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments.

    SFAS No. 131 requires that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. It requires reconciliation of total segment revenues, total segment profit or loss, total segment assets and other amounts disclosed for segments to corresponding amounts in the enterprise's general purpose financial statements. SFAS No. 131 also requires that a public business report descriptive information about the way that the operating segments used in reporting were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used in the enterprise's general purpose financial statements and changes in the measurement of segment amounts from period to period.

    SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application.

    Management has not yet determined the effect of implementing SFAS Nos. 130 and 131.

YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

OVERVIEW

    The Company operates under the broad tenets of a long-term strategic plan ("Plan") designed to improve the Company's financial performance, expand its competitive ability and enhance long-term shareholder value. The Plan is premised on the belief of the Company's board of directors that the Company can best promote long-term shareholder interests by pursuing strategies which will continue to preserve it's community-focused philosophy.

    In conformance with the Plan, during 1994, the Company consolidated the operations of its two commercial banking subsidiaries to form Union Bank, and sold three underperforming branches of Regional Bank. The Company believes each of those actions increased its operating efficiency and the latter improved its net interest margin. The Plan also focused on improving net interest margin by reducing the Company's dependence on expensive, non-core deposits.

    During 1995, the Company initiated actions intended to build a stronger customer base in its primary markets. The Company invested approximately $500,000 to renovate Regional Bank's main office, providing direct lobby access of all customer service and loan personnel, and greatly improving drive-up and electronic banking services. Unlike many of the large super regional banks, which are closing branches in record numbers, the Company believes it is important to maintain community banking centers. Accordingly, an additional $500,000 was invested to create two new branch offices. The Allison Lane branch in Jeffersonville was opened by Regional Bank to provide greater access to present and prospective customers in Clark County. Union Bank opened the IGA supermarket branch in Greensburg, exclusively providing seven-day banking and extended hours to the community. In an effort to make its services more accessible and convenient, the Company intends to relocate the Grantline Branch of Regional Bank. The Company is also considering the relocation of certain Union Bank branches. These potential changes are designed to increase visibility, enhance drive-thru banking and ATM accessibility, and improve ingress and egress.

    A continuing tenet of the Plan is to establish and cultivate more proactive relationships with financial analysts and market makers in the Company's stock. As a result of our relationship-building efforts, Stifel, Nicolaus & Company, Incorporated, based in St. Louis, Missouri, became a market maker in Indiana United Bancorp shares in November, 1996, joining current market makers J.J.B. Hilliard/W.L. Lyons, Inc. and NatCity Investments, Inc.

    The Company initiated a sales philosophy in 1995 supported by a performance-based employee incentive program. The initial phase of this program included sales training for all customer service personnel. In 1996, sales training evolved to encompass all customer contact personnel. Customer service personnel now receive advanced sales training in order to become more effective in cross-selling techniques. The performance-based employee incentive program earned over $121,000 in 1996 for employees engaged in all facets of the Company.

    During 1996, many technological improvements were initiated. Certain of these improvements, such as upgrading communication lines, have provided faster response time for customer transactions. Others represent capital investments which allow the Company to continue to effectively compete within a financial services industry that is becoming increasingly dependent upon technology. In 1997, several hundred thousand dollars are budgeted for additional technology enhancements, such as an automated voice response information system, additional ATMs, laser printed deposit statements, optical disk storage, and an increase in the power and memory of the AS400 computer system which will allow for improved efficiency in the management of computer resources.

    The dynamics of the Plan assure continually evolving goals, and the extent of the Company's success will depend upon how well it anticipates and responds to competitive changes within its markets, the interest rate environment and other external forces.

RESULTS OF OPERATIONS

    Annual net income ranged between $2,529,000 and $2,870,000 for the past three years. Significant nonrecurring items impacted net income in 1994 and 1996. In 1994, earnings included a $1,229,000 gain on the sale of three under-performing Regional Bank branches and a loss of $154,000 on the sale of securities. These nonrecurring items resulted in additional net income of $650,000. The Federal omnibus spending package enacted on September 30, 1996, together with companion legislation enacted earlier in the year, resulted in a $474,000 reduction of 1996 net income. The legislation imposed a special assessment on thrift institutions to recapitalize the SAIF, resulting in a pre-tax charge of $545,000. Additionally, a tax advantage available to thrift institutions in the calculation of allowable tax bad debt reserves was eliminated, granting forgiveness of any tax liability prior to 1987, but resulting in an income tax expense of $145,000 on the bad debt reserve recapture since January 1, 1987. See "--Income Taxes." Excluding these nonrecurring charges, net income for 1996 was $3,166,727, a 25% increase over the prior year. There were no significant nonrecurring income or expense items in 1995.

    Non-interest income in 1996 reflects a decline in insurance commissions due mainly to lower levels of profit sharing received from participating companies based on claims experience for the year. Trust income and service charge income increased over the prior year. Non-interest expense reflects reduced FDIC assessments, excluding the special assessment mentioned previously, due to a lower deposit insurance assessment rate. Professional fees increased in 1996 as compared to the prior year.

    Net income per common share from recurring operations equaled $2.49 in 1996, compared to $1.91 in 1995, and $1.58 in 1994. Including the FDIC special assessment and bad debt recapture expense, 1996 earnings equaled $2.11 per share. The gain realized on the sale of Regional Bank's branches increased 1994 earnings per share by $0.59.

    The Company's return on average total assets was 0.85% in 1996, 0.82% in 1995, and 0.86% in 1994. Excluding nonrecurring charges, return on average assets for 1996 was 1.00%. Return on average common shareholders' equity during these three years was 9.89%, 9.73%, and 12.18%, respectively. Excluding non-recurring charges, return on average common shareholders' equity for 1996 was 11.58%.

NET INTEREST INCOME

    Net interest income is influenced by the volume and yield of earning assets and the cost of interest-bearing liabilities. Net interest margin reflects the mix of interest-bearing and non-interest-bearing liabilities that fund earning assets, as well as interest spreads between the rates earned on these assets and the rates paid on interest-bearing liabilities. Net interest income of $12,056,000 in 1996 reflects a 9% increase from $11,095,000 in 1995, which was 3% below 1994.

    Throughout 1996, the Company employed a deposit-pricing strategy focused on retaining and attracting lower cost, short-to-medium term funds. Management correctly anticipated a relatively flat rate environment throughout 1996 and into 1997. The Company believes this strategy greatly enhanced 1996 net interest income and will also have a positive effect on 1997 earnings. Although many of the Company's peer group competitors reported flat or marginally changed net interest margins for the full year 1996, the Company increased its net interest margin by 23 basis points. Since year-end 1993, the Company has increased its net interest margin by 48 basis points.

    The changes in interest income and interest expense resulting from changes in volume and rate are summarized in the following tables. Variances have been allocated on the basis of the absolute relationship between volume and rate.

             CHANGES IN NET INTEREST INCOME AND NET INTEREST MARGIN
                         (TAXABLE EQUIVALENT BASIS)(1)

                                                                                                      PERCENT CHANGE
                                                                                                 ------------------------
                                                                  1996       1995       1994       1996/95      1995/94
                                                                ---------  ---------  ---------  -----------  -----------
                                                                                 (DOLLARS IN THOUSANDS)
Interest income
  Loans.......................................................  $  18,266  $  16,938  $  15,941         7.8          6.3
  Investment securities.......................................      5,403      5,655      6,265        (4.5)        (9.7)
  Federal funds sold..........................................        380        305        116        24.6        162.9
  Short-term investments......................................         13         49         15       (73.5)       226.7
                                                                ---------  ---------  ---------
    Total interest income.....................................     24,062     22,947     22,337         4.9          2.7
                                                                ---------  ---------  ---------
Interest expense
  Interest-bearing demand accounts............................        868        833        832         4.2          0.1
  Money market investment accounts............................      1,133      1,297      1,216       (12.6)         6.7
  Savings deposits............................................        944        894        742         5.6         20.5
  Certificates of deposit and other time deposits.............      7,918      7,284      6,997         8.7          4.1
  Borrowings..................................................      1,143      1,544      1,114       (26.0)        38.6
                                                                ---------  ---------  ---------
    Total interest expense....................................     12,006     11,852     10,901         1.3          8.7
                                                                ---------  ---------  ---------
Net interest income...........................................  $  12,056  $  11,095  $  11,436         8.7         (3.0)
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------
Net interest margin...........................................       4.00%      3.77%      3.57%        6.1          5.6
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

------------------------

(1) Adjusted to reflect income related to securities and loans exempt from Federal income taxes reduced by nondeductible portion of interest expense.

             VOLUME/RATE ANALYSIS OF CHANGES IN NET INTEREST INCOME
                         (TAXABLE EQUIVALENT BASIS)(1)

                                     1996 VS. 1995                     1995 VS. 1994
                           ---------------------------------  -------------------------------
                             VOLUME       RATE       TOTAL     VOLUME      RATE       TOTAL
                           -----------  ---------  ---------  ---------  ---------  ---------
                                                 (DOLLARS IN THOUSANDS)
Interest income
  Loans..................   $     904   $     424  $   1,328  $    (505) $   1,502  $     997
  Investment
    securities...........        (259)          7       (252)    (1,270)       660       (610)
  Federal funds sold.....         104         (29)        75        131         58        189
  Short-term
    investments..........         (29)         (7)       (36)        17         17         34
                                -----   ---------  ---------  ---------  ---------  ---------
    Total interest
      income.............         720         395      1,115     (1,627)     2,237        610
                                -----   ---------  ---------  ---------  ---------  ---------
Interest expense
  Interest-bearing demand
    accounts.............          51         (16)        35       (114)       115          1
  Money market investment
    accounts.............        (136)        (28)      (164)      (255)       336         81
  Savings deposits.......          74         (24)        50        (38)       190        152
  Certificates of deposit
    and other time
    deposits.............         616          18        634       (886)     1,173        287
  Borrowings.............        (255)       (146)      (401)        60        370        430
                                -----   ---------  ---------  ---------  ---------  ---------
    Total interest
      expense............         350        (196)       154     (1,233)     2,184        951
                                -----   ---------  ---------  ---------  ---------  ---------
Changes in net interest
  income.................   $     370   $     591        961  $    (394) $      53       (341)
                                -----   ---------             ---------  ---------
                                -----   ---------             ---------  ---------
Change in taxable
  equivalent
  adjustments............                                 17                               23
                                                   ---------                        ---------
Change in net interest
  income after taxable
  equivalent
  adjustments............                          $     978                        $    (318)
                                                   ---------                        ---------
                                                   ---------                        ---------

------------------------

(1) Adjusted to reflect income related to securities and loans exempt from Federal income taxes reduced by nondeductible portion of interest expense.

PROVISION FOR LOAN LOSSES

    This topic is discussed under the heading "--Loans, Credit Risk and the Allowance and Provision for Possible Loan Losses."

NON-INTEREST INCOME

    Non-interest income normalized in 1996 and 1995 after benefiting from a gain of $1,229,000 from the sale of branches in 1994. Non-interest income in 1996 exceeded 1995 by $45,000 or 3%. Excluding the sale of branches, non-interest income in 1995 exceeded 1994 by $98,000 or 7%. There were no securities gains or losses in 1996, versus a $16,000 gain in 1995 and a loss of $154,000 in 1994.

    Insurance commissions continue to represent the largest component of recurring non-interest income, equaling 29%, 32% and 37% in 1996, 1995 and 1994. Declines of $36,000 and $71,000 in 1995 and 1994 primarily reflected reorganization and relocation disruptions of insurance operations in Jay County. The current year decline of $35,000 represents the loss of year-end profit sharing programs from primary carriers due to 1996 claims experience. Trust income increased $43,000 over 1995, fueled by a $12,000 increase in estate income and a strong stock market in 1996. The level of estate assets administered may cause trust income to fluctuate significantly from year to year. Service charges on deposit accounts increased in 1996 by $70,000, or 16%, primarily due to the strong growth in a new interest-bearing checking account introduced in early 1996. Deposit growth and interest rate variables also affected service charge income in 1996. Service charges on deposit accounts decreased in both 1995 and 1994 compared to prior years. It is anticipated that in 1997 the Company will experience additional deposit growth, generating even higher service charge income.

NON-INTEREST EXPENSE

    The largest component of non-interest expense is personnel expense. Personnel expenses increased in 1996 by $15,000, or less than 1%, after declining by $86,000 in 1995. The average number of full-time equivalent employees in 1996 was four persons less than the average 1995 staffing level, which was fifteen persons less than 1994. Improvements in technology implemented throughout 1996 enabled the Company to effectively control staffing levels. Normal staff salary adjustments and increased benefit costs were incurred in both 1996 and 1995, including $121,000 and $53,000 in 1996 and 1995, respectively, earned by employees in connection with the performance incentive compensation plan. Although certain employee benefit costs increased in 1996, health care benefit costs decreased. Personnel expenses in 1997 are not expected to change materially from 1996.

    Deposit insurance, excluding the $545,000 special assessment, was $205,000 less in 1996 than the prior year, due to a lower rate on which the insurance premium was calculated. In mid-1995, the FDIC reduced deposit insurance premiums paid by soundly managed banks, including Union Bank, by 83%. Since the bank insurance fund reached a mandated funding level in 1995, the assessment rate for the Company's commercial bank was further reduced to the $2,000 minimum level permissible in 1996.

    After two long years of debate, Congress finally agreed to a legislative package to adequately capitalize the SAIF. This legislation was included in the Federal omnibus spending package enacted on September 30, 1996. It required the thrift industry to recapitalize the SAIF with a one-time assessment and delayed a PRO RATA sharing of the FICO bond interest payments for three years. The one-time assessment imposed on Regional Bank equaled approximately $545,000.

    For the next three years, thrift institutions will pay approximately five times higher assessment rates than commercial banks (6.44 cents versus 1.29 cents per $100 of deposits), but this is a significant reduction from the 23 cents per $100 of deposits assessed prior to September 30, 1996. After the three year period, commercial banks and thrifts will pay the same assessment rate of
2.43 cents per $100 of deposits. Based on current deposit levels and projected growth, Regional Bank will save approximately $540,000 in the next three years due to the lower assessment rate.

                        NON-INTEREST INCOME AND EXPENSE

                                                                                                          PERCENT CHANGE
                                                                                                     ------------------------
                                                                      1996       1995       1994       1996/95      1995/94
                                                                    ---------  ---------  ---------  -----------  -----------
                                                                                     (DOLLARS IN THOUSANDS)
NON-INTEREST INCOME
  Insurance commissions...........................................  $     438  $     473  $     509        (7.4)%       (7.1)%
  Fiduciary activities............................................        233        190        200        22.6         (5.0)
  Service charges on deposit accounts.............................        520        450        475        15.6         (5.3)
  Securities gains (losses).......................................                    16       (154)
  Gain on sale of branches........................................                            1,229
  Other income....................................................        311        328        329        (5.2)        (0.3)
                                                                    ---------  ---------  ---------
    Total non-interest income.....................................  $   1,502  $   1,457  $   2,588         3.1%       (43.7)%
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------
NON-INTEREST EXPENSE
  Salaries and employee benefits..................................  $   4,482  $   4,467  $   4,553         0.3%        (1.9)%
  Premises and equipment expense..................................      1,477      1,469      1,521         0.5         (3.4)
  Professional fees...............................................        222        205        395         8.3        (48.1)
  Deposit insurance...............................................        190        395        666       (51.9)       (40.7)
  FDIC special assessment.........................................        545
  Amortization of intangibles.....................................         35         40         46       (12.5)       (13.0)
  Other expense...................................................      1,667      1,653      1,859         0.8        (11.1)
                                                                    ---------  ---------  ---------
    Total non-interest expense....................................  $   8,618  $   8,229  $   9,040         4.7%        (9.0)%
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------
Net non-interest expense, excluding nonrecurring items, as a
  percent of average assets.......................................       2.07%      2.20%      2.29%

INCOME TAXES

    On August 20, 1996, President Clinton signed into law the Small Business Job Protection Act of 1996. Included within this tax legislation was the repeal of certain tax advantages to thrifts applicable to tax bad debt provision calculations. The bill eliminated the percent-of-taxable-income method for computing tax liability on additions to thrift's bad debt reserves for years beginning after December 31, 1995. The bill also required that thrift institutions recapture all or a portion of their tax bad debt reserves added since December 31, 1987. Accordingly, income tax expense of $145,000 was recorded on the tax bad debt recapture in 1996, resulting primarily from the decrease in loans included in the sale of Regional Bank's branches in 1994. The unrecaptured base year tax reserve will not be subject to recapture, as long as the institution continues to carry on the business of banking and meets other criteria.

    The effective tax rate was 40% for 1996, 40% in 1995 and 39% in 1994. The Company and its subsidiaries filed consolidated income tax returns for 1996.

FINANCIAL CONDITION

    Total average assets in 1996 increased $9,244,000 over the prior year. Average assets declined by $27,188,000 in 1995 as compared to 1994, primarily due to deposit pricing strategies and the sale of branches in October 1994. For comparability, average assets in 1994 would have been $20,000,000 less if the branch sale had occurred on January 1, 1994. Changes in average assets in 1995 and 1996 reflect normalized operations.

    Year-end assets increased to $328,346,000 from $313,067,000 at December 31, 1995. Cash, cash equivalents and short-term investments increased at year-end 1995 to provide funding for loans scheduled to close shortly after December 31, 1995. Securities maturities and repayments, as well as increased levels of interest-bearing deposits, were used to fund loan growth in 1996.

    Average earning assets have represented 95% of average total assets for the past three years. Average loans represent approximately 66% of average assets in 1996 compared to 65% in 1995 and 62% in 1994. Management intends to continue its emphasis on loan growth in 1997.

    Average non-interest-bearing deposits increased less than 1% in 1996 compared to a 4% increase in 1995. Average interest-bearing deposits increased $11,981,000 or 5% in 1996 compared to 1995. Average interest-bearing demand deposits increased $1,924,000, primarily due to the success of a new interest-bearing checking account introduced early in 1996. Average savings accounts increased 8% due to the continued success of a premium passbook savings account introduced in 1995. Money market investment accounts decreased 11% as compared to the prior year due to the shifting of funds to the new interest-bearing demand account and the premium savings passbook account. Average certificates of deposit and other time deposit increased approximately $11,557,000 in 1996, primarily in certificates of deposit of $100,000 and over.

                                AVERAGE DEPOSITS

                                                            1996                   1995                   1994
                                                    ---------------------  ---------------------  ---------------------
                                                      AMOUNT      RATE       AMOUNT      RATE       AMOUNT      RATE
                                                    ----------  ---------  ----------  ---------  ----------  ---------
                                                                          (DOLLARS IN THOUSANDS)
Non-interest bearing..............................  $   24,714     --      $   24,545     --      $   23,678     --
Interest-bearing accounts.........................      32,830       2.64%     30,906       2.70%     35,435       2.35%
Money market investments accounts.................      31,584       3.59      35,369       3.67      43,527       2.79
Savings...........................................      29,264       3.23      26,979       3.31      28,357       2.62
Certificates of deposit and other time deposits...     148,509       5.33     136,952       5.32     155,317       4.50
                                                    ----------             ----------             ----------
  Totals..........................................  $  266,901       4.07% $  254,751       4.05% $  286,314       3.42%
                                                    ----------        ---  ----------        ---  ----------  ---------
                                                    ----------        ---  ----------        ---  ----------  ---------

    As of December 31, 1996, certificates of deposit of $100,000 or more were scheduled to mature as follows:

                                             3 MONTHS       3-6       6-12       OVER 12
                                              OR LESS     MONTHS     MONTHS      MONTHS       TOTAL
                                            -----------  ---------  ---------  -----------  ---------
Amount....................................   $  18,001   $   6,463  $   4,441   $   3,178   $  32,083
Percent...................................          56%         20%        14%         10%        100%

    Long-term debt is primarily the Company's loan for the purchase of Regional Bank and is secured by the capital stock of the Company's Subsidiary Banks. The Company successfully renegotiated the rate with the lender, effective July 1, 1995. Interest adjusts quarterly to the lender's prime rate, less 25 basis points. The Company believes it has complied with all terms and covenants of the loan agreement. The Company prepaid $250,000 on long-term debt in 1996, and $750,000 in 1995. A principal payment of $375,000 is due June 30, 1997 and the balance of the loan is due December 31, 1997. Prior to that time, the Company intends to negotiate the refinancing of its long-term borrowing needs. See "--Nine Months Ended September 30, 1996 and 1997--Financial Condition."

    Shareholders' equity was $27,749,000 on December 31, 1996 compared to $28,245,000 on December 31, 1995. Book value per common share increased to $22.18 or 6% from $20.98 at year end 1995. The unrealized gain on securities available for sale, net of taxes, totaled $95,000 or $.07 per share at December 31, 1996 compared to an unrealized gain of $195,000 or $.15 at December 31, 1995. Excluding the net unrealized gains or losses on securities available for sale, book value per share was $22.11 at

December 31, 1996, or an increase of 6% over the comparable book value at year end 1995. In 1995, $400,000 of preferred stock was redeemed. The Company redeemed the remaining $2,000,000 of its preferred stock in 1996. All future earnings available to shareholders will now accrue solely to the common shareholders until such time, if any, as the Company sells additional preferred stock.

                AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS
                         (TAXABLE EQUIVALENT BASIS)(1)

                                                                                                               DECEMBER
                                                 DECEMBER 31, 1996                  DECEMBER 31, 1995          31, 1994
                                         ---------------------------------  ---------------------------------  ---------
                                          AVERAGE                 YIELD/     AVERAGE                 YIELD/     AVERAGE
                                          BALANCE    INTEREST      RATE      BALANCE    INTEREST      RATE      BALANCE
                                         ---------  -----------  ---------  ---------  -----------  ---------  ---------
                                                                     (DOLLARS IN THOUSANDS)
                                                                             ASSETS
Short-term investments.................  $     257   $      13        5.06% $     812   $      49        6.03% $     451
Federal funds sold.....................      7,094         380        5.36      5,196         305        5.87      2,751
Securities
  Taxable..............................     81,971       5,123        6.25     85,421       5,326        6.24    105,941
  Tax-exempt...........................      3,755         280        7.46      4,327         329        7.60      4,916
                                         ---------  -----------             ---------  -----------             ---------
    Total securities...................     85,726       5,403        6.30     89,748       5,655        6.30    110,857
Loans(2)
  Commercial...........................     62,983       6,059        9.62     64,589       6,116        9.47     66,002
  Real estate mortgage.................    121,232       9,660        7.97    116,314       8,815        7.58    123,423
  Consumer.............................     22,349       2,392       10.70     15,760       1,807       11.47     14,179
  Government guaranteed loans..........      1,948         155        7.96      2,383         200        8.39      3,064
                                         ---------  -----------             ---------  -----------             ---------
    Total loans........................    208,512      18,266        8.76    199,046      16,938        8.51    206,668
                                         ---------  -----------             ---------  -----------             ---------
    Total earning assets...............    301,589      24,062        7.98    294,802      22,947        7.79    320,727
                                         ---------  -----------             ---------  -----------             ---------
Allowance for loan losses..............     (2,760)                            (2,732)                            (2,760)
Unrealized losses on securities........       (224)                            (1,054)                            (1,471)
Cash and due from banks................      9,456                              7,744                              7,633
Premises and equipment.................      5,953                              5,799                              6,297
Other assets...........................      2,893                              3,104                              4,425
                                         ---------                          ---------                          ---------
    Total assets.......................  $ 316,907                          $ 307,663                          $ 334,851
                                         ---------                          ---------                          ---------
                                         ---------                          ---------                          ---------

                                                              LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
  Interest-bearing demand accounts.....  $  32,830   $     868        2.64% $  30,906   $     833        2.70% $  35,435
  Money market investment accounts.....     31,584       1,133        3.59     35,369       1,297        3.67     43,527
  Savings..............................     29,264         944        3.23     26,979         894        3.31     28,357
  Certificates of deposit and other
    time deposits......................    148,509       7,918        5.33    136,952       7,284        5.32    155,317
                                         ---------  -----------             ---------  -----------             ---------
    Total interest-bearing deposits....    242,187      10,863        4.49    230,206      10,308        4.48    262,636
Short-term borrowings..................     13,316         689        5.17     15,947         932        5.84     11,694
Long-term debt.........................      5,606         454        8.10      6,950         612        8.81      8,835
                                         ---------  -----------             ---------  -----------             ---------
    Total interest-bearing
      liabilities......................    261,109      12,006        4.60    253,103      11,852        4.68    283,165
Non-interest-bearing demand deposits...     24,714                             24,545                             23,678
Other liabilities......................      3,540                              3,243                              3,250
                                         ---------                          ---------                          ---------
    Total liabilities..................    289,363                            280,891                            310,093
Shareholders' equity...................     27,544                             26,772                             24,758
                                         ---------  -----------             ---------  -----------             ---------
    Total liabilities and shareholders'
      equity...........................  $ 316,907      12,006        3.98%(3) $ 307,663     11,852      4.02(3) $ 334,851
                                         ---------  -----------             ---------  -----------             ---------
                                         ---------                          ---------                          ---------
  Net interest income..................              $  12,056        4.00%             $  11,095        3.77%
                                                    -----------                        -----------
                                                    -----------                        -----------
  Conversion of tax exempt income to a
    fully taxable equivalent basis
    using a marginal rate of 34%.......              $      95                          $     112
                                                    -----------                        -----------
                                                    -----------                        -----------


                                                       YIELD/
                                          INTEREST      RATE
                                         -----------  ---------


Short-term investments.................   $      15        3.33%
Federal funds sold.....................         116        4.22
Securities
  Taxable..............................       5,871        5.54
  Tax-exempt...........................         394        8.01
                                         -----------
    Total securities...................       6,265        5.65
Loans(2)
  Commercial...........................       5,697        8.63
  Real estate mortgage.................       8,521        6.90
  Consumer.............................       1,530       10.79
  Government guaranteed loans..........         193        6.30
                                         -----------
    Total loans........................      15,941        7.71
                                         -----------
    Total earning assets...............      22,337        6.97
                                         -----------
Allowance for loan losses..............
Unrealized losses on securities........
Cash and due from banks................
Premises and equipment.................
Other assets...........................

    Total assets.......................

Interest-bearing deposits
  Interest-bearing demand accounts.....   $     832        2.35%
  Money market investment accounts.....       1,216        2.79
  Savings..............................         742        2.62
  Certificates of deposit and other
    time deposits......................       6,997        4.50
                                         -----------
    Total interest-bearing deposits....       9,787        3.73
Short-term borrowings..................         483        4.13
Long-term debt.........................         631        7.14
                                         -----------
    Total interest-bearing
      liabilities......................      10,901        3.85
Non-interest-bearing demand deposits...
Other liabilities......................

    Total liabilities..................
Shareholders' equity...................
                                         -----------
    Total liabilities and shareholders'
      equity...........................      10,901        3.40(3)

  Net interest income..................   $  11,436        3.57%
                                         -----------
                                         -----------
  Conversion of tax exempt income to a
    fully taxable equivalent basis
    using a marginal rate of 34%.......   $     135
                                         -----------
                                         -----------

------------------------

(1) Adjusted to reflect income related to securities and loans exempt from Federal income taxes.

(2) Nonaccruing loans have been included in the average balances.

(3) Total interest expense divided by total earning assets.

LOANS, CREDIT RISK AND THE ALLOWANCE AND PROVISION FOR POSSIBLE LOAN LOSSES

    Loans remain the Company's largest concentration of assets and continue to represent the greatest risk. The loan underwriting standards observed by each of the Company's subsidiaries are viewed by management as a deterrent to the emergence of an abnormal level of problem loans and a subsequent increase in net chargeoffs. The Company's conservative loan underwriting standards have historically resulted in higher loan quality and lower levels of net chargeoffs than peer bank averages. The Company also believes credit risks may be elevated if undue concentrations of loans in specific industry segments and to out-of-area borrowers are incurred. Accordingly, the Company's board of directors regularly monitors such concentrations to determine compliance with its restrictive loan allocation policy. The Company believes it has no undue concentrations of loans.

    Total loans increased 9%, primarily reflecting the expansion of the consumer loan portfolio and management's emphasis on indirect automobile financing which began in late 1995 and has continued to the present. Consumer loans increased 50% in 1996. The Company's emphasis on increasing consumer loans provides greater diversification within the portfolio and generates higher yields than residential real estate loans. Although the Company limits its exposure to long-term fixed rate residential mortgage loans and generally observes 20% minimum downpayment guidelines, it originated both fixed rate loans and loans with little or no downpayment for a noncompeting mortgage lender during 1996. This program assisted the Company in serving all segments of the community without incurring unacceptable levels of credit exposure or interest rate risk. The origination of these loans provides fee income.

                                 LOAN PORTFOLIO

                                                                              DECEMBER 31
                                                       ----------------------------------------------------------
                                                          1996        1995        1994        1993        1992
                                                       ----------  ----------  ----------  ----------  ----------
                                                                         (DOLLARS IN THOUSANDS)
Types of Loans
  Commercial.........................................  $    7,834  $    7,796  $    7,595  $   11,028  $   16,300
  Agricultural production financing and other loans
    to farmers.......................................      11,178       9,996       7,859       8,845       7,471
  Commercial real estate mortgage....................      27,691      24,129      25,619      27,036      32,645
  Residential real estate mortgage...................     109,962     103,239     101,455     111,600     101,953
  Farm real estate...................................      26,843      28,910      28,358      25,483      22,064
  Construction and development.......................       6,589       6,863       7,161       3,455       1,786
  Consumer...........................................      27,567      18,342      13,870      14,752      17,992
  Government guaranteed loans purchased..............       1,819       2,080       2,819       3,309       3,789
                                                       ----------  ----------  ----------  ----------  ----------
    Total loans......................................  $  219,483  $  201,355  $  194,736  $  205,508  $  204,000
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

          MATURITIES AND SENSITIVITIES OF COMMERCIAL AND CONSTRUCTION
            LOANS TO CHANGES IN INTEREST RATES AT DECEMBER 31, 1996

                                                                           WITHIN       1-5       OVER
                                                                           1 YEAR      YEARS     5 YEARS     TOTAL
                                                                          ---------  ---------  ---------  ---------
                                                                                    (DOLLARS IN THOUSANDS)
MATURITIES BY LOAN TYPE
  Commercial............................................................  $   6,554  $     817  $     463  $   7,834
  Agricultural production financing and other loans to farmers..........     10,130        598        450     11,178
  Construction..........................................................      6,310        135        144      6,589
  Government guaranteed loans...........................................          0        461      1,358      1,819
                                                                          ---------  ---------  ---------  ---------
    Totals..............................................................  $  22,994  $   2,011  $   2,415  $  27,420
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------
  Percent...............................................................         84%         7%         9%       100%
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------
RATE SENSITIVITY
  Fixed rate............................................................  $   2,445  $   1,160  $   1,057  $   4,662
  Variable rate.........................................................     20,549        851      1,358     22,758
                                                                          ---------  ---------  ---------  ---------
    Totals..............................................................  $  22,994  $   2,011  $   2,415  $  27,420
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

    The Company regards its ability to identify and correct loan quality problems as one of its greatest strengths. Loans are placed in a nonaccruing status when in management's judgment the collateral value and/or the borrower's financial condition does not justify accruing interest. As a general rule, commercial and real estate loans are reclassified to nonaccruing status at or before becoming 90 days past due. Interest previously recorded but not deemed collectible is reversed and charged against current income. Subsequent interest payments collected on nonaccrual loans may thereafter be recognized as interest income or may be applied as a reduction of the loan balance, as circumstances warrant. Non-real estate secured consumer loans are not placed in nonaccruing status, but are charged off when policy-determined delinquent status is reached.

    Net chargeoffs were $398,000 in 1996, $60,000 in 1995 and $13,000 in 1994.
As a percentage of average loans, net chargeoffs equaled 0.19%, 0.03% and 0.01% in 1996, 1995 and 1994, respectively. The increase in 1996 was caused primarily by the $334,000 chargeoff of portions of two loans currently held by Regional Bank. In each of the previous two periods, the Company significantly outperformed its peer group's net loan loss average.

    Foreclosed real estate held by the Company at December 31, 1996 totaled $1,000,000 and consisted of a single property. The property is expected to be sold by mid-year 1997 with minimal gain or loss realized. After the sale, foreclosed real estate will decrease to a level more closely mirroring prior years. See

"--Nine Months Ended September 30, 1996 and 1997--Results of Operations."

    Management maintains a listing of loans warranting either the assignment of a specific reserve amount or other special administrative attention. This listing, together with a listing of all classified loans, nonaccrual loans and loans delinquent 30 days or more, is reviewed monthly by the board of directors of each subsidiary.

    The ability to absorb loan losses promptly when problems are identified is invaluable to a banking organization. Most often, losses incurred as a result of prompt, aggressive collection actions are much lower than losses incurred after prolonged legal proceedings. Accordingly, the Company observes the practice of quickly initiating stringent collection efforts in the early stages of loan delinquency.

    The adequacy of the allowance for loan losses in each subsidiary is reviewed at least monthly. The determination of the provision amount in any period is based on management's continuing review and evaluation of loan loss experience, changes in the composition of the loan portfolio, current economic conditions, the amount of loans presently outstanding, and the amount and composition of growth expectations. The allowance for loan losses as of December 31, 1996, is considered adequate by management.

                             UNDERPERFORMING LOANS

                                                                                       DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1996       1995       1994       1993       1992
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
Nonaccruing loans................................................  $   1,245  $   1,569  $   1,030  $   1,208  $   2,543
Accruing loans contractually past due 90 days or more............          5         34        113
Restructured loans...............................................                                          16        267
                                                                   ---------  ---------  ---------  ---------  ---------
  Total..........................................................  $   1,250  $   1,603  $   1,143  $   1,224  $   2,810
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
  Percent of total loans.........................................         .6%        .8%        .6%        .6%       1.4%

                      SUMMARY OF ALLOWANCE FOR LOAN LOSSES

                                                                     1996       1995       1994       1993       1992
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
Balance at January 1.............................................  $   2,754  $   2,784  $   2,682  $   2,686  $   3,008
                                                                   ---------  ---------  ---------  ---------  ---------
Chargeoffs
  Commercial.....................................................        352         91          6        239      1,123
  Real estate mortgage...........................................                    38         65        189         44
  Consumer.......................................................        104         31         21         17         95
                                                                   ---------  ---------  ---------  ---------  ---------
    Total chargeoffs.............................................        456        160         92        445      1,262
                                                                   ---------  ---------  ---------  ---------  ---------
Recoveries
  Commercial.....................................................         33         61         37         52        199
  Real estate mortgage...........................................          1         27         15                     7
  Consumer.......................................................         24         12         27         32         47
                                                                   ---------  ---------  ---------  ---------  ---------
    Total recoveries.............................................         58        100         79         84        253
                                                                   ---------  ---------  ---------  ---------  ---------
Net chargeoffs...................................................        398         60         13        361      1,009
Provision for loan losses........................................        150         30        115        357        687
                                                                   ---------  ---------  ---------  ---------  ---------
Balance at December 31...........................................  $   2,506  $   2,754  $   2,784  $   2,682  $   2,686
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Net chargeoffs to average loans..................................        .19%       .03%       .01%       .18%       .49%
Provision for loan losses to average loans.......................        .07        .02        .06        .17        .33
Allowance to total loans at year end.............................       1.14       1.37       1.43       1.31       1.32

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                                        DECEMBER 31,
                           ------------------------------------------------------------------------------------------------------
                                     1996                      1995                      1994                      1993
                           ------------------------  ------------------------  ------------------------  ------------------------
                             AMOUNT       PERCENT      AMOUNT       PERCENT      AMOUNT       PERCENT      AMOUNT       PERCENT
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                   (DOLLARS IN THOUSANDS)
Real estate
  Residential............   $     144            6%   $     134            5%   $     146            5%   $     142            5%
  Farm real estate.......          13            1           14                        14            1
  Commercial.............         313           12          575           21          702           25          468           18
  Construction and
    development..........          71            3           75            3           52            2           35            1
                           -----------         ---   -----------         ---   -----------         ---   -----------         ---
    Total real estate....         541           22          798           29          914           33          645           24
                           -----------         ---   -----------         ---   -----------         ---   -----------         ---
Commercial
  Agribusiness...........         151            6          117            4          151            5          182            7
  Other commercial.......         203            8          445           16          131            5          226            8
                           -----------         ---   -----------         ---   -----------         ---   -----------         ---
    Total commercial.....         354           14          562           20          282           10          408           15
                           -----------         ---   -----------         ---   -----------         ---   -----------         ---
Consumer.................         207            8          131            5           66            2           83            3
Unallocated..............       1,404           56        1,263           46        1,522           55        1,546           58
                           -----------         ---   -----------         ---   -----------         ---   -----------         ---
    Total................   $   2,506          100%   $   2,754          100%   $   2,784          100%   $   2,682          100%
                           -----------         ---   -----------         ---   -----------         ---   -----------         ---
                           -----------         ---   -----------         ---   -----------         ---   -----------         ---


                                     1992
                           ------------------------
                             AMOUNT       PERCENT
                           -----------  -----------

Real estate
  Residential............   $      87            3%
  Farm real estate.......
  Commercial.............         705           26
  Construction and
    development..........          16            1
                           -----------         ---
    Total real estate....         808           30
                           -----------         ---
Commercial
  Agribusiness...........         191            7
  Other commercial.......         323           12
                           -----------         ---
    Total commercial.....         514           19
                           -----------         ---
Consumer.................         109            4
Unallocated..............       1,255           47
                           -----------         ---
    Total................   $   2,686          100%
                           -----------         ---
                           -----------         ---

    The allocation is based primarily on previous credit loss experience, adjusted for changes in the risk characteristics of each category. Additional amounts are allocated based on an evaluation of the loss potential of individual troubled loans and the anticipated effect of economic conditions on both individual loans and loan categories. Because the allocation is based on estimates and subjective judgment, it is not necessarily indicative of the specific amounts or loan categories in which losses may ultimately occur.

    SFAS No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, pertains to mortgage banking and financial institutions that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. SFAS No. 122 eliminates the accounting distinction between mortgage servicing rights that are acquired through loan origination activities and those acquired through purchase transactions. Under SFAS No. 122, if the Company enters into mortgage banking activities and sells or securitizes loans and retains the mortgage servicing rights, the Company must allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the rights) based on their relative fair values.

    SFAS No. 122 was effective for the Company in 1996. Since the Company does not currently engage in mortgage banking activities, the adoption of SFAS No. 122 did not have any material effect on 1996 operations or financial position.

INVESTMENT SECURITIES

    Investment securities offer flexibility in the Company's management of interest rate risk, and are the primary means by which the Company provides liquidity and responds to changing maturity characteristics of assets and liabilities. The Company's investment policy prohibits trading activities and does not allow investment in high risk derivative products or junk bonds.

    In 1994, the Company adopted new accounting rules for securities. The rules require that each security must be individually designated as a held to maturity ("HTM") security or as an AFS security. Late in 1995, the Financial Accounting Standards Board ("FASB") allowed an unprecedented "one time" transition reclassification. While more than 90% of the Company's investments were already designated AFS, the Company took this opportunity to reclassify all remaining HTM securities to AFS to provide even greater management flexibility in responding to changes within financial markets.

    As of December 31, 1996, all investment securities are classified as AFS and are carried at fair value with unrealized gains and losses, net of taxes, excluded from earnings and reported as a separate component of shareholders' equity. An unrealized gain of $167,000 was recorded to adjust the AFS portfolio to current market value at December 31, 1996, compared to an unrealized gain of $333,000 at December 31, 1995.

    At year end 1996, the tax equivalent yield of the investment securities portfolio was 6.45%, representing an increase from 6.33% at year end 1995, and 6.16% at year end 1994.

    In 1994, management began to reduce the variable portion of the investment securities portfolio. Variable rate securities comprised 50% of the total portfolio on December 31, 1996 compared to 55% and 65% on December 31, 1995 and 1994. The reduction of variable rate securities extended the year end weighted average repriceable life of the portfolio to 2.06 years compared to 1.14 years in 1995.

                             INVESTMENT SECURITIES
                        (CARRYING VALUES AT DECEMBER 31)

                                                               WITHIN       1-5       5-10      BEYOND
                                                               1 YEAR      YEARS      YEARS    10 YEARS    TOTALS
                                                              ---------  ---------  ---------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Available for sale:
  U.S. Treasury.............................................  $   2,004                                   $   2,004
  Federal agencies..........................................      3,087  $  10,048  $  11,689                24,824
  State and municipal.......................................        396      1,586      1,765  $     328      4,075
  Mortgage-backed securities................................         33      4,670      3,304     42,035     50,042
  Corporate and other securities............................                              242                   242
                                                              ---------  ---------  ---------  ---------  ---------
    Total available for sale................................  $   5,520  $  16,304  $  17,000  $  42,363  $  81,187
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Weighted average yield(1)...................................       5.14%      5.87%      6.94%      6.66%      6.45%
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

------------------------

(1) Adjusted to reflect income related to securities exempt from Federal income taxes reduced by nondeductible portion of interest expense.

    Amounts in the table above are based on scheduled maturity dates. Variable interest rates are subject to change not less than annually based upon certain interest rate indexes. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

    As of December 31, 1996, there are no corporate bonds and other securities which represent more than 10% of shareholders' equity.

SOURCES OF FUNDS

    The Company relies primarily on customer deposits and securities sold under repurchase agreements, along with shareholders' equity, to fund earning assets. On an infrequent basis, Federal Home Loan Bank ("FHLB") advances are used to provide additional funds.

    Deposits generated within local markets provide the major source of funding for earning assets. Average total deposits were 88% and 86% of total earning assets in 1996 and 1995. Total interest-bearing deposits averaged 91%, 90% and 92% of average total deposits during 1996, 1995 and 1994. Management is continuing efforts to increase the percentage of transaction-related deposits to total deposits due to the positive effect on earnings.

    Securities sold under repurchase agreements ("repos") are high denomination investments utilized by public entities and commercial customers as an element of their cash management responsibilities. Repos are not subject to FDIC assessment so they are less costly than large certificates of deposit. With the reduction in the FDIC assessment, repos do not offer as much cost advantage as previously experienced. Management utilized large denomination certificates of deposit in 1996 to replace a portion of customer funds previously invested in repos.

    Even though short-term borrowings temporarily increased 18% at year end 1996 compared to 1995, the Company decreased average repos and other short-term borrowings in 1996 to $13,316,000 or 17% below 1995. FHLB advances which matured in early 1996 represented most of the decrease. The FHLB advances were used to fund loans and other earning assets of Regional Bank in 1995. Depending upon the level of loan demand, management may again elect to use FHLB advances in 1997 as part of its cash management strategy.

    Information related to repurchase agreements is shown in the table below and information on other short-term borrowings is not required since the average balances outstanding during the periods were less than 30% of shareholders' equity.

                             REPURCHASE AGREEMENTS

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Balance at December 31.......................................  $  12,989  $  10,735  $   9,977
Maximum outstanding at any month end.........................     15,903     15,174     16,384
Daily average amount outstanding.............................     11,564     10,162      9,041
Weighted daily average interest rate.........................       5.14%      5.67%      3.99%
Weighted daily interest rate at December 31..................       5.12       5.28       5.39

    The Company continued to prepay long-term debt in 1996. Long-term debt decreased $1,000,000 in 1996 of which $250,000 represented reductions in excess of scheduled payments. Management may continue its history of accelerated payments in 1997. On December 31, 1997 the remaining balance is due. Prior to that time, the Company intends to negotiate the refinancing of its long-term borrowing needs.

CAPITAL RESOURCES

    Common shareholders' equity increased $1,504,000 to $27,749,000 at December 31, 1996. Total shareholders' equity declined by $496,000 due primarily to the early redemption of $2,000,000 of preferred stock in 1996. Redemptions in 1995 and 1994 totaled $400,000 and $300,000. All of the preferred shares have now been redeemed.

    The Federal Reserve and other regulatory agencies have adopted risk-based capital guidelines which assign risk weightings to assets and off-balance sheet items. The Company's Tier 1 capital consists of shareholders' equity less goodwill, while total capital consists of core capital, certain debt instruments and a portion of the allowance for credit losses. At December 31, 1996, Tier 1 capital to total assets was 8.31%. Total capital to risk-adjusted assets was 15.05%. Both ratios substantially exceed all required ratios established for bank holding companies. Risk-adjusted capital levels of the Company's subsidiary banks exceed regulatory definitions of well-capitalized institutions.

    Shareholders' equity is impacted by the Company's decision to categorize its entire securities portfolio as AFS under accounting rules adopted January 1, 1994. Securities in this category are carried at fair value, and shareholders' equity is adjusted to reflect unrealized gains and losses, net of taxes.

    The Company declared and paid common dividends of $0.83 per share in 1996 and $0.69 in 1995. Book value per common share increased to $22.18 from $20.98 in 1995. The net adjustment for AFS securities increased book value by $0.07 and $0.15 at December 31, 1996 and 1995. Depending on market conditions, the adjustment for AFS securities can cause significant fluctuations in equity. The dividend payment rate on preferred stock was 6.34% during each of the past two years.

LIQUIDITY

    Liquidity management involves maintaining sufficient cash levels to fund operations and to meet the requirements of borrowers, depositors, and creditors. Higher levels of liquidity bear higher corresponding costs, measured in terms of lower yields on short-term, more liquid earning assets, and higher interest expense involved in extending liability maturities. Liquid assets total $47,810,000, and include cash and cash equivalents, loans and securities maturing within one year, and money market instruments. In addition, the Company holds $75,667,000 of AFS securities maturing after one year which can be sold to meet liquidity needs.

    Liquidity is supported by maintaining a relatively stable funding base, which is achieved by diversifying funding sources, extending the contractual maturity of liabilities, and limiting reliance on volatile short-term purchased funds. Short-term funding needs can arise from declines in deposits or other funding sources, drawdowns of loan commitments and requests for new loans. The Company's strategy is to fund assets to the maximum extent possible with core deposits, which provide a sizable source of relatively stable and low-cost funds. Average core deposits funded approximately 89% of total earning assets at December 31 in each of the last three years.

    Management believes the Company has sufficient liquidity to meet all reasonable borrower, depositor, and creditor needs in the present economic environment. The Company has not received any recommendations from regulatory authorities which would materially affect liquidity, capital resources or operations.

INTEREST RATE RISK

    At year end 1996, the Company held approximately $169,349,000 in assets comprised of securities, loans, short-term investments, and federal funds sold, which were interest sensitive in one year or less time horizons. The Company's interest rate sensitivity analysis for the year ended December 31, 1996 appears in the following table. Core deposits are distributed or spread among the various repricing categories based upon historical patterns of repricing which are reviewed periodically by management. The assumptions regarding these repricing characteristics greatly influence conclusions regarding interest sensitivity. Management believes its assumptions regarding these liabilities are reasonable.

    Effective asset/liability management requires the maintenance of a proper ratio between maturing or repriceable interest-earning assets and interest-bearing liabilities. It is the policy of the Company that rate-sensitive assets less rate-sensitive liabilities to total assets be kept within a range of 80% to 130%.

    The Company will seek to attain a more neutral gap position in 1997 based upon the belief that the current interest rate environment will remain relatively stable throughout 1997. In any event, the Company does not anticipate that its earnings will be materially impacted in 1997, regardless of the direction interest rates may trend.

                 RATE SENSITIVITY ANALYSIS AT DECEMBER 31, 1996
                             MATURING OR REPRICING

                                                                                                 OVER 5
                                                                                                YEARS OR
                                    3 MONTHS        1 YEAR         3 YEARS        5 YEARS     INSENSITIVE       TOTAL
                                  -------------  -------------  -------------  -------------  ------------  -------------
                                                                  (DOLLARS IN THOUSANDS)
Rate-sensitive assets...........  $   88,660     $   80,689     $   42,413     $   36,530     $  80,054     $  328,346
Rate-sensitive liabilities......     109,123         79,800         53,989         22,258        63,176     $  328,346
                                  -------------  -------------  -------------  -------------  ------------  -------------
Rate sensitivity gap (assets
  less liabilities).............  $  (20,463)    $      889     $  (11,576)    $   14,272     $  16,878
                                  -------------  -------------  -------------  -------------  ------------
                                  -------------  -------------  -------------  -------------  ------------
Rate sensitivity gap
  (cumulative)..................  $  (20,463)    $  (19,574)    $  (31,150)    $  (16,878)
                                  -------------  -------------  -------------  -------------
                                  -------------  -------------  -------------  -------------
Percent of total assets
  (cumulative)..................        (6.2)%         (6.0)%         (9.5)%         (5.1)%
Rate-sensitive assets/
  liabilities (cumulative)......        81.2%          89.6%          87.2%          93.6%

EFFECTS OF CHANGING PRICES

    The Company's asset and liability structure is substantially different from that of an industrial company in that most of its assets and liabilities are monetary in nature. Management believes the impact of inflation on financial results depends upon the Company's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction at the same time, or at the same magnitude, as the prices of other goods and services. As discussed previously, management relies on its ability to manage the relationship between interest-sensitive assets and liabilities to protect against wide interest rate fluctuations, including those resulting from inflation.

ACCOUNTING CHANGES

    The FASB has issued SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF. This statement establishes guidance for recognizing and measuring impairment losses and requires that the carrying amount of impaired assets be reduced to fair value. Long-lived assets and certain identifiable intangibles must be reviewed for impairment whenever events indicate that the carrying amount of the assets may not be recoverable.

    SFAS No. 121 was effective in 1996 for the Company. The adoption of SFAS No. 121 did not have any material effect on results of operation or financial condition in 1996.

    SFAS No. 123, STOCK BASED COMPENSATION, was effective for the Company in 1996. This statement requires expanded disclosures rather than recognition of compensation cost as was originally required by the exposure draft of this statement for fixed, at the money, options. However, employers are encouraged to recognize the cost of stock-based compensation plans in their financial statements. Currently, the Company has no stock-based compensation plans and adoption of SFAS No. 123 did not have any effect on 1996 financial statements.

    SFAS No. 125, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are considered secured borrowings.

    A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. The transferor has surrendered control over transferred assets only if certain conditions are met.

    This statement provides detailed measurement standards for assets and liabilities included in these transactions. It also includes implementation guidance for assessing isolation of transferred assets and for accounting for transfers of many specific types of transactions.

    Except as amended by SFAS No. 127, SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. Earlier or retroactive application is not permitted. SFAS No. 127 defers for one year the effective date (a) of paragraph 15 of SFAS No. 125 and, (b) for repurchase agreement, dollar-roll, securities lending, and similar transactions, of paragraphs 9-12 and 237(b) of SFAS No. 125.

    SFAS No. 127 provides additional guidance on the types of transactions for which the effective date of SFAS No. 125 has been deferred. It also requires that if it is not possible to determine whether a transfer occurring during calendar-year 1997 is part of a repurchase agreement, dollar-roll, securities lending, or similar transaction, then paragraphs 9-12 of SFAS No. 125 should be applied to that transfer.

    Management does not expect adoption of these statements to have any material effect on 1997 financial statements.

               QUARTERLY FINANCIAL INFORMATION FOR 1996 AND 1995

                                                        1996                                        1995
                                     ------------------------------------------  ------------------------------------------
                                      FOURTH      THIRD     SECOND      FIRST     FOURTH      THIRD     SECOND      FIRST
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               (DOLLARS IN THOUSANDS)
Total interest income..............  $   6,275  $   6,070  $   5,884  $   5,737  $   5,908  $   5,784  $   5,658  $   5,485
Total interest expense.............      3,138      3,068      2,921      2,879      3,047      3,060      2,986      2,758
Net interest income................      3,137      3,002      2,963      2,858      2,861      2,724      2,672      2,727
Provision for loan losses..........         60         30         33         27         12          9          6          3
Net interest income after provision
  for loan losses..................      3,077      2,972      2,930      2,831      2,849      2,715      2,666      2,724
Non-interest income................        409        359        413        321        343        334        430        350
Non-interest expense...............      2,010      2,562      2,045      2,001      1,961      2,003      2,103      2,163
Income before income tax...........      1,476        769      1,298      1,151      1,231      1,046        993        911
Income tax.........................        582        451        514        454        485        417        392        357
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income.........................  $     894  $     318  $     784  $     697  $     746  $     629  $     601  $     554
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income per common share........  $    0.71  $    0.25  $    0.61  $    0.54  $    0.57  $    0.47  $    0.45  $    0.41
Dividends paid per common share....       0.22       0.21       0.20       0.20       0.20       0.17       0.16       0.16

 PTC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

    CERTAIN STATEMENTS IN THIS SECTION CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY OR PTC TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

GENERAL

    The business of PTC consists of holding and administering its interest in People's Trust. The principal business of People's Trust consists of attracting deposits from consumer and commercial customers and making loans to individuals and businesses. People's Trust offers various products for depositors, including checking and savings accounts, certificates of deposit and safe deposit boxes. Loans consist principally of loans to individuals secured by mortgage liens on residential properties, consumer loans generally secured by liens on personal property, and loans to businesses generally secured by liens on business assets such as inventory, accounts receivable, commercial real estate and other property. People's Trust also offers trust services to individuals, businesses and institutions.

    People's Trust operates 17 banking offices in nine eastern and southeastern counties in Indiana. In 1996, People's Trust opened new banking offices in the Greensburg and Connersville markets and in the first quarter of 1997 purchased an office in Hanover. People's Trust will continue to take advantage of opportunities to expand its number of locations if the expansion appears to represent a profitable opportunity, however, there is no assurance this expansion will occur.

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

RESULTS OF OPERATIONS

    Net income for the nine months ended September 30, 1997 was $2,702,000 compared to $2,391,000 for the same period in 1996, which represented a $311,000 or 13.0% increase. Earnings per share also increased from $2.31 per share to $2.64 per share for the same period. Higher net interest income, which was partially offset by higher non-interest expense, accounted for most of the increase in net income. Net income and earnings per share for the third quarter of 1997 versus the third quarter of 1996 were also higher. Again, higher net interest income, offset by higher non-interest expenses, were the main contributors.

    For the nine-month period ended September 30, 1997, as compared to the same period in 1996, net interest income increased by $872,000 or 11.3%. A similar proportional increase also occurred during the third quarter of 1997 versus the third quarter of 1996. Higher volumes (average balances) of financial assets and liabilities, rather than changes in underlying interest rates, were the main reason for increased interest income and interest expense. Average loans were $209,000,000 for the nine months ended September 30, 1997 compared to $181,300,000 for the same period in 1996, or about $27,700,000 higher. Average deposits were $266,900,000 for the nine-month period ended September 30, 1997 versus $243,900,000 for 1996, or about $23,000,000 higher. Net interest margin (net interest income on a tax equivalent basis divided by average total earnings assets) was 4.46% for the nine-month period ended September 30, 1997 and 4.38% for the same period in 1996.

    Non-interest income was relatively stable for the nine-month period ended September 30, 1997 versus 1996; however, certain components of non-interest income did change significantly. Mortgage banking income, which consists of gains (losses) on loan sales and service fee income, was $103,000 higher for the third quarter of 1997 versus 1996, and $189,000 higher for the nine-month period ended September 30,

1997 versus 1996. During the second and third quarters, the long-term interest rates charged on mortgages declined and PTC saw an increase in refinancing and new originations take place. Gains on securities included a sale of common stock in 1996, but was a one-time gain and therefore not reported in 1997.

    Non-interest expense increased from $5,272,000 for the nine months ended September 30, 1996 to $5,918,000 for the same period in 1997, or a $646,000 increase. Most of this increase was related to higher salaries and benefits and higher occupancy and equipment expense. Higher salary and benefit costs were directly attributed to a revised management structure which was implemented on January 1, 1997; and called for the hiring of several new commercial lenders, a financial controller, an executive vice president, and several regional sales managers so PTC could be better positioned for additional growth and loan production activity.

    Higher occupancy and equipment expenses were directly attributed to PTC's expansion of its current ATM program which included the refurbishing of four existing ATM's, the addition of four new ATM's and the addition of one cash dispenser at an Indiana convenience store. PTC also converted to a new network and service provider in order to attain long term cost reductions in driving the ATM network. In addition, PTC expanded its branch network by acquiring a full service branch in March 1997 in Hanover, Indiana, and establishing a de novo branch in Madison, Indiana in September 1997.

FINANCIAL CONDITION

    Total assets increased slightly by $6,158,000 or 2.1% from December 31, 1996 to September 30, 1997. Gross loans increased by $23,690,000 or 12.0% during the same period. A decline in cash equivalents of $7,904,000 was used to fund the increase in loans, along with sales and maturities of available-for-sale securities. Loan demand continued to be strong in 1997. PTC believes it has positioned itself to grow its loan portfolio by adding employees to increase originations. As of September 30, 1997, PTC had obtained an 80.0% loan to deposit ratio. A detailed presentation of loans by category follows:

                                                                  SEPTEMBER 30,  DECEMBER 31,
                                                                      1997           1996      $ CHANGE    % CHANGE
                                                                  -------------  ------------  ---------  -----------
                                                                                (DOLLARS IN THOUSANDS)
Construction loans..............................................   $    13,462    $   13,650        (188)       (1.4)%
Real estate--farmland...........................................        11,948         8,302       3,646        43.9
Real estate--1-4 family residential.............................        88,473        79,808       8,665        10.8
Real estate--non-farm, non-residential..........................        48,917        35,068      13,849        39.5
Commercial and industrial.......................................        17,932        22,986      (5,054)      (22.0)
Consumer loans..................................................        22,227        24,543      (2,266)       (9.2)
Tax-exempt loans................................................        11,347         8,390       2,957        35.2
Other loans.....................................................         6,297         4,216       2,081        49.3
                                                                  -------------  ------------  ---------
Total loans.....................................................   $   220,653    $  196,963   $  23,690        12.0%
                                                                  -------------  ------------  ---------       -----
                                                                  -------------  ------------  ---------       -----

ASSET QUALITY

    Provision for loan losses was relatively stable for 1997 versus 1996. An analysis of activity in the allowance for loan losses follows:

                                                                                NINE MONTHS          NINE MONTHS
                                                                                   ENDED                ENDED
                                                                            SEPTEMBER 30, 1997   SEPTEMBER 30, 1996
                                                                            -------------------  -------------------
                                                                                     (DOLLARS IN THOUSANDS)
Balance at January 1......................................................       $   2,000            $   1,722
Provision for loan losses.................................................             610                  616
Losses charged to allowance...............................................            (750)                (327)
Recoveries credited to allowance..........................................             109                  144
                                                                                    ------               ------
Balance at September 30...................................................       $   1,969            $   2,155
                                                                                    ------               ------
                                                                                    ------               ------

    PTC maintains a watch list and performs an ongoing loan review function. On a quarterly basis the allowance for loan loss calculation is completed. While management believes that the allowance is adequate as of September 30, 1997, it intends to significantly fund the provision during the fourth quarter because PTC's overall loan growth exceeded 13.5% in 1996 and will exceed 14% growth in 1997. A comparative review of the PTC's allowance for loan loss to its peer group, which consists of financial institutions between $150,000,000 and $300,000,000 in assets, was completed. Through this analysis, it was determined that PTC's allowance to total loans percentage relationship was significantly less than its peer group. Management will fund the reserve during the fourth quarter of 1997 to bring PTC closer to its peer group and to recognize the tremendous growth experienced during the past two years.

    A summary of non-performing loans follows:

                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1997           1996
                                                                                      -------------  -------------
                                                                                         (DOLLARS IN THOUSANDS)
Non-accrual loans...................................................................    $   2,349      $   1,794
Restructured loans..................................................................       --             --
Accruing loans 90 days or more past due.............................................           56             34
                                                                                           ------         ------
  Total non-performing loans........................................................    $   2,405      $   1,828
                                                                                           ------         ------
                                                                                           ------         ------

Allowance for loan losses...........................................................    $   1,969      $   2,000
Allowance/total loans...............................................................         0.89%          1.02%
Allowance/non-performing loans......................................................         81.9          109.4
Non-performing loans/total loans....................................................         1.09           0.93

    Chargeoffs were $750,000 for 1997, of which $550,000 was related to one loan relationship. As of September 30, 1997, the carrying value of loans to a bankrupt commercial borrower was $750,000, which is included in non-accrual loans. An agreed settlement has been approved through the bankruptcy courts and payment is expected before year end. No additional loss is expected.

CAPITAL

    Shareholders' equity increased from $21,653,000 at December 31, 1996 to $23,740,000 at September 30, 1997. The increase of $2,087,000 was almost solely due to retained earnings--net income less cash dividends.

    PTC and People's Trust are subject to regulatory capital requirements administered by the federal banking agencies. "Consolidated" actual and minimum required capital ratios for capital adequacy and prompt corrective action purposes are presented below. ("Bank only" ratios are substantially the same as

"consolidated"). PTC and People's Trust are both considered "well-capitalized" for prompt corrective action purposes.

                                                                                                        MINIMUM REQUIRED TO
                                                                                                             BE "WELL-
                                                                               MINIMUM REQUIRED FOR     CAPITALIZED" UNDER
                                                                                 CAPITAL ADEQUACY        PROMPT CORRECTIVE
                                                                    ACTUAL           PURPOSES           ACTION REGULATIONS
                                                                   ---------  -----------------------  ---------------------
AS OF SEPTEMBER 30, 1997
-----------------------------------------------------------------
  Tier 1 capital to average assets...............................       7.26%              4.0%                    5.0%
  Tier 1 capital to risk-weighted assets.........................      10.73               4.0                     6.0
  Total capital to risk-weighted assets..........................      11.70               8.0                    10.0

AS OF DECEMBER 31, 1996
-----------------------------------------------------------------
  Tier 1 capital to average assets...............................       6.73%              4.0%                    5.0%
  Tier 1 capital to risk-weighted assets.........................      10.54               4.0                     6.0
  Total capital to risk-weighted assets..........................      11.60               8.0                    10.0

LIQUIDITY

    Liquidity management involves maintaining sufficient cash levels to fund operations and to meet the requirements of borrowers, depositors and creditors. High levels of liquidity bear higher corresponding costs, measured in terms of lower yields on short-term investments, more liquid earning assets, and higher interest expense involved in extending liability maturities. Liquid assets include cash and cash equivalents, loans and securities maturing within one year, and money market instruments. In addition, PTC holds $20,972,000 of AFS securities maturing after one year which can be sold to meet liquidity needs.

    Liquidity is supported by maintaining a relatively stable funding base, which is achieved by diversifying funding sources, extending the contractual maturity of liabilities, and limiting reliance on volatile short-term purchased funds. Short-term funding needs may arise from declines in deposits or other funding sources, draw downs of loan commitments and requests for new loans. PTC's strategy is to fund assets to the maximum extent possible with core deposits, which provide a sizable source of relatively stable and low-cost funds. Average core deposits funded approximately 87% of total earning assets at September 30, 1997.

    Management believes PTC has sufficient liquidity to meet all reasonable borrower, depositor, and creditor needs in the present economic environment. PTC has not received any recommendations from regulatory authorities, which would materially affect liquidity, capital resources or operations.

INTEREST RATE RISK

    At September 30, 1997, PTC held approximately $178,606,000 in assets comprised of securities, loans, short-term investments, and federal funds sold, which were interest sensitive in one year or less time horizons. PTC's interest rate sensitivity analysis at September 30, 1997 appears below. Core deposits are distributed or spread among the various repricing categories based upon historical patterns of repricing which are reviewed periodically by management. The assumptions regarding these repricing characteristics greatly influence conclusions regarding interest sensitivity. Management believes its assumptions regarding these liabilities are reasonable.

    Effective asset/liability management requires the maintenance of a proper ratio between maturing or repriceable interest-earning assets and interest-bearing liabilities. It is the policy of PTC that rate-sensitive assets less rate-sensitive liabilities to total assets are kept within a range of 85% to 115% for all time periods one year and longer.

                                                                           MATURING OR REPRICING
                                                                          (DOLLARS IN THOUSANDS)
                                                           3 MONTHS       ONE YEAR       5 YEARS       5 YEARS
                                                         -------------  -------------  ------------  ------------
                                                                          (DOLLARS IN THOUSANDS)
Rate-sensitive assets..................................  $   63,131        115,475        85,065     $  25,335
Rate-sensitive liabilities.............................      88,169        111,064        47,496        29,396
                                                         -------------  -------------  ------------  ------------
Rate-sensitive GAP (assets less liabilities)...........  $  (25,038)    $    4,411     $  37,569     $  (4,061)
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------
Rate-sensitive GAP (cumulative)........................  $  (25,038)    $  (20,627)    $  16,942     $  12,881
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------
Percent of total assets (cumulative)...................        (8.3)%         (6.8)%         5.6 %         4.3 %
Rate-sensitive assets/liabilities (cumulative).........        71.6           89.6         106.9         104.7

EFFECTS OF CHANGING PRICES

    PTC's asset and liability structure is substantially different from that of an industrial company in that most of its assets and liabilities are monetary in nature. Management believes the impact of inflation on financial results depends upon PTC's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction at the same time, or at the same magnitude, as the prices of other goods and services, As discussed previously, management relies on its ability to manage the relationship between interest-sensitive asset and liabilities to protect against wide interest rate fluctuations, including those resulting from inflation.

FACILITIES AND TECHNOLOGY

    In an effort to make its service more accessible and convenient, PTC is considering renovating its main banking facility in Rushville. This renovation will enhance customer accessibility to the bank's various products and services as well as enhance drive-through banking, ATM accessibility and customer parking.

    During 1997, PTC initiated many technological improvements. Certain of these improvements represent capital investments, which allows PTC to continue to efficiently compete within the financial services industry which is becoming increasingly dependent upon technology. Investments are being made in additional ATM's, cash dispensers, Automated Voice Response System, debit cards, and additional state-of-the-art personal computers which will allow for improved efficiencies in customer service.

YEAR ENDED DECEMBER 31, 1995 AND 1996

    The following discussion and analysis provides information regarding PTC's consolidated financial condition and results of operations as of and for the years ended December 31, 1995 and 1996.

EARNINGS SUMMARY

    PTC's net income for 1996 was $3,276,000 compared with net income for 1995 of $2,907,000, an increase of $369,000 or 12.7%. Earnings per share were $3.17 in 1996 compared to $2.86 for 1995.

NET INTEREST INCOME


    Net interest income is the principal component of net income for PTC and is determined by the relative size and characteristics of interest-earning assets and interest-bearing liabilities. The increase in net income in 1996 resulted primarily from an increase in net interest income. For the years ended December 31, 1996 and 1995 net interest income was $10,422,000 and $9,585,000, respectively. This represents an increase in 1996 of $837,000 (8.03%).

    Growth in net interest income is drawn primarily from growth in earning assets. Average earning assets increased to $257,011,000 in 1996 from $234,731,000 in 1995, an increase of $22,280,000 (9.5%). The most significant increase in average earning assets occurred in average loans which increased $16,943,000 (10.1%) to $184,447,000 in 1996. Increasing loan balances were the primary cause of the increase in net interest income during 1996. The following table sets forth, for the periods indicated, information regarding the average balances of interest-earning assets and interest-bearing liabilities, the dollar amount of interest income and interest expense, and the resulting yield on average interest-earning assets and rates on average interest-bearing liabilities. Average balances are also provided for non-earning assets, non-interest-bearing liabilities and shareholders' equity.

    Net interest income also depends on the rates paid on assets and the rates paid on liabilities. The net interest margin represents net interest income as a percent of average earning assets. The net interest margin, or margin on earning assets, was 4.39% in 1996 and 4.37% in 1995. Interest rates were low and stable during this time period and the result has been about the same margins.

                              RATE/VOLUME ANALYSIS

                                                                        1996                               1995
                                                         ----------------------------------  --------------------------------
                                                          AVERAGE                 AVERAGE     AVERAGE                AVERAGE
                                                          BALANCE    INTEREST      RATE       BALANCE    INTEREST     RATE
                                                         ----------  ---------  -----------  ----------  ---------  ---------

                                                                                (DOLLARS IN THOUSANDS)
EARNING ASSETS
Short-term investments
  Interest-bearing balances with banks.................  $    2,274  $     130        5.72%  $    1,034  $      62       6.00%
  Federal funds sold...................................       7,317        433        5.92        7,923        473       5.97
Securities:
  Taxable..............................................      38,224      2,440        6.38       39,394      2,498       6.34
  Non-taxable(1).......................................      24,749      1,805        7.29       18,876      2,424       7.54
Loans and leases:(2)
  Taxable(3)...........................................     176,529     16,658        9.44      160,915     15,062       9.36
  Non-taxable(1).......................................       7,918        708        8.94        6,589        582       8.83
                                                         ----------  ---------       -----   ----------  ---------  ---------
  Total earning assets.................................     257,011     22,174        8.63      234,731     20,101       8.56
                                                         ----------  ---------       -----   ----------  ---------  ---------
Cash and due from banks................................       6,992                               6,196
Premises and equipment, net............................       3,246                               2,971
Intangible assets......................................       1,678                               1,899
Accrued interest receivable and other assets...........       3,384                               3,051
Less: Allowance for loan losses........................      (1,976)                             (1,607)
                                                         ----------                          ----------
  Total assets.........................................  $  270,335                          $  247,241
                                                         ----------                          ----------
                                                         ----------                          ----------
INTEREST-BEARING LIABILITIES
Savings and interest-bearing demand deposits...........  $   78,529      2,247        2.86       75,087      2,155       2.87
Time deposits..........................................     148,079      8,590        5.80      132,604      7,579       5.72
Notes payable..........................................         782         60        7.67        1,247        102       8.18
                                                         ----------  ---------               ----------             ---------
  Total interest-bearing liabilities...................     227,390     10,897        4.79      208,938      9,836       4.71
                                                         ----------  ---------       -----   ----------  ---------  ---------
Demand deposit accounts................................      20,136                              18,778
Other liabilities......................................       2,396                               1,879
                                                         ----------                          ----------
  Total liabilities....................................     249,922                             229,595
Shareholders' equity...................................      20,413                              17,646
                                                         ----------                          ----------
  Total liabilities and shareholders' equity...........  $  270,335                          $  247,241
                                                         ----------                          ----------
                                                         ----------                          ----------
Net interest/spread....................................              $  11,277        3.84%              $  10,265       3.85%
                                                                     ---------       -----               ---------  ---------
                                                                     ---------       -----               ---------  ---------
Margin.................................................                               4.39%                              4.37%
                                                                                     -----                          ---------
                                                                                     -----                          ---------

------------------------------

(1) Effective tax rates were determined as though interest earned on PTC's investments in municipal bonds and loans was fully taxable. Interest yields on state and municipal securities are presented on a fully taxable equivalent basis using a 34% tax rate.

(2) Interest income on loans included fees of $437,000 and $370,000 for 1996 and 1995.

(3) Non-accrual loans are included in average balance.

    The following table presents information regarding PTC's interest income and interest expense for the periods indicated. The table presents the amount of change in interest income or interest expense which is attributable to the change in the average balance (volume) and the amount of change which is related to change in rates. The net change, attributable to the combined impact of volume and rate, has been allocated proportionately to the change due to volume and the change due to rate. Increases in balances were responsible for an increase in net interest income of $1,058,000 during 1996, however, this was offset by a decrease in spread of $46,000 resulting in a $1,012,000 increase in net interest income.

                                                                                                   1996-1995
                                                                                       ---------------------------------
                                                                                                   CHANGE      CHANGE
                                                                                         TOTAL     DUE TO      DUE TO
                                                                                        CHANGE     VOLUME       RATE
                                                                                       ---------  ---------  -----------

                                                                                            (DOLLARS IN THOUSANDS)
EARNING ASSETS
Short-term investments
  Interest-bearing balances with banks...............................................  $      68  $      71   $      (3)
  Federal funds sold.................................................................        (40)    --             (40)
Securities
  Taxable............................................................................        (58)       (75)         17
  Non-taxable........................................................................        381        430         (49)
Loans and leases
  Taxable............................................................................      1,596      1,472         124
  Non-taxable........................................................................        126        119           7
                                                                                       ---------  ---------       -----
    Total earning assets.............................................................      2,073      2,017          56
                                                                                       ---------  ---------       -----
INTEREST-BEARING LIABILITIES
Savings and interest-bearing demand deposits.........................................         92         99          (7)
Time deposits........................................................................      1,011        896         115
Notes payable........................................................................        (42)       (36)         (6)
                                                                                       ---------  ---------       -----
    Total interest-bearing liabilities...............................................      1,061        959         102
                                                                                       ---------  ---------       -----
    Net interest/spread..............................................................  $   1,012  $   1,058   $     (46)
                                                                                       ---------  ---------       -----
                                                                                       ---------  ---------       -----

NON-INTEREST INCOME

    Total non-interest income was $2,349,000 in 1996 and $1,902,000 in 1995. This reflected an increase in 1996 of $447,000 (23.5%). Service charges on deposit accounts were relatively flat in 1996 compared to 1995. The amounts were $1,199,000 in 1996 compared to $1,192,000 in 1995.

    Mortgage banking revenues included net gains and losses realized when mortgage loans were sold into the secondary market, service fee revenue earned from servicing those loans after they were sold and points paid by customers at time of closing. Mortgage banking revenue, as reflected in PTC's financial statements, has not been reduced by the associated costs, such as compensation expense, which is shown elsewhere within non-interest expense. Total mortgage banking revenue was $795,000 in 1996 and $447,000 in 1995. This reflects an increase in 1996 of $348,000 (78%). The majority of this increase is from PTC adopting SFAS No. 122 which recognizes the income value of servicing rights. This accounting change increased income in mortgage banking $225,000 in 1996.

    People's Trust sold its travel agency in April, 1996 so it could concentrate its focus on additional banking facilities, products and services. As a result, travel commission revenues decreased from $178,000 in 1995 to $66,000 in 1996 (62.8%). PTC does not engage in the purchase and sale of securities with the intent to generate gains. PTC may sell available-for-sale securities for liquidity or to manage its asset/ liability position. During 1996, such sales, as well as gains and losses realized when securities were called prior to their maturity, generated net gains of $104,000 compared to losses in 1995 of $76,000.

NON-INTEREST EXPENSE

    Non-interest expense, or overhead, includes the costs of personnel, occupancy, data processing equipment, insurance, and other costs of sustaining operations. Overhead for the years ended December 31, 1996 and 1995 was $7,103,000 and $6,639,000, respectively. This reflects increases of $464,000 (7%) in 1996. More than half of total non-interest expense was comprised of salaries and employee benefits. During 1996 and 1995 salaries and employee benefits were $4,137,000 and $3,725,000 respectively. This represents an 11% increase which was due to People's Trust opening and staffing two new branches during 1996. The new branches are expected to have a positive effect on net income by the beginning of 1998.

    FDIC insurance expense decreased $249,000 in 1996 as a result of a decrease in the premium rates charged to insured banks. Other operating expenses increased $208,000 from 1995 to 1996 for a variety of reasons, including higher advertising and promotional expenses, legal and professional fees, and charge card expenses.

INCOME TAXES

    PTC's income tax expense was affected primarily by the level of pre-tax income. As income increased, tax expense did as well. Tax expense for 1996 increased $364,000 over 1995. PTC can and does purchase tax-free investments and originates tax-free loans as a means of generating tax-free income, effectively mitigating tax expense.

ASSET AND LIABILITY MANAGEMENT

    PTC engages in a formal process of measuring and defining the amount of interest rate risk. Interest rate risk is the effect on net interest income resulting from changes in interest rates. The goal of the asset and liability management process is to maintain a high, yet stable, net interest margin by identifying the degree of interest rate risk and developing tactics and strategies to mitigate the extent to which net interest income will be affected by changes in interest rates.

    The following table illustrates the repricing opportunities, or "rate sensitivity" of interest-earning assets and interest bearing liabilities. A repricing may occur if the rate on the asset or liability changes as interest rates change, or, when the rate is fixed, at the time they mature. The "gap" is the difference between rate sensitive assets and rate sensitive liabilities within a specific time frame. Gap is considered an indicator of the effect a change in interest may have on net interest income.

    As of December 31, 1996, PTC's rate-sensitive liabilities exceeded rate-sensitive assets through one year. This would indicate that if rates increase, net interest income may decrease. In order to determine accurately the effect of changes in interest rates, the repricing effect of each type of interest-earning asset and interest-bearing liability must be measured. Assets and liabilities have different characteristics and the magnitude of change differs for each. Management continually monitors the changes to net interest income which may result from changing interest rates.

                       INTEREST RATE SENSITIVITY ANALYSIS

                                                                    4-12        1-5       AFTER    NON-INTEREST
                                                     0-3 MONTHS    MONTHS      YEARS     5 YEARS     BEARING      TOTAL
                                                     ----------  ----------  ---------  ---------  -----------  ----------
                                                                            (DOLLARS IN THOUSANDS)
  Cash and due from banks..........................  $   10,772                                     $   2,213   $   12,985
  Federal funds sold...............................      13,200                                                     13,200
  Interest bearing balances with financial
    institutions...................................              $      898  $     999                               1,897
  Securities.......................................       3,460       5,538     46,828  $   7,768                   63,594
  Loans............................................      40,103     100,731     36,897     17,337       1,895      196,963
  Allowance for loan losses........................                                                    (2,000)      (2,000)
  Other assets.....................................                                                     9,936        9,936
                                                     ----------  ----------  ---------  ---------  -----------  ----------
    Total assets...................................      67,535     107,167     84,724     25,105      12,044   $  296,575
                                                     ----------  ----------  ---------  ---------  -----------  ----------
                                                                                                                ----------

  Non-interest-bearing deposits....................                                                 $  32,350   $   32,350
  Passbook savings.................................              $   30,114                                         30,114
  Interest bearing deposits........................  $   57,654      --                                             57,654
  CD's >100M.......................................       9,232      12,330  $   7,388                              28,950
  CD's >100M.......................................      22,296      47,173     39,924  $      12                  109,405
  IRA's............................................       2,115       3,369      7,169                              12,653
  Note payable.....................................         500                                                        500
  Other liabilities................................                                                     3,296        3,296
  Capital..........................................                                                    21,653       21,653
                                                     ----------  ----------  ---------  ---------  -----------  ----------
    Total liabilities..............................      91,797      92,986     54,481         12      57,299   $  296,575
                                                     ----------  ----------  ---------  ---------  -----------  ----------
                                                                                                                ----------

Periodic gap.......................................  $  (24,262) $   14,181  $  30,243  $  25,093   $ (45,255)
                                                     ----------  ----------  ---------  ---------  -----------
                                                     ----------  ----------  ---------  ---------  -----------
Cumulative gap.....................................  $  (24,262) $  (10,081) $  20,162  $  45,255
                                                     ----------  ----------  ---------  ---------
                                                     ----------  ----------  ---------  ---------

    A significant assumption that creates the large negative gap in the 0 to 3 month category is that all interest-bearing demand accounts are subject to immediate repricing. While it is true that contractually, those accounts are subject to immediate repricing, the rates paid on those accounts are not generally tied to specific indices and are influenced by market conditions and other factors. Accordingly, a general movement in interest rates, either up or down, may not have any immediate effect on the rates paid on these deposit accounts. The foregoing table illustrates only one source of information about sensitivity to interest rate movements. The core of PTC's asset and liability management process consists of simulations that take into account the time that various assets and liabilities may reprice and the degree to which various categories of such assets and liabilities will respond to general interest rate movements. Interest rate risk can only be represented by a measurement of the effects of changing interest rates given the capacity for, and magnitude of, change of specific assets and liabilities.

LIQUIDITY


    Liquidity refers to the availability of funds to meet deposit withdrawals, fund loan commitments and pay expenses. During 1996, PTC's loan portfolio increased to $197,000,000 at December 31, 1996 from $173,000,000 at December 31, 1995, an increase of $24,000,000 or 13.7%. Increases in deposits provided one source of funding for loan growth in 1996. Average deposits increased $20,000,000 (10%) between 1995 and 1996. Additional funding for loan growth was provided through sales and maturities of securities.

    A common measure of liquidity is the loan to deposit ratio. As of December 31, PTC had a loan to deposit ratio of 72.6% in 1996, and 71.7% in 1995. Increasing this ratio was an important goal for PTC's management during 1996, and significantly added to PTC's profitability.


    Loan commitments include unfunded portions of lines of credit and commercial letters of credit. These unfunded commitments may or may not require funding. At December 31, 1996 and 1995, such commitments totaled $29,000,000 and $18,000,000, respectively. Loan commitments generate fee income for PTC.


LOAN QUALITY

    PTC has maintained a high level of quality in the loan portfolio. Non-performing loans are those loans which are past due more than 90 days and still accruing interest and those loans on which PTC no longer accrues interest. As of December 31, 1996 and 1995, non-performing loans totaled $1,828,000 and $1,464,000, respectively. As a percent of total loans, non-performing loans were 0.93% at December 31, 1996 and 0.84% at December 31, 1995.

    The provision for loan losses is a charge to earnings to provide for potential loan losses. The provision for loan losses was $828,000 in 1996 and $740,000 in 1995. Coverage of potential loan losses is provided by the allowance for loan losses. The adequacy of the allowance for loan losses is evaluated at least quarterly by the credit review function and management based upon a review of identified loans with more than a normal degree of risk, historical loss percentages, and present and forecasted economic conditions affecting borrowers. At December 31, the allowance for loan losses was $2,000,000 for 1996 and $1,722,000 for 1995. As a percent of total loans, the allowance for loan losses was 1.02% and 0.99% at those points in time. Management's analysis indicates that the allowance for loan losses at December 31, 1996, was adequate to cover potential losses on identified loans with credit problems and on the remaining portfolio. Contained within the general allowance for loan loss specific allocations can be made if management can determine a loss. In the case of loans to a bankrupt commercial borrower, management had specifically reserved $475,000.

    Gross loan chargeoffs in 1996 and 1995 were $726,000 and $855,000, respectively. As a percentage of average loans, gross loan chargeoffs were 0.39% and 0.51% for those periods.

    Effective January 1, 1995, PTC was required to adopt SFAS No. 114 which required recognition of loan impairment. Loans are considered impaired if full principal or interest payments are not anticipated. Impaired loans are carried at the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans. PTC's average investment in impaired loans during 1996 was $844,000. At December 31, 1996, $1,300,000 of loans were deemed to be impaired and $475,000 of the allowance for loan losses was allocated to those loans. At December 31, 1995, impaired loans were $129,000. The large increase in impaired loans was related to loans to Bennett Funding.

CAPITAL


    In June, 1994, PTC completed a rights offering of its common shares at $25.00 per share ($15.50 per share when adjusted for a subsequent stock split and stock dividend). The net proceeds after commissions and expenses from the sale of 60,000 shares were approximately $1,453,000. This rights offering included options which were exercised in January 1996, resulting in the issuance of 28,449 shares for a total of $485,000 at $17.05 per share ($15.50 when adjusted for a subsequent stock dividend). In April, 1996, PTC repurchased 22,634 shares at a market price of $30 per share ($27.27 when adjusted for a subsequent stock dividend).


    Both PTC and People's Trust are required to comply with capital requirements promulgated by their primary regulators. Those regulations require the maintenance of specified levels of capital to total assets

(the leverage ratio) and to risk-weighted assets (the risk-based capital ratio). These regulations require maintaining a leverage ratio of at least 5% for "well-capitalized" entities and a total risk-based capital ratio of at least 10%.

    PTC and People's Trust were in full compliance with all regulatory capital requirements at December 31, 1996. The following table indicates PTC's actual capital levels at the dates indicated.

                        REGULATORY CAPITAL REQUIREMENTS

                                                                            MINIMUM REQUIRED
                                                                              TO BE WELL-
                                                                              CAPITALIZED
                                                    MINIMUM REQUIRED          UNDER PROMPT
                                                      FOR CAPITAL              CORRECTIVE
                                                   ADEQUACY PURPOSES       ACTION REGULATIONS
                                  ACTUAL
                           --------------------  ----------------------  ----------------------
                            AMOUNT      RATIO     AMOUNT       RATIO      AMOUNT       RATIO
                           ---------  ---------  ---------     -----     ---------     -----
                                                  (DOLLARS IN THOUSANDS)
Total capital (to
  risk-weighted assets)
  PTC....................  $  21,836      11.60% $  15,055         8.0%  $  18,819        10.0%
  People's Trust.........     21,487      11.46     14,995         8.0      18,744        10.0

Tier 1 capital (to
  risk-weighted assets)
  PTC....................     19,836      10.54      7,528         4.0      11,291         6.0
  People's Trust.........     19,487      10.40      7,498         4.0      11,246         6.0

Tier 1 capital (to
  average assets)
  PTC....................     19,836       6.73     11,795         4.0      14,744         5.0
  People's Trust.........     19,487       6.63     11,753         4.0      14,692         5.0

    PTC and People's Trust at year-end 1996 were categorized as well-capitalized.

SELECTED FINANCIAL RATIOS

    The following table indicates certain key financial ratios for PTC for the years indicated:

                                                                                 1996       1995
                                                                               ---------  ---------
Return on assets.............................................................       1.21%      1.18%
Return on equity.............................................................      16.05      16.48
Dividend payout ratio........................................................         21         19
Equity to assets ratio.......................................................       7.55       7.14

NEW ACCOUNTING PRONOUNCEMENTS

    SFAS No. 125 was issued by the FASB in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. The effect on the financial statements of PTC and People's Trust is not expected to be material.

                            BUSINESS OF THE COMPANY

GENERAL

    The Company was initially formed in Owensboro, Kentucky in 1982 as First Commonwealth Bancorp. The Company reincorporated under the laws of the State of Indiana under its present name in 1983, and relocated to Greensburg, Indiana in anticipation of acquiring Union Bank. In 1987, The Peoples Bank, in Portland, Indiana ("Peoples Bank"), was acquired and as of December 31, 1991, Regional Bank was acquired. Effective July 1, 1994, the Company merged Union Bank with Peoples Bank, with the resulting bank renamed Union Bank and Trust Company of Indiana ("Union Bank"). Through Union Bank and Regional Bank, the Company operates twelve offices with 143 full-time equivalent employees in eastern and southern Indiana. As of September 30, 1997, the Company had consolidated assets of $342 million, consolidated deposits of $286 million and shareholders' equity of $30 million.

    Through its subsidiaries, the Company offers a broad range of financial services, including: accepting time and transaction deposits; making consumer, commercial, agri-business and real estate mortgage loans; issuing credit cards; renting safe deposit facilities; providing general agency personal and business insurance services; providing personal and corporate trust services; and providing other corporate services such as payroll processing, letters of credit and repurchase agreements.

    The Company's subsidiaries are located in non-metropolitan areas and their business is centered in loans and deposits generated within markets considered to be largely rural in nature. In addition to competing with other banks, thrift institutions, credit unions and finance companies located within their service areas, they also compete, directly and indirectly, with all providers of financial services.

RECENT DEVELOPMENTS

    The Company is a party to an Agreement and Plan of Merger with PTC dated as of October 8, 1997 (the "Merger Agreement") pursuant to which PTC would merge with and into the Company and People's Trust would become a wholly owned subsidiary of the Company, and each outstanding share of PTC at the effective time of the merger would be converted into the right to receive 1.075 shares of common stock of the Company (the "PTC Merger"). The Company expects to issue in the aggregate up to 1,136,417 shares of common stock in the PTC Merger. The PTC Merger is expected to be completed late in the fourth quarter of 1997 or early in the first quarter of 1998.

    At September 30, 1997, PTC had total assets of $302.7 million, total deposits of $275.7 million and total shareholders' equity of $23.7 million. PTC had net income of $2.7 million for the nine months ended September 30, 1997, compared to net income of $2.4 million for the nine months ended September 30, 1996. See "PTC Selected Financial Data" and "PTC Management's Discussion and Analysis of Financial Condition and Results of Operations." People's Trust engages in a general full-service commercial and consumer banking business. People's Trust conducts its banking business through 17 offices located in the Indiana counties of Dearborn, Franklin, Jefferson, Ripley, Rush, Fayette, Decatur, Switzerland and Wayne.

    PTC is subject to the informational reporting requirements of the Exchange Act. Information about PTC may be obtained from the Public Reference Section of the Commission or accessed through electronic means, including the Commission's home page on the Internet (http://www.sec.gov), in the same manner that information about the Company may be obtained. See "Available Information."

    The PTC Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. See "Summary of Pro Forma Consolidated Financial Data," "Pro Forma Selected Financial Data" and "Index to Consolidated Financial Statements and Pro Forma Consolidated Financial Statements." The PTC Merger is intended to be a tax free reorganization so that no gain or loss would be recognized by the Company or PTC, and no gain or loss would be recognized by shareholders of PTC except in respect of cash received for fractional shares or pursuant to the exercise of statutory dissenters' rights. The PTC Merger is subject to various conditions, including requisite shareholder and regulatory approvals. Accordingly, no assurance can be given that the PTC Merger will be consummated. If the PTC

Merger is not consummated, the anticipated significant increase in the Company's capital base due to the PTC Merger will not be realized. Consequently, due to regulatory capital requirements, the Company's ability to utilize a portion of the offering proceeds for future acquisitions and other growth would be adversely affected if the PTC Merger is not consummated.

    Following the PTC Merger, pursuant to the Merger Agreement, the Board of Directors of the Company will consist of ten members, five of which will have been designated by the Company and five of which will have been designated by PTC. The Merger Agreement also provides that the Company's Chairman of the Board, President and Chief Executive Officer, Robert E. Hoptry, will continue to be the Company's Chairman of the Board and Chief Executive Officer and that PTC's President and Chief Executive Officer, James L. Saner, will be President and Chief Operating Officer of the Company following the PTC Merger.

EMPLOYEES

    As of September 30, 1997, the Company and its subsidiaries had approximately 151 full-time equivalent employees to whom it provides a variety of benefits. Management believes that its relationship with its employees is good.

REGULATION AND SUPERVISION OF THE COMPANY

    The Company is a bank holding company ("BHC") within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"). This Act subjects BHCs to regulations of the Federal Reserve and restricts the business of BHCs to banking and related activities. In addition, the Company is a nondiversified unitary savings and loan holding company subject to regulations, examinations, supervision and reporting requirements of the Office of Thrift Supervision ("OTS").

    Under the BHCA, a BHC is, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of voting stock of any company which is not a bank or engaging in any activity other than managing or controlling banks. A BHC may, however, own shares of a company engaged in activities which the Federal Reserve has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

    Acquisitions by the Company of banks and savings associations are subject to federal and state regulation. Any acquisition by the Company of more than five percent of the voting stock of any bank requires prior approval of the Federal Reserve. Acquisition of savings associations is also subject to the approval of the OTS.

    Indiana law permits BHCs to acquire BHCs and banks out of state on a reciprocal basis, subject to certain limitations. Under current law, the Company may acquire banks, and may be acquired by BHCs, located in any state in the United States which permits reciprocal entry by Indiana BHCs. Under the BHCA, BHCs may acquire savings associations without geographic restrictions.

    A BHC and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with the extension of credit, lease or sale of property, or the provision of any property or service.

    The Company is under the jurisdiction of the Commission and state securities commission for matters relating to the offering and sale of its securities. The Company is subject to the Commission's rules and regulations relating to periodic reporting, reporting to shareholders, proxy solicitation and insider trading. See "Available Information."

    The Company's income is principally derived from dividends paid on the common stock of its subsidiaries. The payment of these dividends is subject to certain regulatory restrictions.

    Under Federal Reserve policy, the Company is expected to act as a source of financial strength to, and commit resources to support, its affiliates. As a result of such policy, the Company may be required to commit resources to its affiliate banks in circumstances where it might not otherwise do so.

REGULATION AND SUPERVISION OF THE SUBSIDIARY BANKS

    Union Bank is supervised, regulated and examined by the Indiana Department of Financial Institutions ("DFI") and the FDIC. Regional Bank is supervised, regulated and examined by the OTS. A cease-and-desist order may be issued against the banks, if the respective agency finds that the activities of the bank represents an unsafe and unsound banking practice or violation of law.

    The deposits of Union Bank are insured by the BIF of the FDIC. The deposits of Regional Bank are insured by the SAIF of the FDIC. The FDIC has the authority to change premiums twice per year. Commencing in 1997 and until 1999, thrift institutions will pay approximately five times higher assessment rates than commercial banks (6.44 cents versus 1.29 cents per $100 of deposits). After the three year period, BIF and SAIF-insured institutions will pay the same assessment rate of 2.43 cents per $100 of deposits. Based on 1996 year end deposit levels, Union Bank's deposit insurance expense will increase approximately $22,000 and Regional Bank will save approximately $155,000 compared to the assessment rates paid in 1996 as a result of these changes.

    Branching by banks in Indiana is subject to the jurisdiction, and requires the prior approval, of the bank's or savings bank's primary federal regulatory authority and, if the branching bank is a state bank, of the DFI. Under Indiana law, the banks may branch anywhere in the state.

    The Company is a legal entity separate and distinct from its subsidiary Banks. There are various legal limitations on the extent to which the Banks can supply funds to the Company. The principal source of the Company's funds consists of dividends from its subsidiary Banks. State and Federal law restrict the amount of dividends which may be paid by banks and savings banks. In addition, the Banks are subject to certain restrictions on extensions of credit to the Company, on investments in the stock or other securities of the Company and in taking such stock or securities as collateral for loans.

LEGISLATION

    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") represented a comprehensive and fundamental change to banking supervision and mandates the development of additional regulations governing almost every aspect of the operations, management and supervision of banks and BHCs.

    FDICIA also included several supervisory reforms related to the frequency of regulatory examinations and audit requirements. FDICIA also required the adoption of safety and soundness standards on matters such as loan underwriting and documentation, and compensation and other employee benefits; mandated consumer protection disclosures with respect to deposit accounts; and the establishment of a risk-based deposit insurance system. To date, many of the provisions of FDICIA have been implemented.

    FDICIA requires banking regulators to take prompt corrective actions with respect to depository institutions that fall below certain capital levels and prohibit any depository institution from making a capital distribution that would cause it to be considered undercapitalized. Banking regulators were also required to revise their capital standards to take into account interest rate risk. A policy statement has been proposed providing a supervisory framework to measure and monitor interest rate risk at individual banks. Banks may use an internal model which provides a measure of the change in a bank's economic value. The results of the supervisory and internal models would be one factor regulators will consider in their assessment of capital adequacy. Other factors will also be considered.

    Certain regulations define relevant capital measures for five capital categories. A "well capitalized" institution is one that has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 8%, a leverage ratio of at least 5% and is not subject to regulatory direction to maintain a specific level for any capital measure. An "adequately capitalized" institution is one that has ratios greater than 8%, 4% and 4%. An institution is "undercapitalized" if its respective ratios are less than 8%, 4% and 4%. "Significantly undercapitalized" institutions have ratios of less than 6%, 3% and 3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity to total assets that is 2% or less. Institutions with capital ratios at levels of "undercapitalized" or lower are subject to various limitations which, in most situations, will reduce the competitiveness of the institution.

    The Riegle Community Development and Regulatory Improvement Act of 1994 ("Riegle Act") was signed into law in 1994. The Riegle Act contains seven titles pertaining to community development and home ownership protection, small business capital formation, paperwork reduction and regulatory improvement, money laundering and flood insurance.

    In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Branching Act") was enacted. In general, the Branching Act permits BHCs that are adequately capitalized and adequately managed to acquire banks located in any other state, subject to certain total deposit limitations. The Branching Act also permits full interstate branching. States, however, may have elected to prohibit interstate branching and merger transactions by enacting legislation prior to June 1, 1997 that applies equally to all out-of-state banks and expressly prohibits mergers involving out-of-state banks. Indiana did not enact such legislation.

    The monetary policies of regulatory authorities have a significant effect of the operating results of banks and BHCs. The nature of future monetary policies and the effect of such policies on the future business and earnings of the Company and its subsidiaries cannot be predicted.

    The Deposit Insurance Funds Act was enacted in 1996 and contained several major provisions. The new law recapitalized the SAIF by a one-time assessment on all SAIF-insured deposits. For 1997 through 1999 the banking industry will help pay for the Financing Corp. ("FICO") bond interest payments at an assessment rate that is one-fifth the rate paid by thrifts. Beginning January 1, 2000, the FICO interest payments will be paid pro-rata by banks and thrifts. Deposit shifting is prohibited for three years and the $2,000 annual minimum deposit insurance assessment was repealed. The BIF and SAIF will be merged on January 1, 1999 providing a law is passed by that date merging the bank and thrift charters. In addition, there were more than forty regulatory relief provisions in this bill.

CAPITAL REQUIREMENTS

    The Company and its subsidiary Banks must meet certain minimum capital requirements mandated by the Federal Reserve, FDIC, OTS and DFI. These regulatory agencies require BHCs and banks to maintain certain minimum ratios of primary capital to total assets and total capital to total assets. The Federal Reserve requires BHCs to maintain a minimum Tier 1 leverage ratio of 3% capital to total assets; however, for all but the most highly rated institutions which do not anticipate significant growth, the minimum Tier 1 leverage ratio is 3% plus an additional cushion of 100 to 200 basis points. As of September 30, 1997, the Company's leverage ratio of capital to total assets was 8.58%.

    The Federal Reserve, OTS and FDIC each have approved the imposition of "risk-adjusted" capital ratios on BHCs and financial institutions. The Company and its subsidiaries had capital to assets ratios and risk-adjusted capital ratios at September 30, 1997, in excess of the applicable regulatory minimum requirements.

YEAR 2000 COMPUTER ISSUES

    In the next two years, most large companies will face a potentially serious information systems (computer) problem because many software application and operational programs written in the past may not properly recognize calendar dates beginning in the year 2000. This problem could force computers to either shut down or provide incorrect data or information. The Company began the process of identifying the changes required to its computer programs and hardware, in consultation with software and hardware providers and bank regulators, in early 1997. While the Company believes it is taking all appropriate steps to assure year 2000 compliance, it is dependent on vendor compliance to some extent. The Company is requiring its systems and software vendors to represent that the services and products provided are, or will be, year 2000 compliant, and contemplates a program of testing compliance. The Company estimates that its costs related to year 2000 compliance will be at least $50,000 and may be significantly more. The "year 2000" problem is persuasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. Consequently, no assurance can be given that year 2000 compliance can be achieved without costs and uncertainties that might affect future financial results or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, State Street Bank and Trust Company, will act as indenture trustee for the Preferred Securities under the Trust Agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Agreement, the Trust Act, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    Pursuant to the terms of the Trust Agreement, the Trustees, on behalf of IUB Trust, will issue the Trust Securities. All of the Common Securities will be owned by the Company. The Preferred Securities will represent preferred undivided beneficial interests in the assets of IUB Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement does not permit the issuance by IUB Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by IUB Trust.

    The Preferred Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Common Securities, except as described under "--Subordination of the Common Securities." Legal title to the Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Preferred Securities will be a guarantee on a subordinated basis with respect to the Preferred Securities, but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when IUB Trust does not have funds on hand available to make such payments. State Street Bank and Trust Company, as Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities. See "Description of the Guarantee."

DISTRIBUTIONS


    PAYMENT OF DISTRIBUTIONS. Distributions on each Preferred Security will be payable at the annual rate of 8.75% of the stated Liquidation Amount of $10, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, to the holders of the Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The record date will be the 15th day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from December 12, 1997, the date of original issuance. The first Distribution Date for the Preferred Securities will be December 31, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions, interest or other payment in respect of any such


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
delay) with the same force and effect as if made on the date such payment was originally due and payable. "Business Day" means any day other than a Saturday or a Sunday or a day on which Federal or state banking institutions in the Borough of Manhattan, the City of New York, are authorized or required by law, executive order or regulation to close, or a day on which the corporate trust office of the Property Trustee or the corporate trust office of the Debenture Trustee is closed for business.


    EXTENSION PERIOD. The Company has the right under the Indenture, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest on the Subordinated Debentures at any time, or from time to time (each, an "Extension Period"), which, if exercised, would defer quarterly Distributions on the Preferred Securities during any such Extension Period. Distributions to which the holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.75% thereof, compounded quarterly from the relevant Distribution Date. "Distributions," as used herein, includes any such additional Distributions. The right to defer the payment of interest on the Subordinated Debentures is limited, however, to a period, in each instance, not exceeding 20 consecutive quarters and no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. During any such Extension Period, the Company may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Preferred Securities. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest; provided that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period.


    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

    SOURCE OF DISTRIBUTIONS. The funds of IUB Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Subordinated Debentures in which IUB Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Subordinated Debentures." Distributions will be paid through the Property Trustee who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. If the Company does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent IUB Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company. See "Description of the Guarantee." Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of holders of the Preferred Securities on the relevant record dates, which will be the 15th day of the month in which the relevant Distribution Date occurs.

REDEMPTION

    GENERAL. The Subordinated Debentures will mature on December 31, 2027. The Company will have the right to redeem the Subordinated Debentures (i) on or after December 31, 2002, in whole at any time or in part from time to time, or
(ii) at any time, in whole (but not in part), within 180 days following the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The Company will not have the right to purchase the Subordinated Debentures, in whole or in part, from IUB Trust until after December 31, 2002. See "Description of the Subordinated Debentures--General."

    MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of the Subordinated Debentures--Redemption or Exchange." If less than all of the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption will be allocated to the redemption of the Trust Securities pro rata.

    DISTRIBUTION OF SUBORDINATED DEBENTURES. Subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies of the Federal Reserve, the Company will have the right at any time to dissolve, wind-up or terminate IUB Trust and, after satisfaction of the liabilities of creditors of IUB Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of IUB Trust. See "--Liquidation Distribution upon Termination."

    TAX EVENT REDEMPTION, CAPITAL TREATMENT EVENT REDEMPTION OR INVESTMENT COMPANY EVENT REDEMPTION. If a Tax Event, a Capital Treatment Event or an Investment Company Event in respect of the Trust Securities occurs and is continuing, the Company has the right to redeem the Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Trust Securities in whole (but not in part) at the Redemption Price within 180 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event. In the event a Tax Event, a Capital Treatment Event or an Investment Company Event has occurred with respect to the Trust Securities and the Company does not elect to redeem the Subordinated Debentures and thereby cause a mandatory redemption of such Trust Securities or to liquidate IUB Trust and cause the Subordinated Debentures to be distributed to holders of such Trust Securities in liquidation of IUB Trust as described below under "--Liquidation Distribution upon Termination," such Preferred Securities will remain outstanding and Additional Payments (as defined herein) may be payable on the Subordinated Debentures.

    "Additional Payments" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by IUB Trust on the outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which IUB Trust has become subject as a result of a Tax Event.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of IUB Trust, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed. Each Subordinated Debenture distributed pursuant to clause (ii) above will carry with it accumulated interest in an amount equal to the accumulated and unpaid interest then due on such Subordinated Debentures.

    "Liquidation Amount" means the stated amount of $10 per Trust Security.

    After the liquidation date fixed for any distribution of Subordinated Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, and (ii) any certificates representing Preferred Securities will be deemed to represent the Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Preferred Securities, and bearing accrued and

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
unpaid interest in an amount equal to the accrued and unpaid Distributions on the Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of IUB Trust were to occur. The Preferred Securities that an investor may purchase, or the Subordinated Debentures that an investor may receive on dissolution and liquidation of IUB Trust, may, therefore, trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    Preferred Securities redeemed on each Redemption Date will be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Subordinated Debentures. Redemptions of the Preferred Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that IUB Trust has funds on hand available for the payment of such Redemption Price. See "--Subordination of the Common Securities."

    If IUB Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, eastern standard time, on the Redemption Date, to the extent funds are available, the Property Trustee will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give the paying agent for the Preferred Securities irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption will be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption will have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any additional Distribution, interest or other payment in respect of any such delay) with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by IUB Trust, or by the Company pursuant to the Guarantee, Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by IUB Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of the Guarantee."

    Subject to applicable law (including, without limitation, United States Federal securities law), and further provided that the Company does not and is not continuing to exercise its right to defer interest payments, the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Preferred Securities and any distribution of Subordinated Debentures to holders of Preferred Securities will be made to the applicable holders thereof as they appear on the register for the Preferred Securities on the relevant record date, which date will be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

    If less than all of the Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed will be allocated pro rata to the Trust Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed will be selected by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $10 or an integral multiple of $10 in excess thereof) of the Liquidation Amount of the Preferred Securities of a denomination larger than $10. The Property Trustee will promptly notify the registrar for the Preferred Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of the Preferred Securities will relate to the portion of the aggregate Liquidation Amount of the Preferred Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price on the Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF THE COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, the Preferred Securities and Common Securities, as applicable, will be made pro rata based on the Liquidation Amount of the Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Preferred Securities then called for redemption, will have been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

    In the case of any Event of Default resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company, as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    The Company will have the right at any time to dissolve, wind-up or terminate IUB Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities. Such right is subject, however, to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    Pursuant to the Trust Agreement, IUB Trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of the Company, (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of its Trust Securities, if the Company, as depositor, has given written direction to the Property Trustee to terminate IUB Trust (which direction is optional and wholly within the discretion of the Company, as depositor), (iii) redemption of all of the Preferred Securities as described under "--Redemption--

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
Mandatory Redemption," or (iv) the entry of an order for the dissolution of IUB Trust by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii) or (iv) of the preceding paragraph, IUB Trust will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of IUB Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of IUB Trust available for distribution to holders, after satisfaction of liabilities to creditors of IUB Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because IUB Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by IUB Trust on the Preferred Securities will be paid on a pro rata basis. The Company, as the holder of the Common Securities, will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities. See "--Subordination of the Common Securities."

    Under current United States Federal income tax law and interpretations and assuming, as expected, that IUB Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Receipt of Subordinated Debentures or Cash Upon Liquidation of IUB Trust." If the Company elects neither to redeem the Subordinated Debentures prior to maturity nor to liquidate IUB Trust and distribute the Subordinated Debentures to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Subordinated Debentures.

    If the Company elects to liquidate IUB Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of IUB Trust, the Company will continue to have the right to shorten or extend the maturity of such Subordinated Debentures, subject to certain conditions. See "Description of the Subordinated Debentures--General."

LIQUIDATION VALUE

    The amount of the Liquidation Distribution payable on the Preferred Securities in the event of any liquidation of IUB Trust is $10 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Subordinated Debentures, subject to certain exceptions. See "--Liquidation Distribution upon Termination."

EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an event of default under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) the occurrence of a Debenture Event of Default (see "Description of the Subordinated Debentures--Debenture Events of Default");

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
        (ii) default by IUB Trust or the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

       (iii) default by IUB Trust or the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable;

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clauses (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee(s) by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as depositor, unless such Event of Default has been cured or waived. The Company, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities upon termination of IUB Trust. See "--Liquidation Distribution upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF IUB TRUST TRUSTEES

    Unless a Debenture Event of Default has occurred and is continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event, however, will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Company, as the holder of the Common Securities, will have power to appoint one or more Persons (as defined in the Trust Agreement) either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make such appointment.

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
MERGER OR CONSOLIDATION OF TRUSTEES

    Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Trust Agreement, provided such Person is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF IUB TRUST


    IUB Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described below. IUB Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of IUB Trust with respect to the Preferred Securities, or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee in its capacity as the holder of the Subordinated Debentures,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed (including, if applicable, the Nasdaq National Market), if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither IUB Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and
(vi) the Company owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, the Indenture, the Subordinated Debentures, the Trust Agreement and the Expense Agreement. Notwithstanding the foregoing, IUB Trust will not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause IUB Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.


VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

    Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by the Trust Act and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) with respect to acceptance of appointment by a successor trustee, (ii) to cure any ambiguity, correct or supplement any

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

provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement (provided such amendment is not inconsistent with the other provisions of the Trust Agreement), (iii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as is necessary to ensure that IUB Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that IUB Trust will not be required to register as an "investment company" under the Investment Company Act, or (iv) to reduce or increase the Liquidation Amount per Trust Security and simultaneously to increase or reduce the number of Trust Securities issued and outstanding solely for the purpose of maintaining the eligibility of the Preferred Securities for listing or quotation on any national securities exchange or other organization on which the Preferred Securities are then listed or quoted (including, if applicable, the Nasdaq National Market); provided, however, that in the case of clause (ii), such action may not adversely affect in any material respect the interests of any holder of Trust Securities and that, in the case of clause
(iv), the aggregate Liquidation Amount of the Trust Securities outstanding, upon completion of any such reduction or increase, must be the same as the aggregate Liquidation Amount of the Trust Securities outstanding immediately prior to any such reduction or increase, and any amendments of such Trust Agreement will become effective when notice thereof is given to the holders of Trust Securities (or, in the case of an amendment pursuant to clause (iv), as of the date specified in the notice). The Trust Agreement may be amended by the Trustees and the Company with (i) the consent of holders representing not less than a majority in the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect IUB Trust's status as a grantor trust for United States Federal income tax purposes or IUB Trust's exemption from status as an "investment company" under the Investment Company Act. Notwithstanding anything in this paragraph to the contrary, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (b) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.


    The Trustees will not, so long as any Subordinated Debentures are held by the Property Trustee, (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures will be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture requires the consent of each holder of Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees must obtain an opinion of counsel experienced in such matters to the effect that IUB Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

    Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter

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upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Preferred Securities will be required for IUB Trust to redeem and cancel its Preferred Securities in accordance with the Trust Agreement.

    Notwithstanding the fact that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustee will, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities will be made by check mailed to the address of the holder entitled thereto as such address will appear on the register of holders of the Preferred Securities. The paying agent for the Preferred Securities will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The paying agent for the Preferred Securities may resign as paying agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee no longer is the paying agent for the Preferred Securities, the Administrative Trustees will appoint a successor (which must be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as the registrar and the transfer agent for the Preferred Securities. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of IUB Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. IUB Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, upon the occurrence and during the continuance of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as is directed by the Company and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate IUB Trust in such a way that IUB Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. The Company and the

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Administrative Trustees are authorized, in this connection, to take any action, not inconsistent with applicable law, the certificate of trust of IUB Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes.

    Holders of the Preferred Securities have no preemptive or similar rights.

    The Trust Agreement and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES


    Concurrently with the issuance of the Preferred Securities, IUB Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Subordinated Debentures issued by the Company. The Subordinated Debentures will be issued as unsecured debt under the Indenture, to be dated as of December 12, 1997 (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Debenture Trustee"). The Indenture will be qualified as an indenture under the Trust Indenture Act. The following summary of the material terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. Wherever particular defined terms of the Indenture are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


GENERAL


    The Subordinated Debentures will be limited in aggregate principal amount to approximately $20,103,100 (or $23,118,560 if the option described under the heading "Underwriting" is exercised by the Underwriter), such amount being the sum of the aggregate stated Liquidation Amount of the Trust Securities. The Subordinated Debentures will bear interest at the annual rate of 8.75% of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (each, an "Interest Payment Date") beginning December 31, 1997, to the Person (as defined in the Indenture) in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day of the last month of the calendar quarter. It is anticipated that, until the liquidation, of IUB Trust, the Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.75% thereof, compounded quarterly. The term "interest," as used herein, includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Payments, as applicable.


    The Subordinated Debentures will mature on December 31, 2027 (such date, as it may be shortened or extended as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Company to any date not earlier than December 31, 2002, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such date may also be extended at any time at the election of the Company but in no event to a date later than December 31, 2036, provided that at the time such election is made and at the time of extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Subordinated Debentures, (iii) IUB Trust is not in arrears on payments of Distributions on the Preferred Securities and no deferred

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Distributions are accumulated, and (iv) the Company has a Senior Debt rating of investment grade. In the event that the Company elects to shorten or extend the Stated Maturity of the Subordinated Debentures, it will give notice thereof to the Debenture Trustee, IUB Trust and to the holders of the Subordinated Debentures no more than 180 days and no less than 90 days prior to the effectiveness thereof. The Company will not have the right to purchase the Subordinated Debentures, in whole or in part, from IUB Trust until after December 31, 2002, except if a Tax Event, a Capital Treatment Event or an Investment Company Event has occurred and is continuing.

    The Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any Subsidiary Bank, upon any such Subsidiary Bank's liquidation or reorganization or otherwise (and thus the ability of holders of the Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claim of creditors of such Subsidiary Bank, except to the extent that the Company may itself be recognized as a creditor of such Subsidiary Bank. The Subordinated Debentures will, therefore, be effectively subordinated to all existing and future liabilities of the Subsidiary Banks, and holders of Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, Subordinated Debt and Additional Senior Obligations, whether under the Indenture or any existing indenture or other indenture that the Company may enter into in the future or otherwise. See "--Subordination."

    The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

OPTION TO EXTEND INTEREST PAYMENT PERIOD


    The Company has the right under the Indenture at any time during the term of the Subordinated Debentures, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest at any time, or from time to time (each, an "Extension Period"). The right to defer the payment of interest on the Subordinated Debentures is limited, however, to a period, in each instance, not exceeding 20 consecutive quarters and no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. At the end of each Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.75%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (or the holders of Preferred Securities if such securities are then outstanding) will be required to accrue and recognize income for United States Federal income tax purposes. See "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount."


    During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Preferred Securities. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest; provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to

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

begin a new Extension Period subject to the above requirements. No interest will be due and payable during an Extension Period, except at the end thereof. The Company has no present intention of exercising its rights to defer payments of interest on the Subordinated Debentures. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least two Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Securities would have been payable except for the election to begin such Extension Period, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the Nasdaq National Market (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period.


ADDITIONAL SUMS

    If IUB Trust or the Property Trustee is required to pay any additional taxes, duties or other governmental charges as a result of the occurrence of a Tax Event, the Company will pay to the holders of the Subordinated Debentures as additional amounts (referred to herein as "Additional Payments") on the Subordinated Debentures such additional amounts as may be required so that the net amounts received and retained by IUB Trust after paying any such additional taxes, duties or other governmental charges will not be less than the amounts IUB Trust would have received had such additional taxes, duties or other governmental charges not been imposed.

REDEMPTION OR EXCHANGE

    The Company will have the right to redeem the Subordinated Debentures prior to maturity (i) on or after December 31, 2002, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), within 180 days following the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event, in each case at a redemption price equal to the accrued and unpaid interest on the Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. Any such redemption prior to the Stated Maturity will be subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    "Tax Event" means the receipt by IUB Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, (ii) IUB Trust is, or will be within 90 days after the date of such opinion of counsel, subject to United States Federal income tax with respect to income received or accrued on the Subordinated Debentures, or (iii) IUB Trust is, or will be within 90 days after the date of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. The Company must request and receive an opinion with regard to such matters within a reasonable period of time after it becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

    "Capital Treatment Event" means the receipt by IUB Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or any change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such

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
proposed change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the aggregate Liquidation Amount of the Preferred Securities (or any substantial portion thereof) as "Tier 1 capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then applicable to the Company, provided, however, that the inability of the Company to treat all or any portion of the Liquidation Amount of the Preferred Securities as Tier 1 capital shall not constitute the basis for a Capital Treatment Event if such inability results from the Company having cumulative preferred capital in excess of the amount which may qualify for treatment as Tier 1 capital under applicable capital adequacy guidelines of the Federal Reserve.

    "Investment Company Event" means the receipt by IUB Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, IUB Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the Preferred Securities.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price for the Subordinated Debentures, on and after the redemption date interest ceases to accrue on such Subordinated Debentures or portions thereof called for redemption.

    The Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION


    As described under "Description of the Preferred Securities--Liquidation Distribution upon Termination," under certain circumstances involving the termination of IUB Trust, the Subordinated Debentures may be distributed to the holders of the Preferred Securities in liquidation of IUB Trust after satisfaction of liabilities to creditors of IUB Trust as provided by applicable law. Any such distribution will be subject to receipt of prior approval by the Federal Reserve if then required under applicable policies or guidelines of the Federal Reserve. If the Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of IUB Trust, the Company will use its best efforts to list the Subordinated Debentures on the Nasdaq National Market or such stock exchanges, if any, on which the Preferred Securities are then listed. There can be no assurance as to the market price of any Subordinated Debentures that may be distributed to the holders of Preferred Securities.


RESTRICTIONS ON CERTAIN PAYMENTS

    If at any time (i) there has occurred a Debenture Event of Default, (ii) the Company is in default with respect to its obligations under the Guarantee, or
(iii) the Company has given notice of its election of an Extension Period as provided in the Indenture with respect to the Subordinated Debentures and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing, the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (2) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (3) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Preferred Securities.

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
SUBORDINATION

    The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceedings of the Company, the holders of Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Subordinated Debentures.

    In the event of the acceleration of the maturity of any Subordinated Debentures, the holders of all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Subordinated Debentures.

    No payments on account of principal or interest in respect of the Subordinated Debentures may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company or an event of default with respect to any Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

    "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, and (vi) and every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    "Senior Debt" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Subordinated Debentures; provided, however, that Senior Debt will not be deemed to include
(i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) Debt which constitutes Subordinated Debt.

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
    "Subordinated Debt" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Subordinated Debentures).

    "Additional Senior Obligations" means, with respect to the Company, all indebtedness, whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations do not include claims in respect of Senior Debt or Subordinated Debt or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Subordinated Debentures or to rank PARI PASSU in right of payment with the Subordinated Debentures. "Claim," as used herein, has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

    The Indenture places no limitation on the amount of additional Senior Debt, Subordinated Debt or Additional Senior Obligations that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt, Subordinated Debt and Additional Senior Obligations. As of September 30, 1997, the Company had aggregate Senior Debt, Subordinated Debt and Additional Senior Obligations of approximately $4.6 million. Because the Company is a holding company, the Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company subsidiaries, including obligations to depositors of Union Bank, Regional Bank and any other bank that may become a subsidiary of the Company.

PAYMENT AND PAYING AGENTS

    Payment of principal of and any interest on the Subordinated Debentures will be made at the office of the Debenture Trustee in Boston, Massachusetts, except that, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address appears in the register of holders of the Subordinated Debentures, or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the register of holders of the Subordinated Debentures, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on Subordinated Debentures will be made to the Person in whose name such Subordinated Debenture is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents for the Subordinated Debentures or rescind the designation of any paying agent for the Subordinated Debentures; however, the Company will at all times be required to maintain a paying agent in Boston, Massachusetts and each place of payment for the Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any paying agent for the Subordinated Debentures, or then held by the Company in trust, for the payment of the principal of or interest on the Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable will be repaid to the Company on May 31 of each year or (if then held in trust by the Company) will be discharged from such trust and the holder of such Subordinated Debenture will thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

REGISTRAR AND TRANSFER AGENT

    The Debenture Trustee will act as the registrar and the transfer agent for the Subordinated Debentures. Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the registrar in Boston, Massachusetts. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. The

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Company may at any time designate additional transfer agents with respect to the
Subordinated Debentures. In the event of any redemption, neither the Company nor the Debenture Trustee will be required to (i) issue, register the transfer of or exchange Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Subordinated Debentures so selected for redemption, except, in the case of any Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

MODIFICATION OF INDENTURE

    The Company and the Debenture Trustee may, from time to time without the consent of the holders of the Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Subordinated Debentures, to modify the Indenture; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected by such proposed modification, (i) extend the fixed maturity of the Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture; provided that so long as any of the Preferred Securities remain outstanding, no such modification may be made that requires the consent of the holders of the Subordinated Debentures, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Preferred Securities and that if the consent of the holder of each Subordinated Debenture is required, such modification will not be effective until each holder of Trust Securities has consented thereto.

DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to the Subordinated Debentures that has occurred and is continuing constitutes an event of default (each, a "Debenture Event of Default") with respect to the Subordinated Debentures:

        (i) failure for 30 days to pay any interest on the Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period);

        (ii) failure to pay any principal on the Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise;

       (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

    The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee, or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures, may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of the Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities will have such right.

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    The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

    If a Debenture Event of Default has occurred and is continuing, the Property Trustee will have the right to declare the principal of and the interest on such Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

    If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, IUB Trust may become subject to the reporting obligations under the Exchange Act. The Company has the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

    The holders of the Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Subordinated Debentures unless there has been an Event of Default under the Trust Agreement. See "Description of the Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Company may not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, and any Person may not consolidate with or merge into the Company or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to the Company, unless (i) in the event the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes by supplemental indenture the Company's obligations on the Subordinated Debentures,
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, has occurred and is continuing, and (iii) certain other conditions as prescribed in the Indenture are met.

SATISFACTION AND DISCHARGE

    The Indenture will cease to be of further effect (except as to the Company's obligations to pay certain sums due pursuant to the Indenture and to provide certain officers' certificates and opinions of counsel described therein) and the Company will be deemed to have satisfied and discharged the Indenture when, among other things, all Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity or redemption date, as the case may be.

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GOVERNING LAW

    The Indenture and the Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Indiana.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

MISCELLANEOUS

    The Company has agreed, pursuant to the Indenture, for so long as Trust Securities remain outstanding, (i) to maintain directly or indirectly 100% ownership of the Common Securities of IUB Trust (provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities), (ii) not to voluntarily terminate, wind up or liquidate IUB Trust, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and (a) in connection with a distribution of Subordinated Debentures to the holders of the Preferred Securities in liquidation of IUB Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause IUB Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                          DESCRIPTION OF THE GUARANTEE

    The Preferred Securities Guarantee Agreement (the "Guarantee") will be executed and delivered by the Company concurrently with the issuance of the Preferred Securities for the benefit of the holders of the Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for purposes of complying with the provisions of the Trust Indenture Act. The Guarantee Trustee, State Street Bank and Trust Company, will hold the Guarantee for the benefit of the holders of the Preferred Securities. The following summary of the material terms and provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee and the Trust Indenture Act. Wherever particular defined terms of the Guarantee are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    The Company will, pursuant to the Guarantee, irrevocably agree to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined herein) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that IUB Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of IUB Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent that IUB Trust has funds available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that IUB Trust has funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of

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IUB Trust (other than in connection with the distribution of Subordinated
Debentures to the holders of Preferred Securities or a redemption of all of the Preferred Securities), the lesser of (a) the amount of the Liquidation Distribution, to the extent IUB Trust has funds available therefor at such time, and (b) the amount of assets of IUB Trust remaining available for distribution to holders of Preferred Securities in liquidation of IUB Trust. The obligation of the Company to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing IUB Trust to pay such amounts to such holders.

    The Guarantee will not apply to any payment of Distributions except to the extent IUB Trust has funds available therefor. If the Company does not make interest payments on the Subordinated Debentures held by IUB Trust, IUB Trust will not pay Distributions on the Preferred Securities and will not have funds legally available therefor.

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company in the same manner as the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt, Subordinated Debt or Additional Senior Obligations that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt, Subordinated Debt and Additional Senior Obligations.

    The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other Person). The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by IUB Trust or upon distribution of the Subordinated Debentures to the holders of the Preferred Securities. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any Subsidiary Bank upon such Subsidiary Bank's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that Subsidiary Bank, except to the extent the Company may itself be recognized as a creditor of that Subsidiary Bank. The Company's obligations under the Guarantee, therefore, will be effectively subordinated to all existing and future liabilities of the Company subsidiaries, and claimants should look only to the assets of the Company for payments thereunder.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. See "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Company and will inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against IUB Trust, the Guarantee Trustee or any other Person.

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
    The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Preferred Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE


    The Guarantee will terminate and be of no further force and effect upon (a) full payment of the Redemption Price of the Preferred Securities, (b) full payment of the amounts payable upon liquidation of IUB Trust, or (c) distribution of the Subordinated Debentures to the holders of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.


GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of Indiana.

                               EXPENSE AGREEMENT

    The Company will, pursuant to the Agreement as to Expenses and Liabilities entered into by it under the Trust Agreement (the "Expense Agreement"), irrevocably and unconditionally guarantee to each person or entity to whom IUB Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of IUB Trust, other than obligations of IUB Trust to pay to the holders of the Preferred Securities or other similar interests in IUB Trust of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Third party creditors of IUB Trust may proceed directly against the Company under the Expense Agreement, regardless of whether such creditors had notice of the Expense Agreement.

         RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE SUBORDINATED
                          DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Preferred Securities (to the extent IUB Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." The Company and IUB Trust believe that, taken together, the obligations of the Company under the Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of IUB Trust under the Preferred Securities. If and to the extent that the Company does not make payments on the Subordinated Debentures, IUB Trust will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when IUB Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred

Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Trust Securities, (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities, (iii) the Company will pay for all and any costs, expenses and liabilities of IUB Trust (except the obligations of IUB Trust to holders of the Preferred Securities), and (iv) the Trust Agreement further provides that IUB Trust will not engage in any activity that is not consistent with the limited purposes of IUB Trust.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, IUB Trust or any other Person. A default or event of default under any Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company would not constitute a default or Event of Default. In the event, however, of payment defaults under, or acceleration of, Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Debt, Subordinated Debt or Additional Senior Obligations has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF IUB TRUST

    The Preferred Securities evidence a preferred undivided beneficial interest in the assets of IUB Trust. IUB Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of IUB Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, advisable, or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and the rights of a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from IUB Trust (or from the Company under the Guarantee) if and to the extent IUB Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of IUB Trust involving the liquidation of the Subordinated Debentures, the holders of the Preferred Securities will be entitled to receive, out of assets held by IUB Trust, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company (as set forth in the Indenture), but entitled to receive payment in full of principal and interest before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and

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has agreed to pay for all costs, expenses and liabilities of IUB Trust (other than the obligations of IUB Trust to the holders of its Preferred Securities), the positions of a holder of the Preferred Securities and a holder of the Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL


    The following is a summary of the material United States Federal income tax considerations that may be relevant to the purchasers of Preferred Securities which has been passed upon by Greenebaum Doll & McDonald PLLC, special counsel to the Company and IUB Trust insofar as it relates to matters of law and legal conclusions. The conclusions expressed herein are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, with possible retroactive effect. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. See "Possible Changes in Tax Laws." Furthermore, the authorities on which the following summary is based are subject to various interpretations, and it is therefore possible that the United States Federal income tax treatment of the purchase, ownership, and disposition of Preferred Securities may differ from the treatment described below.


    No attempt has been made in the following discussion to comment on all United States Federal income tax matters affecting purchasers of Preferred Securities. Moreover, the discussion generally focuses on holders of Preferred Securities who are individual citizens or residents of the United States and who acquire Preferred Securities on their original issue at their offering price and hold Preferred Securities as capital assets. The discussion has only limited application to dealers in securities, corporations, estates, trusts or nonresident aliens and does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. The following summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities.

    Each prospective investor should consult, and should rely exclusively on, such investor's own tax advisors in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Preferred Securities.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

    The Company intends to take the position that the Subordinated Debentures will be classified for United States Federal income tax purposes as indebtedness of the Company under current law and, by acceptance of a Preferred Security, each holder covenants to treat the Subordinated Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Subordinated Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Subordinated Debentures will be classified for United States Federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF IUB TRUST

    Under current law and assuming full compliance with the terms of the Trust Agreement and Indenture (and certain other documents described herein), IUB Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Preferred Securities generally will be treated as owning an undivided beneficial interest in the Subordinated Debentures, and each holder will be required to include in its return any income, gain, loss or expense with respect to its allocable share of the Subordinated Debentures whether or not cash is actually distributed to such holder.

    Because income on the Preferred Securities will constitute interest income for United States Federal income tax purposes, corporate holders of Preferred Securities will not be entitled to claim a dividends received deduction in respect of such income.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT


    The Company's option to extend the interest payment period on the Subordinated Debentures may cause the indebtedness to be issued with original issue discount ("OID"). Under Treasury regulations (the "Regulations"),a contingency that stated interest will not be timely paid that is "remote" will be ignored in determining whether such debt instrument is issued with OID. Because the exercise by the Company of its option to defer the payment of stated interest on the Subordinated Debentures would prevent the Company from declaring dividends on any class of equity, the Company believes that the likelihood of its exercising the option is "remote" within the meaning of the Regulations. As a result, the Company intends to take the position that the Subordinated Debentures will not be deemed to be issued with OID at the time of their initial issuance. If this position is sustained, a holder of the Preferred Securities should include in gross income such holder's allocable share of interest on the Subordinated Debentures.



    There can be no assurance, however, that the Internal Revenue Service will not successfully contest the Company's position. If the Internal Revenue Service were successful in such a contention, then all of the stated interest payments on the Subordinated Debentures would be treated as OID. In such case, the holders of the Preferred Securities would be required to include OID in income on the basis of a constant yield method regardless of whether any interest is actually paid or their method of tax accounting, but will not be required to report actual payments of interest as taxable income.


    If the Company's position that there is no OID initially is upheld, but the Company exercises its option to defer any payment of interest, the Subordinated Debentures would at the time of such exercise be treated as issued with OID, and all stated interest thereafter payable on the Subordinated Debentures would be treated as OID. In such event, the holders of the Preferred Securities would be required to account for the OID as stated in the immediately preceding paragraph. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though the Company would not make any actual interest payments during an Extension Period.

MARKET DISCOUNT AND ACQUISITION PREMIUM

    Holders of Preferred Securities other than a holder who purchased the Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States Federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF IUB TRUST

    Under certain circumstances, as described under "Description of the Preferred Securities--Redemption or Exchange" and "--Liquidation Distribution upon Termination," the Subordinated Debentures may be distributed to holders of Preferred Securities upon a liquidation of IUB Trust. Under current United States Federal income tax law, such a distribution would be treated as a nontaxable event to each such holder and would result in such holder having an aggregate adjusted tax basis in the Subordinated Debentures received in the liquidation equal to such holder's aggregate adjusted tax basis in the Preferred Securities immediately before the distribution. A holder's holding period for the Subordinated Debentures so received in liquidation of IUB Trust would include the period for which such holder held the Preferred Securities.


    If, however, a Tax Event occurs which results in IUB Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to IUB Trust and holders of the Preferred Securities. Each holder of a Preferred Security would recognize gain or loss if such holder exchanged the Preferred Securities for the Subordinated Debentures it received upon liquidation of IUB Trust. Under certain circumstances described herein, the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if the holder sold such Preferred Securities for cash. See "Description of the Preferred Securities-- Redemption or Exchange" and "--Liquidation Distribution upon Termination."

DISPOSITION OF PREFERRED SECURITIES


    Upon the sale of the Preferred Securities, a holder will recognize a gain or loss in an amount equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities (except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income). Assuming that the Company's position that there is no OID initially is upheld, and that the Company does not exercise its option to defer payment of interest on the Subordinated Debentures, a holder's adjusted tax basis for the Preferred Securities generally will be its initial purchase price. If the Subordinated Debentures are deemed to have been issued initially with OID, or OID results due to the Company's deferral of any interest payment, a holder's adjusted tax basis for the Preferred Securities generally will be its initial purchase price increased by OID previously includible in the holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities since the date the Subordinated Debentures were deemed to have OID. Such gain or loss generally will be a capital gain or loss. As a result of the recently enacted Taxpayer Relief Act of 1997, in the case of noncorporate taxpayers, the tax rates applicable to capital gains from the disposition of Preferred Securities generally will vary depending upon whether, at the time of disposition, the Preferred Securities have been held for more than twelve months or more than eighteen months.



    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the Subordinated Debentures are treated as having been issued, or reissued, with OID) with respect to the underlying Subordinated Debentures. A holder that disposes of its Preferred Securities between record dates for payment of distributions thereon will be required to include as ordinary income either OID (if applicable) or accrued but unpaid interest on the Subordinated Debentures through the date of disposition. To the extent that the amount realized on the sale is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.


POSSIBLE CHANGES IN TAX LAWS

    Certain legislative proposals were made in 1996 and 1997 which were designed to eliminate the ability of issuers of certain instruments from deducting interest paid on those instruments. These proposals were not, however, incorporated into the legislation recently enacted as the Taxpayer Relief Act of 1997. Nevertheless, there can be no assurance that other legislation enacted after the date hereof will not adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debentures, and such legislation could be retroactive in effect. Consequently, there can be no assurance that a Tax Event will not occur. A Tax Event would permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities before, as well as after, December 31, 2002. See "Description of the Subordinated Debentures--Redemption" and "Description of the Preferred Securities--Redemption--Tax Event Redemption, Capital Treatment Event Redemption or Investment Company Event Redemption."

BACKUP WITHHOLDING AND INFORMATION REPORTING


    Interest paid on the Subordinated Debentures, or the amount of OID accrued on the Subordinated Debentures, if applicable, deemed held of record by individual citizens or residents of the United States, or certain trusts, estates, and partnerships, will be reported to the Internal Revenue Service on Forms 1099, which forms should be mailed to such holders of Preferred Securities by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax (currently at 31%) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States Federal income tax liability, provided the required information is provided to the Internal Revenue Service.


    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A HOLDER OF PREFERRED SECURITIES. HOLDERS OF PREFERRED SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), generally may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

    In any case, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons with respect to which the Company or an affiliate is a fiduciary or Plans for which the Company or an affiliate provides services). The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(1) of the Code) with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

    As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any other Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Preferred Securities should consult with their own counsel.

                                  UNDERWRITING


    Stifel, Nicolaus & Company, Incorporated (the "Underwriter") has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, to purchase 1,950,000 Preferred Securities from IUB Trust. The Underwriter has agreed in the Underwriting Agreement, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased.

    The Underwriter has reserved approximately 140,000 Preferred Securities for sale, at the initial public offering price, to directors, officers and employees of the Company and its affiliates, directors of the Banks and family members of the foregoing, in order to permit such persons to purchase such Preferred Securities in the offering. The Company's Chairman, President and Chief Executive Officer has informed the Company and the Underwriter of his intention to purchase 100,000 Preferred Securities, and these securities are included in the 140,000 Preferred Securities so reserved for sale. The number of Preferred Securities available for sale to the general public will be reduced to the extent such persons purchase such reserved Preferred Securities. Any reserved Preferred Securities not so purchased will be offered by the Underwriter to the general public on the same basis as the Preferred Securities offered pursuant to the offering.



    The Underwriter has advised IUB Trust that it proposes initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $0.20 per Preferred Security. The Underwriter may allow, and such dealers may reallow, a discount not in excess of $0.05 per Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed. Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.



    In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will pay as compensation to the Underwriter for arranging the investment therein of such proceeds $0.40 per Preferred Security (or $780,000 in the aggregate) for the account of the Underwriter.



    IUB Trust has granted the Underwriter an option to purchase up to an additional 292,500 Preferred Securities at the initial public offering price. Such option, which expires 30 days from the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriter exercises its option to purchase additional Preferred Securities, IUB Trust will issue and sell to the Company additional Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of IUB Trust and the Company will issue and sell to IUB Trust Subordinated Debentures in an aggregate principal amount equal to the aggregate Liquidation Amount of the additional Preferred Securities being purchased pursuant to the option.



    The Preferred Securities have been approved for quotation on the Nasdaq National Market. The Underwriter has advised IUB Trust that it presently intends to make a market in the Preferred Securities after the commencement of trading on the Nasdaq National Market, but no assurances can be made as to the liquidity of such Preferred Securities or that an active and liquid trading market will develop or, if developed, that it will continue. The offering price and distribution rate have been determined by negotiations among representatives of the Company and the Underwriter, and the offering price of the Preferred Securities may not be indicative of the market price following the offering. The Underwriter will have no obligation to make a market in the Preferred Securities, however, and may cease market-making activities, if commenced, at any time.


    IUB Trust and the Company have agreed to indemnify the Underwriter against, or contribute to payments that the Underwriter may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

    In connection with the offering of the Preferred Securities, the Underwriter and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include over-allotment transactions in which the Underwriter creates a short position for its own account by selling more Preferred Securities than it is committed to purchase from IUB Trust. In such case, to cover all or part of the short position, the Underwriter may exercise the over-allotment option described above or may purchase Preferred Securities in the open market following completion of the initial offering of the Preferred Securities. The Underwriter also may engage in stabilizing transactions in which it bids for, and purchases, Preferred Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. The Underwriter also may reclaim any selling concessions allowed to a dealer if the Underwriter repurchases Preferred Securities distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Preferred Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. The Underwriter is not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

MISCELLANEOUS

    The Company has agreed, pursuant to the Indenture, for so long as Trust Securities remain outstanding, (i) to maintain directly or indirectly 100% ownership of the Common Securities of IUB Trust (provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities), (ii) not to voluntarily terminate, wind up or liquidate IUB Trust, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and (a) in connection with a distribution of Subordinated Debentures to the holders of the Preferred Securities in liquidation of IUB Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause IUB Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                             VALIDITY OF SECURITIES

    Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the formation of IUB Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and IUB Trust. Certain legal matters for the Company and IUB Trust, including the validity of the Guarantee and the Subordinated Debentures, will be passed upon for the Company and IUB Trust by David W. Harper, Esq., Louisville, Kentucky, counsel to the Company and IUB Trust, and Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, special counsel to the Company and IUB Trust. Certain legal matters will be passed upon for the Underwriter by Bryan Cave LLP, St. Louis, Missouri. Counsel for the Company, IUB Trust and the Underwriter will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States Federal income tax considerations will be passed upon for the Company by Greenebaum Doll & McDonald PLLC.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, included in this Prospectus have been audited by Geo. S. Olive & Co. LLC, independent accountants, to the extent and for the periods set forth in its report appearing elsewhere herein. The consolidated financial statements of the Company are included herein in reliance upon such report given upon the authority of such firm as an expert in auditing and accounting.

    The consolidated financial statements of PTC as of December 31, 1996 and 1995, and for each of the years in the two year period ended December 31, 1996, included in this Prospectus have been audited by Crowe, Chizek and Company LLP, independent accountants, to the extent and for the periods set forth in its report appearing elsewhere herein. The consolidated financial statements of PTC are included herein in reliance upon such report given upon the authority of such firm as an expert in auditing and accounting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by the Company with the Commission under the Exchange Act, or where indicated certain portions thereof, are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

        2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

        3.  The Company's Current Report on Form 8-K dated October 20, 1997.

    Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO INDIANA UNITED BANCORP, 201 N. BROADWAY, P.O. BOX 87, GREENSBURG, INDIANA 47240-0087,
ATTN: JAY B. FAGER, CHIEF FINANCIAL OFFICER (TELEPHONE (812) 663-0157).

    As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Company files its reports, proxy statements and other information electronically with the Commission and such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). The Company's shares of common stock are traded on the Nasdaq National Market (trading symbol: IUBC) and such information relating to the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street N.W., Washington, D.C. 20006.


    The Company has filed with the Commission a registration statement on Form S-2 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement filed by the Company with the Commission, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this

Prospectus or in any document incorporated into this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

    No separate financial statements of IUB Trust have been included herein. The Company does not consider that such financial statements would be material to the holders of the Preferred Securities because (i) all of the voting securities of IUB Trust will be owned by the Company, a reporting company under the Exchange Act, (ii) IUB Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interest in the assets of IUB Trust and investing the proceeds thereof in the Subordinated Debentures issued by the Company, and (iii) the obligations of the Company described herein to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of IUB Trust under the Indenture and pursuant to the Trust Agreement, the guarantee issued by the Company with respect to the Preferred Securities, and the Subordinated Debentures purchased by IUB Trust and the related Indenture, taken together, constitute, in the belief of the Company and IUB Trust, a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debentures" and "Description of the Guarantee".

    IUB Trust is not currently subject to the information reporting requirements of the Exchange Act. IUB Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive an exemption therefrom.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

COMPANY UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Interim Consolidated Balance Sheet as of September 30, 1997 (unaudited) and December
 31, 1996............................................................................        F-3

Interim Consolidated Statement of Income for the nine months ended September 30, 1997
 and 1996 (unaudited)................................................................        F-4

Interim Consolidated Statement of Cash Flows for the nine months ended September 30,
 1997 and 1996 (unaudited)...........................................................        F-5

Interim Consolidated Statement of Changes to Shareholders' Equity for the nine months
 ended September 30, 1997 and 1996 (unaudited).......................................        F-6

Notes to Interim Consolidated Financial Statements (unaudited).......................        F-7

COMPANY AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor's Report.........................................................        F-8

Consolidated Balance Sheets as of December 31, 1996 and 1995.........................        F-9

Consolidated Statement of Income for each of the years ended December 31, 1996, 1995
 and 1994............................................................................       F-10

Consolidated Statement of Cash Flows for each of the years ended December 31, 1996,
 1995 and 1994.......................................................................       F-11

Consolidated Statement of Changes in Shareholders' Equity for each of the years ended
 December 31, 1996, 1995 and 1994....................................................       F-12

Notes to Consolidated Financial Statements...........................................       F-13

PTC UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Interim Consolidated Balance Sheets as of September 30, 1997 (unaudited) and December
 31, 1996............................................................................       F-26

Interim Consolidated Statements of Income for the nine months ended September 30,
 1997 and 1996 (unaudited)...........................................................       F-27

Interim Consolidated Statements of Cash Flows for the nine months ended September 30,
 1997 and 1996 (unaudited)...........................................................       F-28

Interim Consolidated Statements of Changes in Shareholders' Equity for the nine
 months ended September 30, 1997 and 1996 (unaudited)................................       F-29

Notes to Interim Consolidated Financial Statements (unaudited).......................       F-30

PTC AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor's Report.........................................................       F-31

Consolidated Balance Sheets as of December 31, 1996 and 1995.........................       F-32

Consolidated Statements of Income for each of the years ended December 31, 1996 and
 1995................................................................................       F-33

Consolidated Statements of Cash Flows for each of the years ended December 31, 1996
 and 1995............................................................................       F-34

Consolidated Statements of Changes in Shareholders' Equity for each of the years
 ended December 31, 1996 and 1995....................................................       F-35

Notes to Consolidated Financial Statements...........................................       F-36

COMPANY AND PTC PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Pro Forma Combined Condensed Balance Sheet as of September 30, 1997 (unaudited)......       F-46

Pro Forma Combined Condensed Statement of Income for the nine months ended September
 30, 1997 (unaudited)................................................................       F-47

Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1996
 (unaudited).........................................................................       F-48

Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1995
 (unaudited).........................................................................       F-49

Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1994
 (unaudited).........................................................................       F-50

Notes to Pro Forma Combined Condensed Financial Statements (unaudited)...............       F-51

                   COMPANY INTERIM CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)


                                                                                                 DECEMBER 31, 1996
                                                                             SEPTEMBER 30, 1997  -----------------
                                                                             ------------------
                                                                                (UNAUDITED)
ASSETS
  Cash and due from banks..................................................     $     10,464        $    13,236
  Interest-bearing demand deposits.........................................               74                 60
  Federal funds sold.......................................................            7,300              5,900
                                                                                    --------           --------
    Cash and cash equivalents..............................................           17,838             19,196
  Short-term investments...................................................               --                100
  Securities available for sale............................................           71,422             81,187
  Loans....................................................................          244,237            219,483
  Less: Allowance for loan losses..........................................            2,670              2,506
                                                                                    --------           --------
    Net loans..............................................................          241,567            216,977
  Premises and equipment...................................................            6,355              5,919
  Federal Home Loan Bank stock.............................................            1,138              1,138
  Core deposit intangibles.................................................               83                106
  Accrued interest receivable..............................................            2,186              1,952
  Other real estate........................................................               --              1,000
  Other assets.............................................................            1,462                771
                                                                                    --------           --------
    Total assets...........................................................     $    342,051        $   328,346
                                                                                    --------           --------
                                                                                    --------           --------
LIABILITIES

  Deposits
    Non-interest bearing...................................................     $     25,263        $    29,001
    Interest bearing.......................................................          260,497            247,401
                                                                                    --------           --------
      Total deposits.......................................................          285,760            276,402
    Short-term borrowings..................................................           17,885             15,683
    Long-term debt.........................................................            4,625              5,000
    Accrued interest payable...............................................            1,404              1,272
    Other liabilities......................................................            2,293              2,240
                                                                                    --------           --------
      Total liabilities....................................................          311,967            300,597
                                                                                    --------           --------
SHAREHOLDERS' EQUITY
  Preferred stock
    Authorized--400,000 shares
    Issued and outstanding--None...........................................               --                 --
  Common stock $1 stated value
    Authorized--3,000,000 shares
    Issued and outstanding--1,250,897 shares...............................            1,251              1,251
  Paid-in surplus..........................................................           10,677             10,677
  Valuation adjustment-Securities available for sale.......................              487                 95
  Retained earnings........................................................           17,669             15,726
                                                                                    --------           --------
    Total shareholders' equity.............................................           30,084             27,749
                                                                                    --------           --------
    Total liabilities and shareholders' equity.............................     $    342,051        $   328,346
                                                                                    --------           --------
                                                                                    --------           --------


           See notes to consolidated condensed financial statements.

                COMPANY INTERIM CONSOLIDATED STATEMENT OF INCOME

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)


                                                              THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                SEPTEMBER 30,           SEPTEMBER 30,
                                                               1997        1996        1997        1996
                                                            ----------  ----------  ----------  ----------
Interest income
  Loans, including fees...................................      $5,332      $4,639     $15,388     $13,458
  Investment securities:
    Taxable...............................................       1,150       1,323       3,616       3,835
    Tax-exempt............................................          46          44         143         141
  Federal funds sold......................................         104          62         250         247
  Interest-bearing deposits...............................          --           2           1          11
                                                            ----------  ----------  ----------  ----------
      Total interest income...............................       6,632       6,070      19,398      17,692
                                                            ----------  ----------  ----------  ----------
Interest expense
  Deposits................................................       3,048       2,775       8,832       8,025
  Short-term borrowings...................................         177         182         510         500
  Long-term debt..........................................          95         111         297         343
                                                            ----------  ----------  ----------  ----------
      Total interest expense..............................       3,320       3,068       9,639       8,868
                                                            ----------  ----------  ----------  ----------
Net interest income.......................................       3,312       3,002       9,759       8,824
  Provision for loan losses...............................          58          30         183          90
                                                            ----------  ----------  ----------  ----------
Net interest income after provision for loan losses.......       3,254       2,972       9,576       8,734
Non-interest income
  Securities losses.......................................         (83)         --         (80)         --
  Other operating income..................................         426         359       1,450       1,093
                                                            ----------  ----------  ----------  ----------
      Total non-interest income...........................         343         359       1,370       1,093
                                                            ----------  ----------  ----------  ----------
Non-interest expense......................................       2,097       2,562       6,201       6,608
                                                            ----------  ----------  ----------  ----------
Income before income tax..................................       1,500         769       4,745       3,219
  Income tax expense......................................         594         451       1,877       1,420
                                                            ----------  ----------  ----------  ----------
Net income................................................       $ 906       $ 318      $2,868      $1,799
                                                            ----------  ----------  ----------  ----------
                                                            ----------  ----------  ----------  ----------
Per common share
  Net income..............................................       $0.72       $0.25       $2.29       $1.40
  Cash dividends declared.................................        0.26        0.21        0.74        0.61
Average common shares outstanding.........................   1,250,897   1,250,897   1,250,897   1,250,897


           See notes to consolidated condensed financial statements.

              COMPANY INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)


                                                                                            NINE MONTHS ENDED
                                                                                               SEPTEMBER 30
                                                                                             1997       1996
                                                                                           ---------  ---------
Cash flows from operating activities
  Net income.............................................................................  $   2,868  $   1,799
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for loan losses............................................................        183         90
    Depreciation and amortization........................................................        537        495
    Premiums and discounts amortization on investment securities.........................         42         81
    Amortization of loan and deposit fair value adjustments..............................         79         76
    Amortization and reduction of core deposit intangibles...............................         23         27
    Securities losses....................................................................         80         --
    Net change in
      Income receivable..................................................................       (234)      (139)
      Interest payable...................................................................        132        (68)
    Other adjustments....................................................................        186       (705)
                                                                                           ---------  ---------
      Net cash provided by operating activities..........................................      3,896      1,656
                                                                                           ---------  ---------
Cash flows from investing activities
  Net change in short-term investments...................................................         86      5,035
  Purchases of securities available for sale.............................................     (2,376)   (15,717)
  Proceeds from maturities and paydowns of securities available for sale.................     10,106     11,326
  Proceeds from sales of securities available for sale...................................      2,035         --
  Net change in loans....................................................................    (24,754)   (13,674)
  Purchases of premises and equipment....................................................       (973)      (396)
  Proceeds from other real estate........................................................      1,000         45
  Other investment activities............................................................       (638)      (141)
                                                                                           ---------  ---------
      Net cash used by investing activities..............................................    (15,514)   (13,522)
                                                                                           ---------  ---------
Cash flows from financing activities
  Net change in
    Noninterest bearing, NOW, money market and savings deposits..........................     (1,550)    (6,923)
    Certificates of deposit..............................................................     10,908     15,608
    Short-term borrowings................................................................      2,202      1,538
  Payments on long-term debt.............................................................       (375)      (500)
  Redemption of preferred stock..........................................................         --     (2,000)
  Cash dividends.........................................................................       (925)      (814)
                                                                                           ---------  ---------
    Net cash provided by financing activities............................................     10,260      6,909
                                                                                           ---------  ---------
Net decrease in cash and cash equivalents................................................     (1,358)    (4,957)
Cash and cash equivalents, beginning of period...........................................     19,196     18,929
                                                                                           ---------  ---------
Cash and cash equivalents, end of period.................................................  $  17,838  $  13,972
                                                                                           ---------  ---------
                                                                                           ---------  ---------


           See notes to consolidated condensed financial statements.

               COMPANY INTERIM CONSOLIDATED STATEMENT OF CHANGES
                            TO SHAREHOLDERS' EQUITY

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                                             1997       1996
                                                                                           ---------  ---------
Balance, January 1.......................................................................  $  27,749  $  28,245
Net income...............................................................................      2,868      1,799
Net change in unrealized gains (losses) on securities available for sale.................        392       (493)
Redemption of preferred stock............................................................         --     (2,000)
Cash dividends:
  Preferred stock........................................................................         --        (50)
  Common stock...........................................................................       (925)      (763)
                                                                                           ---------  ---------
Balance, September 30....................................................................  $  30,084  $  26,738
                                                                                           ---------  ---------
                                                                                           ---------  ---------

           See notes to consolidated condensed financial statements.

           COMPANY NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                      (TABLE DOLLARS AMOUNTS IN THOUSANDS)

NOTE 1.

    The significant accounting policies followed by Indiana United Bancorp ("Company") and its subsidiaries, Union Bank and Trust Company of Indiana ("Union Bank") and Regional Federal Savings Bank ("Regional Bank") for interim financial reporting are consistent with the accounting policies followed for annual financial reporting. All adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary for a fair presentation of the results for the periods reported, have been included in the accompanying consolidated financial statements. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of those expected for the remainder of the year.

NOTE 2:

    On October 8, 1997, the Company signed a definitive agreement to acquire P.T.C. Bancorp ("PTC"), Brookville, Indiana in a proposed transaction viewed as a merger of equals with the combined entity retaining the name of Indiana United Bancorp. The definitive agreement provides that PTC shareholders (including option holders) will receive 1.075 shares of Company common stock in exchange for each share owned or option held of PTC common stock.

    The consolidated company will hold assets totaling almost $650 million and will have market capitalization of more than $100 million based upon current market values. Upon completion of the merger, Indiana United Bancorp will operate 29 offices in 12 counties throughout the eastern and southern regions of Indiana.

    The proposed transaction is subject to various regulatory approvals and the approval of the shareholders of both organizations. It is expected that the transaction will be accounted for as a "pooling of interests". Although the Company anticipates that the merger will be consummated during the first quarter of 1998, there can be no assurance that the transaction will be completed.

NOTE 3:

    The Company is in process of preparing a registration statement to be filed with the Securities and Exchange Commission ("SEC") for the purpose of issuing $18,500,000 Cumulative Trust Preferred Securities ("Preferred Securities"). The Preferred Securities will represent undivided beneficial interests in the assets of a statutory business trust being established by the Company. The Company will acquire all the common securities of the business trust. The assets of the business trust will consist solely of Subordinated Debentures issued by the Company and purchased with the proceeds from the issuance of the Preferred Securities. The Company will guarantee the payment of the Preferred Securities.

    Under the risk-based guideline established by the Federal Reserve, a portion of the proceeds from the sale of Preferred Securities are expected to qualify as Tier 1 or core capital. These guidelines provide that the Preferred Securities cannot exceed 25% of total Tier 1 capital of the Company, however; the amount in excess of the 25% limitation will constitute Tier 2, or supplementary capital.

    For financial reporting purposes, the business trust will be treated as a wholly owned subsidiary of the Company and the accounts of the business trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet and interest on the Preferred Securities will be recorded as an expense in the consolidated statement of income. In addition, appropriate disclosures in the footnotes to the consolidated financial statements describing the Preferred Securities, Subordinated Debentures, business trust and the guarantee will be presented.

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders and
Board of Directors
Indiana United Bancorp
Greensburg, Indiana

    We have audited the consolidated balance sheet of Indiana United Bancorp and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of Indiana United Bancorp and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

    As discussed in the notes to the financial statements, the Company changed its method of accounting for investments in securities in 1994.

Geo. S. Olive & Co. LLC

Indianapolis, Indiana

February 3, 1997

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                        1996            1995
                                                                                   --------------  --------------
ASSETS
  Cash and due from banks........................................................  $   13,236,256  $   11,707,236
  Interest-bearing demand deposits...............................................          59,658          71,698
  Federal funds sold.............................................................       5,900,000       7,150,000
                                                                                   --------------  --------------
    Cash and cash equivalents....................................................      19,195,914      18,928,934
  Short-term investments.........................................................         100,000       5,100,000
  Investment securities available for sale.......................................      81,186,867      80,650,912
  Loans..........................................................................     219,483,489     201,354,517
    Allowance for loan losses....................................................      (2,505,853)     (2,754,227)
                                                                                   --------------  --------------
      Net loans..................................................................     216,977,636     198,600,290
  Premises and equipment.........................................................       5,918,643       6,024,994
  Federal Home Loan Bank stock...................................................       1,137,815       1,137,815
  Income receivable..............................................................       1,951,803       1,974,331
  Core deposit intangibles.......................................................         106,228         141,638
  Foreclosed real estate.........................................................       1,000,000          45,000
  Other assets...................................................................         771,242         463,094
                                                                                   --------------  --------------
    Total assets.................................................................  $  328,346,148  $  313,067,008
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES
  Deposits
    Non-interest bearing.........................................................  $   29,001,245  $   30,335,037
    Interest bearing.............................................................     247,400,928     232,011,066
                                                                                   --------------  --------------
      Total deposits.............................................................     276,402,173     262,346,103
  Short-term borrowings..........................................................      15,683,491      13,240,300
  Long-term debt.................................................................       5,000,000       6,000,000
  Interest payable...............................................................       1,271,737       1,388,635
  Other liabilities..............................................................       2,239,784       1,846,551
                                                                                   --------------  --------------
      Total liabilities..........................................................     300,597,185     284,821,589
                                                                                   --------------  --------------

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred stock
    Authorized--400,000 shares
    Issued and outstanding--20,000 shares
      Series M-1987 convertible preferred shares.................................                       2,000,000
  Common stock, $1 par value
    Authorized--3,000,000
    Issued and outstanding--1,250,897 shares.....................................       1,250,897       1,250,897
  Paid-in capital................................................................      10,677,045      10,677,045
  Retained earnings..............................................................      15,726,495      14,122,382
  Net unrealized gain on securities available for sale...........................          94,526         195,095
                                                                                   --------------  --------------
        Total shareholders' equity...............................................      27,748,963      28,245,419
                                                                                   --------------  --------------
        Total liabilities and shareholders' equity...............................  $  328,346,148  $  313,067,008
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                See notes to consolidated financial statements.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
INTEREST INCOME
  Loans receivable..................................................  $  18,266,420  $  16,938,330  $  15,940,601
  Investment securities
    Taxable.........................................................      5,122,743      5,326,297      5,871,583
    Tax exempt......................................................        185,231        216,816        259,772
  Federal funds sold................................................        379,965        304,619        115,626
  Short-term investments............................................         12,469         49,002         15,075
                                                                      -------------  -------------  -------------
      Total interest income.........................................     23,966,828     22,835,064     22,202,657
                                                                      -------------  -------------  -------------
INTEREST EXPENSE
  Deposits..........................................................     10,862,835     10,307,724      9,787,434
  Short-term borrowings.............................................        689,789        931,944        482,907
  Long-term debt....................................................        453,527        611,978        630,901
                                                                      -------------  -------------  -------------
      Total interest expense........................................     12,006,151     11,851,646     10,901,242
                                                                      -------------  -------------  -------------
NET INTEREST INCOME.................................................     11,960,677     10,983,418     11,301,415
  Provision for loan losses.........................................        150,000         30,000        115,000
                                                                      -------------  -------------  -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.................     11,810,677     10,953,418     11,186,415
                                                                      -------------  -------------  -------------
NON-INTEREST INCOME
  Insurance commissions.............................................        438,405        472,998        508,935
  Fiduciary activities..............................................        232,494        189,417        200,241
  Service charges on deposit accounts...............................        519,609        450,060        474,896
  Net realized gains (losses) on securities.........................                        16,296       (154,297)
  Gain on sale of branches..........................................                                    1,228,751
  Other income......................................................        311,204        328,032        329,346
                                                                      -------------  -------------  -------------
    Total non-interest income.......................................      1,501,712      1,456,803      2,587,872
                                                                      -------------  -------------  -------------
NON-INTEREST EXPENSE
  Salaries and employee benefits....................................      4,481,548      4,467,408      4,552,848
  Net occupancy expenses............................................        764,086        804,977        835,351
  Equipment expenses................................................        712,683        664,109        685,805
  Professional fees.................................................        221,927        204,578        395,383
  Deposit insurance expense.........................................        735,576        394,672        666,402
  Amortization of core deposit intangibles..........................         35,410         40,468         45,527
  Other expenses....................................................      1,667,259      1,653,251      1,858,864
                                                                      -------------  -------------  -------------
    Total non-interest expense......................................      8,618,489      8,229,463      9,040,180
                                                                      -------------  -------------  -------------
INCOME BEFORE INCOME TAX............................................      4,693,900      4,180,758      4,734,107
  Income tax expense................................................      2,001,351      1,651,366      1,863,756
                                                                      -------------  -------------  -------------
NET INCOME..........................................................  $   2,692,549  $   2,529,392  $   2,870,351
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net income per common share.........................................  $        2.11  $        1.91  $        2.17
Weighted Average Shares Outstanding.................................      1,250,897      1,250,897      1,250,897

                See notes to consolidated financial statements.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                  YEAR ENDED DECEMBER 31,
                                                                           -------------------------------------
                                                                              1996         1995         1994
                                                                           -----------  -----------  -----------
OPERATING ACTIVITIES
  Net income.............................................................  $ 2,692,549  $ 2,529,392  $ 2,870,351
  Adjustments to reconcile net income to net cash provided by operating
    activities Provision for loan losses.................................      150,000       30,000      115,000
    Depreciation and amortization........................................      644,673      623,686      621,777
    Deferred income tax..................................................      188,387      (60,950)    (158,955)
    Securities amortization, net.........................................       72,066      105,445      128,563
    Amortization of fair value adjustments on loans and deposits.........       90,600       81,544      (34,768)
    Amortization of core deposit intangibles.............................       35,410       40,468       45,527
    Investment securities (gains) losses.................................                   (16,296)     154,297
    Net change in
      Income receivable..................................................       22,528      (78,370)      68,069
      Interest payable...................................................     (116,898)     524,295       52,213
    Gain on sale of branches.............................................                             (1,228,751)
    Other adjustments....................................................     (496,966)      44,534      152,967
                                                                           -----------  -----------  -----------
        Net cash provided by operating activities........................    3,282,349    3,823,748    2,786,290
                                                                           -----------  -----------  -----------
INVESTING ACTIVITIES
  Net change in short-term investments...................................    5,000,000   (4,952,843)     100,825
  Purchases of securities available for sale.............................  (16,850,769)  (5,738,936) (24,219,400)
  Proceeds from maturities and paydowns of securities available for
    sale.................................................................   16,531,638   11,841,444   27,871,655
  Proceeds from sales of securities available for sale...................                 9,369,943   26,477,204
  Purchases of securities held to maturity...............................                  (324,520)  (2,429,679)
  Proceeds from maturities and paydowns of securities held to maturity...                   752,427      791,211
  Net change in loans....................................................  (19,617,946)  (6,833,403)  (2,475,422)
  Purchases of premises and equipment....................................     (556,117)  (1,195,505)    (454,942)
  Proceeds from sale of other real estate................................       50,000       63,177    1,579,817
  Net cash and cash equivalents paid in branch sales.....................                             (9,019,963)
  Other investing activities.............................................       17,000       10,000       17,573
                                                                           -----------  -----------  -----------
      Net cash provided (used) by investing activities...................  (15,426,194)   2,991,784   18,238,879
                                                                           -----------  -----------  -----------
FINANCING ACTIVITIES
  Net change in
    Non-interest-bearing, NOW, money market and savings deposits.........    1,534,086   (3,040,069)  (7,872,722)
    Certificates of deposit..............................................   12,521,984    4,036,023  (16,212,020)
    Short-term borrowings................................................    4,443,191      439,426    2,331,938
  Repayment of long-term debt............................................   (1,000,000)  (1,500,000)  (1,875,000)
  Proceeds from FHLB advances............................................                 5,190,000
  Repayment of FHLB advances.............................................   (2,000,000)  (3,190,000)
  Cash dividends.........................................................   (1,088,436)  (1,002,599)    (839,461)
  Redemption of preferred stock..........................................   (2,000,000)    (400,000)    (300,000)
  Other financing activities.............................................                                (10,424)
                                                                           -----------  -----------  -----------
      Net cash provided (used) by financing activities...................   12,410,825      532,781  (24,777,689)
                                                                           -----------  -----------  -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS..................................      266,980    7,348,313   (3,752,520)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.............................   18,928,934   11,580,621   15,333,141
                                                                           -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, END OF YEAR...................................  $19,195,914  $18,928,934  $11,580,621
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
ADDITIONAL CASH FLOWS INFORMATION
  Interest paid..........................................................  $12,123,049  $11,327,351  $10,931,300
  Income tax paid........................................................    1,885,288    1,943,281    1,628,500
  Loan balances transferred to foreclosed real estate....................    1,000,000

                See notes to consolidated financial statements.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                            NET
                                                                                                        UNREALIZED
                                                                                                        GAIN (LOSS)
                                                                                                            ON
                                     PREFERRED STOCK         COMMON STOCK                               SECURITIES
                                   --------------------  --------------------   PAID-IN     RETAINED     AVAILABLE
                                    SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL     EARNINGS     FOR SALE      TOTAL
                                   ---------  ---------  ---------  ---------  ----------  -----------  -----------  ----------
BALANCES, JANUARY 1, 1994........     27,000  $2,700,000 1,137,578  $1,137,578 $8,099,038  $13,266,449               $25,203,065
  Net income for 1994............                                                            2,870,351                2,870,351
  Cash dividends.................
    Preferred stock--$6.34 per
      share......................                                                             (156,915)                (156,915)
    Common stock--$.60 per
      share......................                                                             (682,546)                (682,546)
  10% stock dividend.............                          113,319    113,319   2,578,007   (2,691,326)
  Adjustment for cash paid in
    lieu of issuing fractional
    shares.......................                                                              (10,424)                 (10,424)
  Cumulative effect of change in
    method of accounting for
    securities...................                                                                        $ 846,177      846,177
  Net change in unrealized gain
    (loss) on securities
    available for sale...........                                                                       (3,487,650)  (3,487,650)
  Redemption of preferred
    stock........................     (3,000)  (300,000)                                                               (300,000)
                                   ---------  ---------  ---------  ---------  ----------  -----------  -----------  ----------
BALANCES, DECEMBER 31, 1994......     24,000  2,400,000  1,250,897  1,250,897  10,677,045   12,595,589  (2,641,473)  24,282,058
  Net income for 1995............                                                            2,529,392                2,529,392
  Cash dividends.................
    Preferred stock-- $6.34 per
      share......................                                                             (139,480)                (139,480)
    Common stock--$.69 per
      share......................                                                             (863,119)                (863,119)
  Net change in unrealized gain
    (loss) on securities
    available for sale...........                                                                        2,836,568    2,836,568
  Redemption of preferred
    stock........................     (4,000)  (400,000)                                                               (400,000)
                                   ---------  ---------  ---------  ---------  ----------  -----------  -----------  ----------
BALANCES, DECEMBER 31, 1995......     20,000  2,000,000  1,250,897  1,250,897  10,677,045   14,122,382     195,095   28,245,419
  Net income for 1996............                                                            2,692,549                2,692,549
  Cash dividends
    Preferred stock--$6.34 per
      share......................                                                              (50,192)                 (50,192)
    Common stock--$.83 per
      share......................                                                           (1,038,244)              (1,038,244)
  Net change in unrealized gain
    (loss) on securities
    available for sale...........                                                                         (100,569)    (100,569)
  Redemption of preferred
    stock........................    (20,000) (2,000,000)                                                            (2,000,000)
                                   ---------  ---------  ---------  ---------  ----------  -----------  -----------  ----------
BALANCES, DECEMBER 31, 1996                   $       0  1,250,897  $1,250,897 $10,677,045 $15,726,495   $  94,526   $27,748,963
                                   ---------  ---------  ---------  ---------  ----------  -----------  -----------  ----------
                                   ---------  ---------  ---------  ---------  ----------  -----------  -----------  ----------

                See notes to consolidated financial statements.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of Indiana United Bancorp ("Company"), and its wholly owned subsidiaries, ("Banks"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    The Company is a bank holding company whose principal activity is the ownership and management of the Banks. Union Bank and Trust Company of Indiana ("Union Bank") headquartered in Greensburg, Indiana operates under a state charter and is subject to regulation by the Indiana Department of Financial Institutions ("DFI") and the Federal Deposit Insurance Corporation ("FDIC"). Regional Federal Savings Bank ("Regional Bank"), headquartered in New Albany, Indiana is a federally-chartered thrift and is subject to regulation by the Office of Thrift Supervision ("OTS") and the FDIC.

    The Banks generate commercial, mortgage and consumer loans and receive deposits from customers located primarily in Decatur, Floyd, Clark and Jay Counties, Indiana, and surrounding counties. The Banks' loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Banks have diversified loan portfolios, a substantial portion of their debtors' ability to honor their contracts is dependent upon economic conditions in the agricultural industry.

    CONSOLIDATION--The consolidated financial statements include the accounts of the Company and the Banks after elimination of all material intercompany transactions and accounts.

    INVESTMENT SECURITIES--Debt securities are classified as held to maturity ("HTM") when the Company has the positive intent and ability to hold the securities to maturity. Securities HTM are carried at amortized cost.

    Debt securities not classified as HTM are classified as available for sale ("AFS"). Securities AFS are carried at fair value with unrealized gains and losses reported separately through shareholders' equity, net of tax.

    Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

    At January 1, 1994, investment securities with an approximate carrying value of $125,081,000 were reclassified as AFS. This reclassification resulted in an increase in total shareholders' equity, net of tax, of $846,177.

    LOANS are carried at the principal amount outstanding. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received unless such amounts are applied to principal amounts outstanding. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    PROVISION FOR LOAN LOSSES and the adequacy of the allowance for loan losses are based on management's continuing review and evaluation of the loan portfolio, current economic conditions, past loss experience and other pertinent factors. Impaired loans are measured by the present value of expected cash flows, or the fair value of the collateral of the loan, if collateral dependent.

    The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of December 31, 1996, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

    PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method for premises and the declining-balance method for equipment based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

    FEDERAL HOME LOAN BANK STOCK is a required investment for institutions that are members of the Federal Home Loan Bank ("FHLB") system. The required investment in the common stock is based on a predetermined formula.

    FORECLOSED REAL ESTATE is carried at the lower of cost or fair value less estimated selling costs. When foreclosed real estate is acquired, any required adjustment is charged to the allowance for loan losses. All subsequent activity is included in current operations.

    CORE DEPOSIT INTANGIBLES resulting from the value of the future stream of income allocated to customer deposits acquired in acquisitions is being amortized over a period of 15 years using accelerated methods.

    INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiaries.

    EARNINGS PER SHARE have been computed based upon the weighted average common shares outstanding during each year.

    RESTRICTION ON CASH AND DUE FROM BANKS

    The Banks are required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 1996, was $1,565,000.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    INVESTMENT SECURITIES

                                                                                      DECEMBER 31, 1996
                                                                     ----------------------------------------------------
                                                                                      GROSS          GROSS
                                                                      AMORTIZED    UNREALIZED     UNREALIZED      FAIR
                                                                        COST          GAINS         LOSSES        VALUE
                                                                     -----------  -------------  -------------  ---------
Available for sale
  U.S. Treasury....................................................   $   2,006     $       3      $       5    $   2,004
  Federal agencies.................................................      24,556           416            148       24,824
  State and municipal..............................................       4,057            35             17        4,075
  Mortgage-backed securities.......................................      50,157           489            604       50,042
  Corporate obligations............................................         244                            2          242
                                                                     -----------        -----          -----    ---------
      Total investment securities..................................   $  81,020     $     943      $     776    $  81,187
                                                                     -----------        -----          -----    ---------
                                                                     -----------        -----          -----    ---------

                                                                                      DECEMBER 31, 1995
                                                                     ----------------------------------------------------
                                                                                      GROSS          GROSS
                                                                      AMORTIZED    UNREALIZED     UNREALIZED      FAIR
                                                                        COST          GAINS         LOSSES        VALUE
                                                                     -----------  -------------  -------------  ---------
Available for sale
  U.S. Treasury....................................................   $   3,016     $      12      $      10    $   3,018
  Federal agencies.................................................      12,257           259            104       12,412
  State and municipal..............................................       3,955            80              1        4,034
  Mortgage-backed securities.......................................      60,610           582            425       60,767
  Corporate obligations............................................         480                           60          420
                                                                     -----------        -----          -----    ---------
      Total investment securities..................................   $  80,318     $     933      $     600    $  80,651
                                                                     -----------        -----          -----    ---------
                                                                     -----------        -----          -----    ---------

    The amortized cost and fair value of securities AFS at December 31, 1996 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                               AVAILABLE FOR SALE
                                                                                             ----------------------
                                                                                              AMORTIZED     FAIR
                                                                                                COST        VALUE
                                                                                             -----------  ---------
Within one year............................................................................   $   5,509   $   5,487
Two through five years.....................................................................      11,703      11,634
Six through ten years......................................................................      13,327      13,696
After ten years............................................................................         324         328
                                                                                             -----------  ---------
                                                                                                 30,863      31,145
Mortgage-backed securities.................................................................      50,157      50,042
                                                                                             -----------  ---------
      Totals...............................................................................   $  81,020   $  81,187
                                                                                             -----------  ---------
                                                                                             -----------  ---------

    Securities with a carrying value of $25,009,600 and $23,621,600 were pledged at December 31, 1996 and 1995 to secure certain deposits and for other purposes as permitted or required by law.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    Proceeds from sales of securities AFS during 1995 and 1994 were $9,369,943 and $26,477,204. Gross gains of $160,945 and $71,348 and gross losses of $144,649 and $225,645 were realized on those sales in 1995 and 1994, respectively.

    The tax expense (benefit) for gains (losses) on security transactions for the years ended December 31, 1995 and 1994 was $6,400 and $(61,100).

    LOANS AND ALLOWANCE

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
Commercial and industrial loans...........................................................  $    7,834  $    7,796
Agricultural production financing.........................................................      11,178       9,996
Farm real estate..........................................................................      26,843      28,910
Commercial real estate....................................................................      27,691      24,129
Residential real estate...................................................................     109,962     103,239
Construction and development..............................................................       6,589       6,863
Consumer..................................................................................      27,567      18,342
Government guaranteed loans...............................................................       1,819       2,080
                                                                                            ----------  ----------
      Total loans.........................................................................  $  219,483  $  201,355
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                                                                                DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
Allowance for loan losses
  Balances, January 1................................................................  $   2,754  $   2,784  $   2,682
  Provision for losses...............................................................        150         30        115
  Recoveries on loans................................................................         58        100         79
  Loans charged off..................................................................       (456)      (160)       (92)
                                                                                       ---------  ---------  ---------
  Balances, December 31..............................................................  $   2,506  $   2,754  $   2,784
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    Information on impaired loans is summarized below.

                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1996       1995
                                                                            ---------  ---------
Impaired loans with an allowance..........................................  $     535  $     573
Impaired loans for which the discounted cash flows or collateral value
  exceeds the carrying value of the loan..................................        613
                                                                            ---------  ---------
    Total impaired loans..................................................  $   1,148  $     573
                                                                            ---------  ---------
                                                                            ---------  ---------
Allowance for impaired loans (included in the Company's allowance for loan
  losses).................................................................  $     120  $     250

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1996       1995
                                                                            ---------  ---------
Average balance of impaired loans.........................................  $   1,996  $     148
Interest income recognized on impaired loans..............................        112         20
Cash-basis interest included above........................................        112         20

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    The Banks have entered into transactions with certain directors, executive officers, significant shareholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans, as defined, to such related parties were as follows:

                                                                              1996       1995
                                                                            ---------  ---------
Balances, January 1.......................................................  $   5,941  $   5,124
Changes in composition of related parties.................................       (416)      (399)
New loans, including renewals.............................................      2,986      2,382
Payments, etc., including renewals........................................       (547)    (1,166)
                                                                            ---------  ---------
Balances, December 31.....................................................  $   7,964  $   5,941
                                                                            ---------  ---------
                                                                            ---------  ---------

    PREMISES AND EQUIPMENT

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
Land....................................................................  $     909  $     909
Buildings...............................................................      7,030      7,054
Equipment...............................................................      5,115      4,720
                                                                          ---------  ---------
    Total cost..........................................................     13,054     12,683
Accumulated depreciation................................................     (7,135)    (6,658)
                                                                          ---------  ---------
    Net.................................................................  $   5,919  $   6,025
                                                                          ---------  ---------
                                                                          ---------  ---------

    DEPOSITS

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
Non-interest-bearing..................................................  $   29,001  $   30,335
Interest-bearing demand...............................................      67,726      64,649
Savings deposits......................................................      28,619      28,828
Certificates and other time deposits of $100,000 or more..............      32,083      23,512
Other certificates and time deposits..................................     118,973     115,022
                                                                        ----------  ----------
    Total deposits....................................................  $  276,402  $  262,346
                                                                        ----------  ----------
                                                                        ----------  ----------

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    Certificates and other time deposits maturing in years ending after December 31, 1996

1997..............................................................  $  98,392
1998..............................................................     36,087
1999..............................................................      9,803
2000..............................................................      4,839
2001..............................................................      1,462
Thereafter........................................................        473
                                                                    ---------
                                                                    $ 151,056
                                                                    ---------
                                                                    ---------

    SHORT-TERM BORROWINGS

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
Federal funds purchased.................................................  $     750
FHLB advances...........................................................             $   2,000
Securities sold under repurchase agreements.............................     12,989     10,735
U. S. Treasury demand notes.............................................      1,944        505
                                                                          ---------  ---------
    Total short-term borrowings.........................................  $  15,683  $  13,240
                                                                          ---------  ---------
                                                                          ---------  ---------

    Securities sold under agreements to repurchase consist of obligations of the Company to other parties. The obligations are secured by U. S. Treasury securities and Federal agencies, and such collateral is held by a safekeeping agent. The maximum amount of outstanding agreements at any month-end during 1996 and 1995 totaled $15,903,000 and $15,174,000 and the daily average of such agreements totaled $11,564,000 and $10,162,000. The weighted average yield was 5.12% and 5.28% at December 31, 1996 and 1995 while the weighted average yield during 1996 and 1995 was approximately 5.14% and 5.67%.

    The Company had a FHLB advance of $2,000,000 outstanding at December 31, 1995 which was repaid during 1996.

    LONG-TERM DEBT

    Long-term debt at December 31, 1996 consisted of a $5,000,000 secured term loan. In January, 1992, the Company converted a line of credit to an $11,200,000 six-year secured term loan. Interest is payable quarterly and was at the lender's base rate through June 30, 1995. Commencing July 1, 1995, the interest rate converted to the lender's base rate, less .25%. Principal payments are due semiannually. The loan is secured by all stock of the Banks and the loan agreement contains restrictions on debt, guarantees and mergers, in addition to other affirmative and negative covenants.

    A principal payment of $375,000 is due June 30, 1997 with the remaining loan balance due December 31, 1997. Management intends to refinance all or a portion of the remaining balance during 1997.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    INCOME TAX

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Income tax expense
  Currently payable
    Federal......................................................  $   1,408  $   1,317  $   1,560
    State........................................................        405        395        463
  Deferred
    Federal......................................................        179        (50)      (128)
    State........................................................          9        (11)       (31)
                                                                   ---------  ---------  ---------
        Total income tax expense.................................  $   2,001  $   1,651  $   1,864
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Reconciliation of federal statutory to actual tax expense
  Federal statutory income tax at 34%............................  $   1,596  $   1,421  $   1,610
  Tax exempt interest............................................        (57)       (63)       (77)
  Effect of state income taxes...................................        273        253        285
  Change in tax law..............................................        144
  Other..........................................................         45         40         46
                                                                   ---------  ---------  ---------
        Actual tax expense.......................................  $   2,001  $   1,651  $   1,864
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    A cumulative net deferred tax liability is included in other liabilities. The components of the liability are as follows:

                                                                           YEAR ENDED DECEMBER
                                                                                   31,
                                                                           --------------------
                                                                             1996       1995
                                                                           ---------  ---------
Differences in accounting for loans......................................  $    (223) $    (263)
Differences in accounting for securities.................................        (39)       (49)
Differences in accounting for premises and equipment.....................       (675)      (730)
Differences in depreciation methods......................................       (210)      (160)
Differences in accounting for loan losses................................        289        506
Differences in accounting for securities available for sale..............        (72)      (138)
State income tax.........................................................         15         13
Other....................................................................        (39)       (11)
                                                                           ---------  ---------
                                                                           $    (954) $    (832)
                                                                           ---------  ---------
                                                                           ---------  ---------
Assets...................................................................  $     304  $     519
Liabilities..............................................................     (1,258)    (1,351)
                                                                           ---------  ---------
                                                                           $    (954) $    (832)
                                                                           ---------  ---------
                                                                           ---------  ---------

    No valuation allowance was necessary at anytime during 1996, 1995 and 1994.

    Retained earnings include approximately $2,162,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions as of December 31, 1987 for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses including redemption of bank stock or excess dividends, or loss of "bank" status, would create

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

income for tax purposes only, which income would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amount at December 31, 1996 was approximately $735,000.

    COMMITMENTS AND CONTINGENT LIABILITIES

    In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Banks use the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheet.

    Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                                            1996       1995
                                                                          ---------  ---------
Commitments to extend credit............................................  $  26,694  $  21,097
Standby letters of credit...............................................        222        155

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties. Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party.

    The Company and Banks may from time to time be subject to claims and lawsuits which arise primarily in the ordinary course of business. Management is presently not aware of any such claims.

    PREFERRED SHARES

    In 1987, the Company issued 30,000 shares of no-par value, $100 stated value, convertible preferred stock. The Company redeemed 20,000 shares of preferred stock in 1996, 4,000 shares in 1995 and 3,000 shares in 1994. The total redemption price was $2,000,000 in 1996, $400,000 in 1995 and $300,000 in
1994. For 1994 through 1996, cash dividends were paid at the rate of 6.34% per annum.

    The Company's Articles of Incorporation permit the Board of Directors, without further shareholder approval, to establish the relative rights, designations, preferences and limitations or restrictions of the Company's preferred stock prior to the issuance thereof.

    RESTRICTIONS ON DIVIDENDS

    Without prior approval, Union Bank is restricted by Indiana law and regulations of the DFI, and the FDIC as to the maximum amount of dividends Union Bank can pay to the parent in any calendar year to Union Bank's retained net profits (as defined) for that year and the two preceding years.

    The OTS regulations provide that a savings bank which meets fully phased-in 1994 capital requirements and is subjected only to "normal supervision", such as Regional Bank, may pay out 100% of net income to date over the calendar year and 50% of surplus capital existing at the beginning of the calendar

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

year without supervisory approval, but with 30 days prior notice to OTS. As a result of limitations relating to tax bad debt deductions, Regional Bank's nontaxable dividends to the Company are limited to an amount approximately equal to net income commencing in 1997.

    At December 31, 1996, total shareholders' equity of the Banks was $31,075,000 of which $29,504,000 was restricted or limited from dividend distribution to the Company. As a practical matter, the Banks may restrict dividends to a lesser amount because of the need to maintain an adequate capital structure.

    REGULATORY CAPITAL

    The Company and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate actions by the regulatory agencies that, if undertaken, could have a material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Banks must meet specific capital guidelines that involve quantitative measures of the Company's and Banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    At December 31, 1996, management of the Company believes that it meets all capital adequacy requirements to which it is subject. The most recent notification from the regulatory agencies categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. There have been no conditions or events since that notification that management believes have changed this categorization.

    The Company's and Banks' actual and required capital amounts and ratios are as follows:


                                                                        DECEMBER 31, 1996
                                                 ----------------------------------------------------------------
                                                                           REQUIRED FOR           TO BE WELL
                                                        ACTUAL         ADEQUATE CAPITAL(1)      CAPITALIZED(1)
                                                 --------------------  --------------------  --------------------
                                                  AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT      RATIO
                                                 ---------  ---------  ---------  ---------  ---------  ---------
INDIANA UNITED BANCORP
  Total capital(1) (to risk-weighted assets)...  $  29,934       15.6% $  15,312        8.0%                  N/A
  Tier 1 capital(1) (to risk-weighted assets)..     27,540       14.4      7,656        4.0                   N/A
  Tier 1 capital(1) (to average assets)........     27,540        8.4     13,152        4.0                   N/A
UNION BANK
  Total capital(1) (to risk-weighted assets)...     21,224       15.8     10,718        8.0  $  13,398       10.0%
  Tier 1 capital(1) (to risk-weighted assets)..     19,547       14.6      5,359        4.0      8,039        6.0
  Tier 1 capital(1) (to average assets)........     19,547        9.0      8,708        4.0     10,885        5.0
REGIONAL BANK
Total risk-based capital(1) (to risk-weighted
  assets)......................................     12,076       19.2      5,021        8.0      6,277       10.0
Core capital(1) (to adjusted tangible assets)..     11,415       10.6      3,219        3.0      6,437        6.0
Core capital(1) (to adjusted total assets).....     11,415       10.6      3,219        3.0      5,369        5.0


------------------------

(1) As defined by regulatory agencies

    Regional Bank's tangible capital at December 31, 1996 was $11,415,000, which amount was 10.6 percent of tangible assets and exceeded the required ratio of
1.5 percent.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    LOAN SERVICING

    Mortgage loans serviced for others are not included in the accompanying consolidated balance sheet. The unpaid principal balances of mortgage loans serviced for others totaled $2,960,000 and $2,302,000 at December 31, 1996 and 1995.

    EMPLOYEE BENEFIT PLANS

    The Company has a defined-contribution retirement plan in which substantially all employees may participate. The Company matched employees' contributions at the rate of $.70 for 1996, $.65 for 1995, and $.60 for 1994 for each dollar contributed. In addition, the Company contributed 6.5% of total compensation plus an additional 5.7% of each participant's compensation in excess of $62,700 in 1996, $61,200 in 1995 and $60,600 in 1994. Expense for the
plan was $283,518 in 1996, $295,862 in 1995 and $273,053 in 1994.

    DEPOSIT INSURANCE EXPENSE

    Regional Bank's deposits are presently insured by the Savings Association Insurance Fund ("SAIF"). A recapitalization plan for the SAIF was signed into law on September 30, 1996, which provided for a special assessment on all SAIF-insured institutions to enable the SAIF to achieve the required level of reserves. The assessment of .0657% was based on March 31, 1995 deposits. Regional Banks' special assessment totaled $545,000 before taxes, and was charged against current income and included with deposit insurance expense.

    FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

    CASH AND CASH EQUIVALENTS--The fair value of cash and cash equivalents approximates carrying value.

    SHORT-TERM INVESTMENTS--The fair value of short-term investments approximates carrying value.

    SECURITIES--Fair values are based on quoted market prices.

    LOANS--For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

    INCOME RECEIVABLE/INTEREST PAYABLE--The fair value of these amounts approximates carrying values.

    FHLB STOCK--Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

    DEPOSITS--The fair values of non-interest-bearing, interest-bearing demand, and savings accounts are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES

                      (TABLE DOLLAR AMOUNTS IN THOUSANDS)

    SHORT-TERM BORROWINGS--The interest rates for short-term borrowings approximate market rates, thus the fair value approximates carrying value.

    LONG-TERM DEBT--Long-term debt consists of an adjustable instrument tied to a variable market interest rate. Fair value approximates carrying value.

    The estimated fair values of the Company's financial instruments are as follows:

                                                                                    DECEMBER 31,
                                                                   ----------------------------------------------
                                                                            1996                    1995
                                                                   ----------------------  ----------------------
                                                                    CARRYING                CARRYING
                                                                     AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                                   ----------  ----------  ----------  ----------
ASSETS
  Cash and cash equivalents......................................  $   19,196  $   19,196  $   18,929  $   18,929
  Short-term investments.........................................         100         100       5,100       5,100
  Securities available for sale..................................      81,187      81,187      80,651      80,651
  Loans, net.....................................................     216,978     217,690     198,600     199,316
  Stock in FHLB..................................................       1,138       1,138       1,138       1,138
  Income receivable..............................................       1,952       1,952       1,974       1,974
LIABILITIES
  Deposits.......................................................     276,402     277,180     262,346     262,831
  Borrowings
    Short-term...................................................      15,683      15,683      13,240      13,240
    Long-term....................................................       5,000       5,000       6,000       6,000
  Interest payable...............................................       1,272       1,272       1,389       1,389

    OTHER MATTERS

    In October, 1994, the Company sold three underperforming branches of Regional Bank including loans, deposits and fixed assets in order to concentrate Regional Bank's resources in its primary market area. The sale resulted in a gain of $1,228,751 which is shown separately in the consolidated statement of income.

    CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

    Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                            CONDENSED BALANCE SHEET

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
ASSETS
  Cash on deposit and repurchase agreements.................................................  $   1,584  $   1,940
  Investment in subsidiaries................................................................     31,171     32,325
  Other assets..............................................................................        186        128
                                                                                              ---------  ---------
      Total assets..........................................................................  $  32,941  $  34,393
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES
  Long-term debt............................................................................  $   5,000  $   6,000
  Other liabilities.........................................................................        192        148
                                                                                              ---------  ---------
      Total liabilities.....................................................................      5,192      6,148
SHAREHOLDERS' EQUITY........................................................................     27,749     28,245
                                                                                              ---------  ---------
      Total liabilities and shareholders' equity............................................  $  32,941  $  34,393
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                         CONDENSED STATEMENT OF INCOME

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1996       1995       1994
                                                                                      ---------  ---------  ---------
INCOME
  Dividends from subsidiaries.......................................................  $   4,500  $   4,000  $   2,425
  Fees from subsidiaries............................................................         33         55         88
  Other income......................................................................        102         73         77
                                                                                      ---------  ---------  ---------
      Total income..................................................................      4,635      4,128      2,590
                                                                                      ---------  ---------  ---------
EXPENSES
  Interest expense..................................................................        454        612        631
  Salaries and benefits.............................................................        682        506        413
  Professional fees.................................................................         94         84        117
  Other expenses....................................................................        224        236        210
                                                                                      ---------  ---------  ---------
      Total expenses................................................................      1,454      1,438      1,371
                                                                                      ---------  ---------  ---------
INCOME BEFORE INCOME TAX AND EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES.........      3,181      2,690      1,219
  Income tax benefit................................................................        565        511        463
                                                                                      ---------  ---------  ---------
INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES........................      3,746      3,201      1,682
EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES......................................     (1,053)      (672)     1,188
                                                                                      ---------  ---------  ---------
NET INCOME..........................................................................  $   2,693  $   2,529  $   2,870
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

                       CONDENSED STATEMENT OF CASH FLOWS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
OPERATING ACTIVITIES
  Net income......................................................................  $   2,693  $   2,529  $   2,870
  (Undistributed) income of subsidiaries..........................................      1,053        672     (1,188)
  Other adjustments...............................................................         71         52         13
                                                                                    ---------  ---------  ---------
      Net cash provided by operating activities...................................      3,817      3,253      1,695
                                                                                    ---------  ---------  ---------
INVESTING ACTIVITIES
  Purchase of equipment...........................................................       (102)       (17)       (34)
  Proceeds from sale of equipment.................................................         17                    18
                                                                                    ---------  ---------  ---------
      Net cash used by investing activities.......................................        (85)       (17)       (16)
                                                                                    ---------  ---------  ---------
FINANCING ACTIVITIES
  Payments on long-term debt......................................................     (1,000)    (1,500)    (1,800)
  Cash dividends..................................................................     (1,088)    (1,003)      (839)
  Redemption of preferred stock...................................................     (2,000)      (400)      (300)
  Other financing activities......................................................                              (10)
                                                                                    ---------  ---------  ---------
      Net cash used by financing activities.......................................     (4,088)    (2,903)    (2,949)
                                                                                    ---------  ---------  ---------
NET CHANGE IN CASH ON DEPOSIT AND REPURCHASE AGREEMENTS...........................       (356)       333     (1,270)
CASH ON DEPOSIT AND REPURCHASE AGREEMENTS, BEGINNING OF YEAR......................      1,940      1,607      2,877
                                                                                    ---------  ---------  ---------
CASH ON DEPOSIT AND REPURCHASE AGREEMENTS, END OF YEAR............................  $   1,584  $   1,940  $   1,607
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                    PTC INTERIM CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)


                                                                                                     DECEMBER 31,
                                                                                                         1996
                                                                                      SEPTEMBER 30,  ------------
                                                                                          1997
                                                                                      -------------
                                                                                       (UNAUDITED)
ASSETS
Cash and cash equivalents...........................................................   $    18,281    $   26,185
Interest-bearing balances with financial institutions...............................         1,398         1,897
Available-for-sale securities.......................................................        28,132        38,376
Held-to-maturity securities.........................................................        25,761        25,218
Total loans.........................................................................       220,653       196,963
    Less: Allowances for loan losses................................................        (1,969)       (2,000)
                                                                                      -------------  ------------
         Net loans..................................................................       218,684       194,963
Premises and equipment, net.........................................................         3,939         3,512
Accrued interest receivable and other assets........................................         6,539         6,425
                                                                                      -------------  ------------
    Total assets....................................................................   $   302,734    $  296,576
                                                                                      -------------  ------------
                                                                                      -------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
    Deposits........................................................................   $   275,679    $  271,127
    Notes payable...................................................................           250           500
    Accrued interest payable and other liabilities..................................         3,065         3,296
                                                                                      -------------  ------------
      Total liabilities.............................................................       278,994       274,923
Shareholders' equity
    Common Stock....................................................................         1,026         1,024
    Additional paid-in capital......................................................        10,439        10,413
    Retained earnings...............................................................        12,109        10,018
    Net unrealized gain or loss on available-for-sale securities....................           166           198
                                                                                      -------------  ------------
      Total shareholders' equity....................................................        23,740        21,653
                                                                                      -------------  ------------
      Total liabilities and shareholders' equity....................................   $   302,734    $  296,576
                                                                                      -------------  ------------
                                                                                      -------------  ------------


          See accompanying notes to consolidated financial statements.

                 PTC INTERIM CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                   SEPTEMBER 30,           SEPTEMBER 30,
                                                                  1997        1996        1997        1996
                                                               ----------  ----------  ----------  ----------
INTEREST INCOME
  Interest and fees on loans.................................      $5,017      $4,312     $14,316     $12,648
  Interest on securities.....................................         836         946       2,639       2,696
  Other interest.............................................          62         135         279         460
                                                               ----------  ----------  ----------  ----------
    Total interest income....................................       5,915       5,393      17,234      15,804
INTEREST EXPENSE
  Interest on deposits.......................................       2,976       2,752       8,653       8,074
  Interest on notes payable..................................           9          13          26          47
                                                               ----------  ----------  ----------  ----------
    Total interest expense...................................       2,985       2,765       8,679       8,121
                                                               ----------  ----------  ----------  ----------
Net interest income..........................................       2,930       2,628       8,555       7,683
  Provision for loan losses..................................        (210)       (227)       (610)       (616)
Net interest income after provision for loan losses..........       2,720       2,401       7,945       7,067

NON-INTEREST INCOME
  Service charges and fees on deposit accounts...............         331         299         944         887
  Mortgage banking income....................................         360         257         766         577
  Gain (loss) on securities..................................           8           4           8         103
  Other income...............................................          48          49         142         195
                                                               ----------  ----------  ----------  ----------
    Total non-interest income................................         747         609       1,860       1,762

NON-INTEREST EXPENSE
  Salaries and benefits......................................       1,156       1,045       3,346       3,117
  Occupancy and equipment, net...............................         306         230         895         682
  FDIC insurance.............................................           7           1          22           2
  Data processing expense....................................          98          88         289         266
  Other operating expenses...................................         509         437       1,366       1,205
                                                               ----------  ----------  ----------  ----------
    Total non-interest expense...............................       2,076       1,801       5,918       5,272
                                                               ----------  ----------  ----------  ----------
Income before income taxes...................................       1,391       1,209       3,887       3,557
    Less: income taxes.......................................        (429)       (363)     (1,185)     (1,166)
                                                               ----------  ----------  ----------  ----------
Net income...................................................       $ 962       $ 846     $ 2,702     $ 2,391
                                                               ----------  ----------  ----------  ----------
                                                               ----------  ----------  ----------  ----------
Earnings per share...........................................      $  .94      $  .82     $  2.64     $  2.31
Average shares outstanding...................................   1,025,102   1,032,129   1,024,629   1,034,244
Dividends per share..........................................      $ .205      $ .165     $  .595     $  .475

          See accompanying notes to consolidated financial statements.

               PTC INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                            NINE MONTHS ENDED   NINE MONTHS ENDED
                                                                            SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                                                            ------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..............................................................      $    2,702          $    2,391
  Adjustments to reconcile net income to net cash from operating activities
    Depreciation..........................................................             367                 274
    Provision for loan losses.............................................             610                 616
    (Gain)/loss on sale of securities.....................................              (8)               (103)
    Amortization of intangible assets.....................................             173                 164
    Other adjustments.....................................................            (342)               (787)
                                                                                   -------             -------
      Net cash from operating activities..................................           3,502               2,555

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from paydowns and maturities of held-to-maturity securities....           2,873               5,470
  Proceeds from sales of available-for-sale securities....................           4,506               3,381
  Proceeds from paydowns and maturities of available-for-sale
    securities............................................................           7,728              12,874
  Purchases of held-to-maturity securities................................          (3,416)            (11,774)
  Purchases of available-for-sale securities..............................          (1,982)            (17,116)
  Net change in loans.....................................................         (24,300)            (16,207)
  Net change in deposits with other financial institutions................             499                 294
  Property and equipment expenditures.....................................            (794)               (616)
                                                                                   -------             -------
    Net cash from investing activities....................................         (14,886)            (23,694)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits..................................................          (2,236)              6,907
  Deposits assumed in branch acquisition, net of premium paid.............           6,548                  --
  Dividends paid..........................................................            (610)               (490)
  Payments on note payable................................................            (250)               (392)
  Proceeds from issuance of stock.........................................              28                 485
  Redemption of stock.....................................................              --                (620)
                                                                                   -------             -------
    Net cash from financing activities....................................           3,480               5,890
                                                                                   -------             -------
Net change in cash and cash equivalents...................................          (7,904)            (15,249)
Cash and cash equivalents at beginning of period..........................          26,185              24,474
                                                                                   -------             -------
Cash and cash equivalents at end of period................................      $   18,281          $    9,225
                                                                                   -------             -------
                                                                                   -------             -------


          See accompanying notes to consolidated financial statements.

                PTC INTERIM CONSOLIDATED STATEMENTS OF CHANGE IN

                              SHAREHOLDERS' EQUITY
                                  (UNAUDITED)
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                            NINE MONTHS ENDED   NINE MONTHS ENDED
                                                                            SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                                                            ------------------  ------------------
Balance January 1.........................................................      $   21,653          $   19,218
Net income................................................................           2,702               2,391
Issuance of stock.........................................................              28                 485
Redemption of stock.......................................................              --                (620)
Cash dividends paid.......................................................            (610)               (490)
Change in net unrealized gain or loss on available-for-sale securities....             (33)               (231)
                                                                                   -------             -------
Balance September 30......................................................      $   23,740          $   20,753
                                                                                   -------             -------
                                                                                   -------             -------

          See accompanying notes to consolidated financial statements.

             PTC NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of PTC Bancorp (the "Company") and its wholly owned subsidiary, Peoples Trust Company (the "Bank"). All significant intercompany accounts and transactions have been eliminated.

    These financial statements were prepared in accordance with the instructions for Form 10-QSB and, therefore, do not include all of the disclosures necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. These financial statements have been prepared on a basis consistent with the annual financial statements and include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position at the end of and for the periods presented.

NOTE 2--PENDING ACCOUNTING CHANGES

    The Company does not expect the anticipated adoption of any newly issued accounting standards to have a material impact on future operations or financial position.

NOTE 3--EARNINGS PER SHARE

    Earnings per share have been computed based upon the weighted average number of shares outstanding during the periods presented, adjusted for any stock dividends. Common stock equivalents are not materially dilutive.

NOTE 4--PENDING BUSINESS COMBINATION

    On October 8, 1997, the Company agreed to merge with Indiana United Bancorp ("IUB"). IUB is a bank and thrift holding company located in Greensburg, Indiana. Under terms of the agreement, each outstanding common share of PTC Bancorp, including shares outstanding under option plans, will be converted into
1.075 common shares of IUB. The proposed transaction requires approval by regulatory authorities and shareholders of both companies. The proposed transaction is expected to be consummated during the first quarter of 1998. It is expected to be accounted for as a pooling-of-interests.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
P.T.C. Bancorp
Brookville, Indiana

    We have audited the accompanying consolidated balance sheets of P.T.C. Bancorp as of December 31, 1996 and 1995, and the related consolidated statements of income, cash flows, and changes in shareholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of P.T.C. Bancorp as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Crowe, Chizek and Company LLP

Indianapolis, Indiana
January 23, 1997

                                 P.T.C. BANCORP

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995
                                     ASSETS

                                                                                        1996            1995
                                                                                   --------------  --------------
 Cash and cash equivalents.......................................................  $   26,185,347  $   24,474,107
  Interest bearing balances with financial institutions..........................       1,897,000       2,386,369
  Securities available for sale, at fair value...................................      38,375,826      38,426,368
  Securities held to maturity....................................................      25,218,575      19,500,690
  Loans, net of deferred loan fees...............................................     196,963,140     173,178,986
  Allowance for loan losses......................................................      (2,000,324)     (1,721,947)
                                                                                   --------------  --------------
    Net loans....................................................................     194,962,816     171,457,039
  Premises and equipment, net....................................................       3,511,742       3,066,738
  Intangible assets..............................................................       1,619,480       1,838,483
  Accrued interest receivable and other assets...................................       4,805,212       3,561,956
                                                                                   --------------  --------------
        Total assets.............................................................  $  296,575,998  $  264,711,750
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest bearing deposits..............................................  $   32,349,585  $   19,752,746
      Interest bearing deposits..................................................     238,777,267     221,981,686
                                                                                   --------------  --------------
        Total deposits...........................................................     271,126,852     241,734,432
    Notes payable................................................................         500,000       1,000,000
    Accrued interest payable and other liabilities...............................       3,295,811       2,759,219
                                                                                   --------------  --------------
        Total liabilities........................................................     274,922,663     245,493,651
                                                                                   --------------  --------------
  Commitments and contingencies
  Shareholders' equity
    Preferred stock, no par value; 1,000,000 shares authorized, no shares issued and outstanding
    Common stock, $1 stated value: 2,000,000 shares authorized, 1,024,276 and
      924,069 shares issued and outstanding......................................       1,024,276         924,069
    Additional paid-in capital...................................................      10,413,146       7,908,794
    Retained earnings............................................................      10,017,584      10,208,434
    Unrealized gain on securities available for sale, net........................         198,329         176,802
                                                                                   --------------  --------------
        Total shareholders' equity...............................................      21,653,335      19,218,099
                                                                                   --------------  --------------
        Total liabilities and shareholders' equity...............................  $  296,575,998  $  264,711,750
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                See accompanying notes to financial statements.

                                 P.T.C. BANCORP

                       CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                        1996            1995
                                                                                   --------------  --------------
INTEREST INCOME
  Interest and fees on loans.....................................................  $   17,125,228  $   15,446,482
  Interest on investment securities
    Taxable......................................................................       2,440,146       2,497,641
    Non-taxable..................................................................       1,190,681         940,240
  Interest on balances with financial institutions...............................         129,627          62,347
  Interest on federal funds sold.................................................         433,394         473,399
                                                                                   --------------  --------------
        Total interest income....................................................      21,319,076      19,420,109
INTEREST EXPENSE
  Interest on deposits...........................................................      10,837,329       9,733,562
  Interest on notes payable......................................................          59,968         101,717
                                                                                   --------------  --------------
        Total interest expense...................................................      10,897,297       9,835,279
                                                                                   --------------  --------------

NET INTEREST INCOME..............................................................      10,421,779       9,584,830
  Provision for loan losses......................................................         828,000         740,000
                                                                                   --------------  --------------
        NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES......................       9,593,779       8,844,830

NON-INTEREST INCOME
  Service charges on deposit accounts............................................       1,198,556       1,192,275
  Mortgage banking income........................................................         795,208         446,859
  Securities gains/(losses)......................................................         103,650         (76,367)
  Travel commission income.......................................................          66,249         177,906
  Other income...................................................................         185,480         161,004
                                                                                   --------------  --------------
        Total non-interest income................................................       2,349,143       1,901,677

NON-INTEREST EXPENSES
  Salaries and employee benefits.................................................       4,136,754       3,724,693
  Occupancy and equipment expense................................................         832,571         763,126
  Data processing expense........................................................         372,441         349,613
  FDIC assessment................................................................           2,000         250,796
  Other operating expenses.......................................................       1,759,694       1,551,058
                                                                                   --------------  --------------
        Total non-interest expense...............................................       7,103,460       6,639,286
                                                                                   --------------  --------------

INCOME BEFORE INCOME TAXES.......................................................       4,839,462       4,107,221
  Provision for income taxes.....................................................       1,563,693       1,199,964
                                                                                   --------------  --------------

NET INCOME.......................................................................  $    3,275,769  $    2,907,257
                                                                                   --------------  --------------
                                                                                   --------------  --------------

Net income per share.............................................................  $         3.17  $         2.86
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Weighted average common shares outstanding.......................................       1,031,922       1,016,476
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                See accompanying notes to financial statements.

                                 P.T.C. BANCORP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                                        1996            1995
                                                                                   --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.....................................................................  $    3,275,769  $    2,907,257
  Adjustments to reconcile net income to net cash from operating activities:
    Depreciation.................................................................         282,456         294,920
    Provision for loan losses....................................................         828,000         740,000
    (Gain)/loss on sale of securities............................................        (103,650)         76,367
    Amortization of intangible assets............................................         219,003         230,006
    Change in accrued interest receivable and other assets.......................      (1,257,376)         17,776
    Net amortization/(accretion) on securities...................................         115,337         (86,123)
    Change in accrued interest payable and other liabilities.....................         536,591         655,718
                                                                                   --------------  --------------
        Net cash from operating activities.......................................       3,896,130       4,835,921

CASH FLOWS FROM INVESTING ACTIVITIES
  Property and equipment expenditures............................................        (727,460)       (633,368)
  Loans made to customers and principal collections thereon......................     (24,333,777)    (14,701,975)
  Proceeds from sales, maturities, and principal paydowns of securities available
    for sale.....................................................................      17,658,091      21,903,216
  Proceeds from maturities and principal paydowns of securities held to
    maturity.....................................................................       7,121,140       5,514,261
  Purchases of securities available for sale.....................................     (17,615,607)    (20,898,559)
  Purchases of securities held to maturity.......................................     (12,807,006)     (6,712,188)
  Net change in deposits with other financial institutions.......................         489,369      (1,102,398)
                                                                                   --------------  --------------
        Net cash from investing activities.......................................     (30,215,250)    (16,631,011)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposit accounts.................................................      29,392,420      19,435,429
  Payments on note payable.......................................................        (500,000)       (407,500)
  Dividends paid.................................................................        (678,929)       (542,520)
  Redemption of shares of stock..................................................        (689,590)       --
  Proceeds from issuance of stock................................................         506,459        --
                                                                                   --------------  --------------
        Net cash from financing activities.......................................      28,030,360      18,485,409
                                                                                   --------------  --------------

NET CHANGE IN CASH AND CASH EQUIVALENTS..........................................       1,711,240       6,690,319

Cash and cash equivalents at beginning of year...................................      24,474,107      17,783,788
                                                                                   --------------  --------------
Cash and cash equivalents at end of year.........................................  $   26,185,347  $   24,474,107
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Cash paid during the period for:
  Interest.......................................................................  $   10,879,210  $    9,223,655
  Income taxes...................................................................       1,721,825       1,224,500


                See accompanying notes to financial statements.

                                 P.T.C. BANCORP
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                                               UNREALIZED
                                                                                              GAIN/(LOSS)
                                                                                                   ON
                                                    ADDITIONAL                                 SECURITIES       TOTAL
                                        COMMON        PAID-IN       RETAINED      TREASURY     AVAILABLE    SHAREHOLDERS'
                                        STOCK         CAPITAL       EARNINGS        STOCK       FOR SALE       EQUITY
                                     ------------  -------------  -------------  -----------  ------------  -------------
BALANCES AT JANUARY 1, 1995........  $    857,627  $   6,155,621  $   9,868,073  $  (204,761)  $ (909,344)  $  15,767,216

  Net income.......................                                   2,907,257                                 2,907,257
  Cash dividends ($.53 per
    share).........................                                    (542,520)                                 (542,520)
  Cancellation of treasury
    shares.........................       (17,907)      (186,854)                    204,761                     --
  10% stock dividend (Note 1)......        84,349      1,940,027     (2,024,376)                                 --
  Change in unrealized gain/ (loss)
    on securities..................                                                             1,086,146       1,086,146
                                     ------------  -------------  -------------  -----------  ------------  -------------
BALANCES AT DECEMBER 31, 1995......       924,069      7,908,794     10,208,434      --           176,802      19,218,099

  Net income.......................                                   3,275,769                                 3,275,769
  Cash dividends ($.66 per
    share).........................                                    (678,929)                                 (678,929)
  10% stock dividend (Note 1)......        92,923      2,694,767     (2,787,690)                                 --
  Redemption of shares (22,634
    shares)........................       (22,634)      (666,956)                                                (689,590)
  Exercised stock options (1,469
    shares)........................         1,469         19,934                                                   21,403
  Issuance of shares to existing
    shareholders (28,449 shares)...        28,449        456,607                                                  485,056
  Change in unrealized gain/ (loss)
    on securities..................                                                                21,527          21,527
                                     ------------  -------------  -------------  -----------  ------------  -------------
BALANCES AT DECEMBER 31, 1996......  $  1,024,276  $  10,413,146  $  10,017,584  $   --        $  198,329   $  21,653,335
                                     ------------  -------------  -------------  -----------  ------------  -------------
                                     ------------  -------------  -------------  -----------  ------------  -------------


                See accompanying notes to financial statements.

                                 P.T.C. BANCORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION: The consolidated financial statements include the accounts of P.T.C. Bancorp (Company) and its wholly-owned subsidiary, People's Trust Company (Bank). All significant intercompany transactions have been eliminated in consolidation.

    DESCRIPTION OF BUSINESS: P.T.C. Bancorp generates mortgage, commercial, and installment loans and receives deposits from customers located primarily in southeastern Indiana. The majority of the Company's loans are secured by specific items of collateral including business assets, consumer assets and real property.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses and fair values of certain securities.

    CASH AND CASH EQUIVALENTS: Cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan transactions, deposit transactions, and deposits made with other institutions.

    SECURITIES: Securities are classified by management at date of purchase as available for sale or held to maturity. Securities classified as available for sale are securities that might be sold in response to changes in interest rates, changes in prepayment risk, or other similar factors, and which are carried at fair value. The unrealized gain/(loss) on securities available for sale is reflected as a separate component of shareholders' equity, net of tax. Securities classified as held to maturity are securities that the Company has both the ability and positive intent to hold to maturity and are carried at amortized cost (cost adjusted for amortization of premium or accretion of discounts). Interest income on securities is recognized using the level yield basis. Gains and losses on sales of securities are computed on a specific identification basis.

    LOANS HELD FOR SALE: During the normal course of business, the Company originates certain mortgage loans for the purpose of selling them in certain secondary markets. These loans are carried at the lower of aggregate cost or market value.

    LOANS: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

    Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Interest received on such loans is recognized on the cash basis or reported as principal reductions.

    ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when the internal grading system indicates a doubtful classification.

    SERVICING RIGHTS: Upon adopting Financial Accounting Standard No. 122 at the start of 1996, servicing rights represent the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and term. Any impairment of a grouping is reported as a valuation allowance.

    PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operating expense over the useful lives of assets and is computed on straight-line and accelerated methods. Maintenance and repairs are charged to operations as incurred. Improvements are capitalized and disposals are recorded in the year sold or abandoned.

    INTANGIBLE ASSETS: Intangible assets consist of goodwill and core deposit intangibles. Goodwill is being amortized on a straight-line method over fifteen years. The core deposit is being amortized based on the estimated life of the deposits assumed, which is ten years.

    STOCK OPTIONS: Expenses for compensation under stock option plans is based on APB Opinion 25, with expense reported only if options are granted below market price at date of grant. Proforma disclosures of net income and earnings per share as required by FASB Statement No. 123 are not presented, because the fair value of options granted during 1996 and 1995 is not material.

    INCOME TAXES: Deferred tax liabilities and assets are determined at each balance sheet date. They are measured by applying enacted tax laws to future amounts that will result from differences in the financial statement and tax basis of assets and liabilities. Recognition of deferred tax assets is limited by the establishment of a valuation reserve unless management concludes that they are more likely than not going to result in future tax benefits to the Company. Income tax expense is the amount paid for the current year income tax liability plus or minus the change in deferred taxes.

    EARNINGS PER SHARE: Earnings per share is based on the weighted average common shares outstanding. The Company declared a 10 percent stock dividend in November, 1995 and 1996. Earnings and dividend per share amounts have been retroactively restated. Stock options are not materially dilutive for earnings per share purposes.

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 2 -- SECURITIES

    The amortized cost and fair values of securities available for sale are as follows at December 31:

                                                                                      1996
                                                             ------------------------------------------------------
                                                                               GROSS        GROSS
                                                               AMORTIZED    UNREALIZED   UNREALIZED
                                                                 COST          GAINS       LOSSES      FAIR VALUE
                                                             -------------  -----------  -----------  -------------
U.S. Treasury and government agency securities.............  $  30,066,088   $ 255,260    $ (42,771)  $  30,278,577
State and political subdivisions...........................      1,971,500      63,384         (338)      2,034,546
Mortgage-backed and other asset-backed securities..........      2,582,657      46,082       (7,177)      2,621,562
Corporate debt securities..................................      1,906,294      38,374      (24,399)      1,920,269
Equity securities..........................................      1,520,872      --           --           1,520,872
                                                             -------------  -----------  -----------  -------------
      Totals...............................................  $  38,047,411   $ 403,100    $ (74,685)  $  38,375,826
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                                      1995
                                                             ------------------------------------------------------
                                                                               GROSS        GROSS
                                                               AMORTIZED    UNREALIZED   UNREALIZED
                                                                 COST          GAINS       LOSSES      FAIR VALUE
                                                             -------------  -----------  -----------  -------------
U.S. Treasury and government agency securities.............  $  27,892,354   $ 232,387    $ (51,533)  $  28,073,208
State and political subdivisions...........................      2,336,997      78,183       (4,562)      2,410,618
Mortgage-backed and other asset-backed securities..........      2,782,970      50,560       (6,849)      2,826,682
Corporate debt securities..................................      3,599,169       8,896      (14,315)      3,593,750
Equity securities..........................................      1,522,110      --           --           1,522,110
                                                             -------------  -----------  -----------  -------------
      Totals...............................................  $  38,133,600   $ 370,026    $ (77,259)  $  38,426,368
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 2 -- SECURITIES (CONTINUED)
The amortized cost and fair values of securities held to maturity are as follows at December 31:

                                                                                      1996
                                                             ------------------------------------------------------
                                                                               GROSS        GROSS
                                                               AMORTIZED    UNREALIZED   UNREALIZED
                                                                 COST          GAINS       LOSSES      FAIR VALUE
                                                             -------------  -----------  -----------  -------------
U.S. Treasury and government agency securities               $     167,763   $  29,632    $  --       $     197,395
State and political subdivisions...........................     24,187,781     228,516      (50,568)     24,365,729
Mortgage-backed securities.................................        296,915      37,800         (223)        334,492
Other debt securities......................................        566,116          94       (2,846)        563,364
                                                             -------------  -----------  -----------  -------------
      Totals...............................................  $  25,218,575   $ 296,042    $ (53,637)  $  25,460,980
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                                      1995
                                                             ------------------------------------------------------
                                                                               GROSS        GROSS
                                                               AMORTIZED    UNREALIZED   UNREALIZED
                                                                 COST          GAINS       LOSSES      FAIR VALUE
                                                             -------------  -----------  -----------  -------------
U.S. Treasury and government agency securities.............  $     154,914   $  41,972    $  --       $     196,886
State and political subdivisions...........................     17,895,268     244,728      (32,592)     18,107,406
Mortgage-backed securities.................................        950,508      61,933       --           1,012,441
Other debt securities......................................        500,000      --           --             500,000
                                                             -------------  -----------  -----------  -------------
      Totals...............................................  $  19,500,690   $ 348,633    $ (32,592)  $  19,816,733
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

    The amortized cost and fair value of securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           AVAILABLE FOR SALE             HELD TO MATURITY
                                                      ----------------------------  ----------------------------
                                                        AMORTIZED                     AMORTIZED
                                                          COST        FAIR VALUE        COST        FAIR VALUE
                                                      -------------  -------------  -------------  -------------
Due in one year or less.............................  $   5,061,467  $   5,065,127  $   3,411,075  $   3,432,023
Due after one year through five years...............     27,210,079     27,418,423     18,374,449     18,492,951
Due after five years through ten years..............      1,303,734      1,344,787      1,957,637      1,977,253
Due after ten years.................................        368,602        405,055      1,178,499      1,224,261
                                                      -------------  -------------  -------------  -------------
Total fixed maturity debt securities................     33,943,882     34,233,392     24,921,660     25,126,488
Mortgage-backed securities..........................      2,582,657      2,621,562        296,915        334,492
Equity securities...................................      1,520,872      1,520,872       --             --
                                                      -------------  -------------  -------------  -------------
                                                      $  38,047,411  $  38,375,826  $  25,218,575  $  25,460,980
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

    Proceeds from sales of securities during 1996 and 1995 were $3,736,825 and $3,573,149. Gross gains of $122,427 and gross losses of $18,777 were realized on sales of available for sale securities in 1996. Gross gains of $8,408 and gross losses of $84,775 were realized on sales of available for sale securities in 1995.

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 2 -- SECURITIES (CONTINUED)
    At December 31, 1996 and 1995, securities carried at $2,263,725 and $5,773,900 were pledged to secure public deposits and for other purposes.

NOTE 3 -- LOANS

    Loans are comprised of the following classifications:

                                                                                        1996            1995
                                                                                   --------------  --------------
Real estate--residential.........................................................  $   74,433,000  $   61,544,000
Real estate--commercial..........................................................      43,370,000      36,140,000
Real estate construction.........................................................      13,650,000       9,583,000
Commercial.......................................................................      41,655,000      39,518,000
Consumer.........................................................................      21,325,000      23,723,000
Other............................................................................       2,875,000       2,987,000
Deferred loan fees...............................................................        (345,000)       (316,000)
                                                                                   --------------  --------------
      Total loans, net of deferred loan fees.....................................  $  196,963,000  $  173,179,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    Residential real estate loans include loans held for sale of $430,000 and $2,117,000.

    Mortgage loans serviced for others are not reported as assets. These loans totaled $86,495,000 and $69,090,000 at year-end 1996 and 1995. At year-end 1996, mortgage servicing rights were $225,000. Activity during 1996 included $258,000 of additions and amortization expense of $33,000. There was no valuation allowance at year-end 1996.

NOTE 4 -- ALLOWANCE FOR LOAN LOSSES

    An analysis of the allowance for loan losses follows:

                                                                                            1996          1995
                                                                                        ------------  ------------
Beginning balance.....................................................................  $  1,721,947  $  1,600,551
Provision for loan losses.............................................................       828,000       740,000
Losses charged to the allowance.......................................................      (725,569)     (855,690)
Recoveries credited to the allowance..................................................       175,946       237,086
                                                                                        ------------  ------------
      Ending balance..................................................................  $  2,000,324  $  1,721,947
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Impaired loans were as follows:
Year-end loans with no allowance for loan losses allocated............................  $    --       $    128,797
Year-end loans with allowance for loan losses allocated...............................     1,300,000       --
Amount of the allowance allocated.....................................................       475,000       --
Average of impaired loans during the year.............................................       844,059       490,179
Interest income recognized during impairment..........................................        27,756       --
Cash-basis interest income recognized.................................................        27,756       --

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 5 -- PREMISES AND EQUIPMENT

    A summary of premises and equipment at December 31 follows:

                                                                                            1996          1995
                                                                                        ------------  ------------
Land..................................................................................  $    351,916  $    351,916
Buildings and improvements............................................................     3,738,630     3,418,627
Equipment and furniture...............................................................     2,481,732     2,090,435
                                                                                        ------------  ------------
      Total...........................................................................     6,572,278     5,860,978
Less accumulated depreciation.........................................................     3,060,536     2,794,240
                                                                                        ------------  ------------
      Total premises and equipment, net...............................................  $  3,511,742  $  3,066,738
                                                                                        ------------  ------------
                                                                                        ------------  ------------

NOTE 6 -- DEPOSITS

    Certificates of deposits in denominations of $100,000 or more as of December 31, 1996 and 1995 were $28,948,860 and $24,318,073.

At year-end 1996, stated maturities of time deposits were:

1997..........................................................  $96,265,835
1998..........................................................   36,673,139
1999..........................................................    9,893,852
2000..........................................................    6,163,774
2001..........................................................    1,955,978
Thereafter....................................................       29,172
                                                                -----------
                                                                $150,981,750
                                                                -----------
                                                                -----------

NOTE 7 -- NOTES PAYABLE

    The Company has a note payable maturing on December 31, 1998, which is secured by 100% of the Bank's common stock. Payments are due each quarter, consisting of $92,500 principal plus accrued interest. Interest is calculated based on the LIBOR rate plus 2.85% (7.44% at December 31, 1996).

NOTE 8 -- BENEFIT PLANS

    The Company maintains a 401(K) profit-sharing plan covering substantially all employees. Under this plan, employer matching contributions are 50% of employee contributions, up to 6% of eligible salary, plus a profit sharing allocation to all eligible employees. Annual contributions are at the discretion of the Board of Directors. Contributions provided for the 401(K) plan and charged to operations totaled $157,893 and $148,657 in 1996 and 1995.

    The Company maintains a stock option plan covering directors and executive officers. Options are granted at no less than fair value of the Company's stock. Accordingly, no compensation cost has been recognized. Options under the officer plan are generally subject to a 4-year vesting schedule, and expire five years from date of vesting. There were 5,060 options granted during 1995, and 2,365 during 1996. At year-end 1996, there were 32,731 options outstanding under the officer plan with a weighted average exercise price of $16.93, and range of exercise prices of $14.65 - $27.27. There were no options granted in 1995 or 1996 under the director's plan. At year-end 1996, there were 2,096 options outstanding with an effective price of $13.23 per share.

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 9 -- INCOME TAXES

    An analysis of the components of income taxes follows:

                                                                        1996          1995
                                                                    ------------  ------------
Current income taxes..............................................  $  1,551,766  $  1,354,446
Deferred income taxes.............................................        11,927      (154,482)
                                                                    ------------  ------------
  Total income taxes..............................................  $  1,563,693  $  1,199,964
                                                                    ------------  ------------
                                                                    ------------  ------------

    The difference between the financial statement tax provision and amounts computed by applying the federal income tax rate of 34% to pretax income is reconciled as follows:

                                                                        1996          1995
                                                                    ------------  ------------
Expected provision................................................  $  1,645,417  $  1,396,455
Tax effect of:
  Tax-exempt interest income......................................      (545,956)     (448,220)
  Non-deductible interest expense.................................        94,244        74,669
  State income tax, net...........................................       278,603       231,799
  Other items.....................................................        91,385       (54,739)
                                                                    ------------  ------------
    Applicable income tax.........................................  $  1,563,693  $  1,199,964
                                                                    ------------  ------------
                                                                    ------------  ------------

    The net deferred tax asset is comprised of the following components:

                                                                         1996         1995
                                                                      -----------  -----------
Deferred tax assets:
  Allowance for loan losses.........................................  $   549,957  $   439,692
  Deferred compensation.............................................       55,737       60,490
  Core deposit intangibles..........................................       67,258       53,394
  Other.............................................................        5,348      117,030
                                                                      -----------  -----------
                                                                          678,300      670,606
Deferred tax liabilities:
  Unrealized gain on securities available-for-sale..................     (130,085)    (115,965)
  Depreciation......................................................      (32,575)     (16,113)
  Accretion on securities...........................................      (20,553)     (17,394)
                                                                      -----------  -----------
                                                                         (183,213)    (149,472)

Valuation allowance.................................................      --           --
                                                                      -----------  -----------
  Net deferred tax asset............................................  $   495,087  $   521,134
                                                                      -----------  -----------
                                                                      -----------  -----------

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

    The Company, in the ordinary course of business, has loans, commitments and contingent liabilities, such as guarantees, commitments to extend credit, etc., which are not reflected in the accompanying consolidated balance sheets. The Company's exposure to credit loss in the event of nonperformance by the

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 10 -- COMMITMENTS AND CONTINGENCIES (CONTINUED) other party to the financial guarantees is represented by the contractual amounts of those instruments. The Company uses the same credit policy to make such commitments as it uses for on-balance-sheet items.

    The contractual amount of these financial instruments are summarized as follows:

                                                                     1996           1995
                                                                 -------------  -------------
Commitments to extend credit...................................  $  26,634,000  $  15,879,000
Standby letters of credit......................................      2,349,000      2,111,000

    The commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established under the contract. Generally, such commitments are for no more than one year, and most are variable rate contracts. These commitments are primarily credit card, overdraft protection, and commercial lines of credit.

    Since many commitments expire without being used, the amounts do not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include accounts receivable, inventory, property, land and other items.

    At December 31, 1996 and 1995, the Company was required by the Federal Reserve to have $3,542,000 and $2,704,000 on deposit or as cash in hand. These reserves do not earn interest.

NOTE 11 -- RELATED PARTY TRANSACTIONS

    Certain directors, officers and principal shareholders of the Company were also customers of the Bank. The aggregate amount of loans to these persons totaled $2,139,417 and $2,520,434 at December 31, 1996 and 1995.

    Related party deposits totaled $1,337,157 at year-end 1996.

NOTE 12 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    CASH AND SHORT-TERM INVESTMENTS: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

    SECURITIES: For securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

    LOANS RECEIVABLE: The fair value of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

    DEPOSIT LIABILITIES: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 12 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

    NOTES PAYABLE: Carrying value is a reasonable estimate of fair value for this adjustable rate instrument.

    OFF-BALANCE SHEET ITEMS: Carrying value is a reasonable estimate of fair value. These instruments are short term in nature.

    The estimated fair values of financial instruments at December 31 are as follows:

                                                                  1996             1996
                                                             CARRYING VALUE     FAIR VALUE
                                                             ---------------  ---------------
Financial assets:
  Cash and short-term investments..........................  $    28,082,000  $    28,082,000
  Securities available for sale............................       38,376,000       38,376,000
  Securities held to maturity..............................       25,219,000       25,461,000
  Loans....................................................      196,963,000      196,816,000
Financial liabilities:
  Deposits.................................................     (271,127,000)    (271,807,000)
  Notes payable............................................         (500,000)        (500,000)
Off balance sheet items....................................        --               --

                                                                  1995             1995
                                                             CARRYING VALUE     FAIR VALUE
                                                             ---------------  ---------------
Financial assets:
  Cash and short-term investments..........................  $    26,860,000  $    26,860,000
  Securities available for sale............................       38,426,000       38,426,000
  Securities held to maturity..............................       19,500,000       19,817,000
  Loans....................................................      171,457,000      172,189,000
Financial liabilities:
  Deposits.................................................     (241,735,000)    (242,814,000)
  Notes payable............................................       (1,000,000)      (1,000,000)
Off balance sheet items....................................        --               --

NOTE 13 -- REGULATORY MATTERS

    The Company and Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

                                 P.T.C. BANCORP

                           DECEMBER 31, 1996 AND 1995

NOTE 13 -- REGULATORY MATTERS (CONTINUED)
    The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                                                          CAPITAL TO RISK-
                                                          WEIGHTED ASSETS
                                                     --------------------------      TIER 1 CAPITAL
                                                        TOTAL        TIER 1        TO AVERAGE ASSETS
                                                        -----        ------      ----------------------
Well capitalized...................................         10%            6%                 5%
Adequately capitalized.............................          8%            4%                 4%
Undercapitalized...................................          6%            3%                 3%

    At year end 1996, consolidated actual capital levels (in thousands) and minimum required levels were:

                                                                                  MINIMUM REQUIRED TO BE
                                                           MINIMUM REQUIRED FOR
                                                                                  WELL CAPITALIZED UNDER
                                                             CAPITAL ADEQUACY       PROMPT CORRECTIVE
                                          ACTUAL                 PURPOSES           ACTION REGULATIONS
                                  ----------------------  ----------------------  ----------------------
                                   AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                  ---------  -----------  ---------  -----------  ---------  -----------
Total capital (to risk-weighted
  assets)
  Consolidated..................  $  21,836      11.60%   $  15,055        8.0%   $  18,819       10.0%
  Bank..........................  $  21,487      11.46%   $  14,995        8.0%   $  18,744       10.0%

Tier 1 capital (to risk-weighted
  assets)
  Consolidated..................  $  19,836      10.54%   $   7,528        4.0%   $  11,291        6.0%
  Bank..........................  $  19,487      10.40%   $   7,498        4.0%   $  11,246        6.0%

Tier 1 capital (to average
  assets)
  Consolidated..................  $  19,836       6.73%   $  11,795        4.0%   $  14,744        5.0%
  Bank..........................  $  19,487       6.63%   $  11,753        4.0%   $  14,692        5.0%

    The Company and Bank at year-end 1996 were categorized as well capitalized.

NOTE 14 -- PENDING ACCOUNTING CHANGES

    Financial Accounting Standard No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, was issued by the Financial Accounting Standards Board in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. The effect on the financial statements is not expected to be material.

                    INDIANA UNITED BANCORP AND SUBSIDIARIES
                         P.T.C. BANCORP AND SUBSIDIARY

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)


                                                                                         PRO FORMA    PRO FORMA
                                                                 COMPANY       PTC      ADJUSTMENTS  CONSOLIDATED
                                                                ----------  ----------  -----------  ------------
                                                                                 (IN THOUSANDS)
ASSETS
  Cash and cash equivalents...................................  $   17,838  $   18,281                $   36,119
  Short-term investments......................................                   1,398   $  18,345(3)      19,743
  Investment securities available-for-sale....................      71,422      28,132                    99,554
  Investment securities held-to-maturity......................                  25,761                    25,761
  Loans.......................................................     244,237     220,653                   464,890
  Less: Allowance for loan losses.............................      (2,670)     (1,969)                   (4,639)
                                                                ----------  ----------               ------------
    Net loans.................................................     241,567     218,684                   460,251
  Premises and equipment, net.................................       6,355       3,939                    10,294
  Accrued interest receivable and other assets................       4,869       6,539       1,155(3)      12,563
                                                                ----------  ----------  -----------  ------------
      Total assets............................................  $  342,051  $  302,734   $  19,500    $  664,285
                                                                ----------  ----------  -----------  ------------
                                                                ----------  ----------  -----------  ------------
LIABILITIES
  Deposits....................................................  $  285,760  $  275,679                $  561,439
  Short-term borrowings.......................................      17,885                                17,885
  Long-term debt..............................................       4,625         250                     4,875
  Guaranteed preferred beneficial interests in the Company's
    subordinated debentures...................................                           $  19,500(3)      19,500
  Accrued interest payable and other liabilities..............       3,697       3,065                     6,762
                                                                ----------  ----------  -----------  ------------
      Total liabilities.......................................     311,967     278,994      19,500       610,461
                                                                ----------  ----------  -----------  ------------
SHAREHOLDERS' EQUITY
  Common stock................................................       1,251       1,026         110(2)       2,387
  Paid-in capital.............................................      10,677      10,439        (110)(2)      21,006
  Retained earnings...........................................      17,669      12,109                    29,778
  Net unrealized gain on securities available-for-sale........         487         166                       653
                                                                ----------  ----------  -----------  ------------
      Total shareholders' equity..............................      30,084      23,740                    53,824
                                                                ----------  ----------  -----------  ------------
      Total liabilities and shareholders' equity..............  $  342,051  $  302,734   $  19,500    $  664,285
                                                                ----------  ----------  -----------  ------------
                                                                ----------  ----------  -----------  ------------

                    INDIANA UNITED BANCORP AND SUBSIDIARIES
                         P.T.C. BANCORP AND SUBSIDIARY

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)


                                                                                                         PRO FORMA
                                                                                  COMPANY       PTC     CONSOLIDATED
                                                                                -----------  ---------  ------------
                                                                                  (IN THOUSANDS, EXCEPT PER SHARE
                                                                                              AMOUNTS)
Interest Income
  Loans, including fees.......................................................   $  15,388   $  14,316   $   29,704
  Investment securities.......................................................       3,759       2,639        6,398
  Other interest..............................................................         251         279          530
                                                                                -----------  ---------  ------------
    Total interest income.....................................................      19,398      17,234       36,632
                                                                                -----------  ---------  ------------
Interest Expense
  Deposits....................................................................       8,832       8,653       17,485
  Short-term borrowings.......................................................         510                      510
  Long-term debt..............................................................         297          26          323
                                                                                -----------  ---------  ------------
    Total interest expense....................................................       9,639       8,679       18,318
                                                                                -----------  ---------  ------------
    Net interest income.......................................................       9,759       8,555       18,314
  Provision for loan losses...................................................         183         610          793
                                                                                -----------  ---------  ------------
  Net interest income after provision for loan losses.........................       9,576       7,945       17,521
                                                                                -----------  ---------  ------------
Non-interest Income
  Insurance commissions.......................................................         316          75          391
  Fiduciary activities........................................................         169          20          189
  Service charges on deposit accounts.........................................         462         944        1,406
  Mortgage banking activities.................................................                     766          766
  Net realized gains (losses) on securities...................................         (80)          8          (72)
  Other.......................................................................         503          47          550
                                                                                -----------  ---------  ------------
    Total non-interest income.................................................       1,370       1,860        3,230
                                                                                -----------  ---------  ------------
Non-interest Expense
  Salaries and employees benefits.............................................       3,483       3,346        6,829
  Net occupancy and equipment expense.........................................       1,168         895        2,063
  Deposit insurance expense...................................................         104          22          126
  Data processing expense.....................................................                     289          289
  Other.......................................................................       1,446       1,366        2,812
                                                                                -----------  ---------  ------------
    Total non-interest expense................................................       6,201       5,918       12,119
                                                                                -----------  ---------  ------------
Income Before Income Taxes....................................................       4,745       3,887        8,632
Income Taxes..................................................................       1,877       1,185        3,062
                                                                                -----------  ---------  ------------
NET INCOME....................................................................   $   2,868   $   2,702   $    5,570
                                                                                -----------  ---------  ------------
                                                                                -----------  ---------  ------------
Net Income Per Common Share...................................................   $    2.29   $    2.64   $     2.33
Weighted Average common Shares Outstanding....................................       1,251       1,025        2,387

                    INDIANA UNITED BANCORP AND SUBSIDIARIES
                         P.T.C. BANCORP AND SUBSIDIARY

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                                                                                                         PRO FORMA
                                                                                  COMPANY       PTC     CONSOLIDATED
                                                                                -----------  ---------  ------------
                                                                                  (IN THOUSANDS, EXCEPT PER SHARE
                                                                                              AMOUNTS)
Interest Income
  Loans, including fees.......................................................   $  18,266   $  17,125   $   35,391
  Investment securities.......................................................       5,308       3,631        8,939
  Federal funds sold..........................................................         380         433          813
  Other interest..............................................................          13         130          143
                                                                                -----------  ---------  ------------
    Total interest income.....................................................      23,967      21,319       45,286
                                                                                -----------  ---------  ------------
Interest Expense
  Deposits....................................................................      10,863      10,837       21,700
  Short-term borrowings.......................................................         689                      689
  Long-term debt..............................................................         454          60          514
                                                                                -----------  ---------  ------------
    Total interest expense....................................................      12,006      10,897       22,903
                                                                                -----------  ---------  ------------
    Net interest income.......................................................      11,961      10,422       22,383
  Provision for loan losses...................................................         150         828          978
                                                                                -----------  ---------  ------------
  Net interest income after provision for loan losses.........................      11,811       9,594       21,405
                                                                                -----------  ---------  ------------
Non-interest Income
  Customer service fees, insurance commissions................................         438         102          540
  Fiduciary activities........................................................         232          31          263
  Service charges on deposit accounts.........................................         520       1,199        1,719
  Mortgage banking income.....................................................                     795          795
  Net realized gains on securities............................................                     104          104
  Other.......................................................................         312         118          430
                                                                                -----------  ---------  ------------
    Total non-interest income.................................................       1,502       2,349        3,851
                                                                                -----------  ---------  ------------
Non-interest Expense
  Salaries and employees benefits.............................................       4,482       4,137        8,619
  Net occupancy and equipment expense.........................................       1,477         833        2,310
  Deposit insurance expense...................................................         736           2          738
  Data processing expense.....................................................                     372          372
  Other.......................................................................       1,924       1,760        3,684
                                                                                -----------  ---------  ------------
    Total non-interest expense................................................       8,619       7,104       15,723
                                                                                -----------  ---------  ------------
Income Before Income Taxes....................................................       4,694       4,839        9,533
Income Taxes..................................................................       2,001       1,563        3,564
                                                                                -----------  ---------  ------------
NET INCOME....................................................................   $   2,693   $   3,276   $    5,969
                                                                                -----------  ---------  ------------
                                                                                -----------  ---------  ------------
Net Income Per Common Share...................................................   $    2.11   $    3.17   $     2.49
Weighted Average Common Shares Outstanding....................................       1,251       1,032        2,378

                    INDIANA UNITED BANCORP AND SUBSIDIARIES
                         P.T.C. BANCORP AND SUBSIDIARY

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                                                   PRO FORMA
                                                                            COMPANY       PTC     CONSOLIDATED
                                                                          -----------  ---------  ------------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE
                                                                                        AMOUNTS)
Interest Income
  Loans, including fees.................................................   $  16,938   $  15,446   $   32,384
  Investment securities.................................................       5,543       3,438        8,981
  Federal funds sold....................................................         305         473          778
  Other interest........................................................          49          63          112
                                                                          -----------  ---------  ------------
      Total interest income.............................................      22,835      19,420       42,255
                                                                          -----------  ---------  ------------
Interest Expense
  Deposits..............................................................      10,308       9,733       20,041
  Short-term borrowings.................................................         932                      932
  Long-term debt........................................................         612         102          714
                                                                          -----------  ---------  ------------
      Total interest expense............................................      11,852       9,835       21,687
                                                                          -----------  ---------  ------------
      Net interest income...............................................      10,983       9,585       20,568
  Provision for loan losses.............................................          30         740          770
                                                                          -----------  ---------  ------------
  Net interest income after provision for loan losses...................      10,953       8,845       19,798
                                                                          -----------  ---------  ------------
Non-interest Income
  Insurance commissions.................................................         473          99          572
  Fiduciary activities..................................................         189          27          216
  Service charges on deposit accounts...................................         450       1,192        1,642
  Mortgage banking income...............................................                     447          447
  Net realized gains (losses) on securities.............................          16         (76)         (60)
  Other.................................................................         329         212          541
                                                                          -----------  ---------  ------------
      Total non-interest income.........................................       1,457       1,901        3,358
                                                                          -----------  ---------  ------------
Non-interest Expense
  Salaries and employees benefits.......................................       4,467       3,725        8,192
  Net occupancy and equipment expense...................................       1,469         763        2,232
  Deposit insurance expense.............................................         395         251          646
  Data processing expense...............................................                     350          350
  Other.................................................................       1,898       1,550        3,448
                                                                          -----------  ---------  ------------
      Total non-interest expense........................................       8,229       6,639       14,868
                                                                          -----------  ---------  ------------
Income Before Income Taxes..............................................       4,181       4,107        8,288
Income Taxes............................................................       1,652       1,200        2,852
                                                                          -----------  ---------  ------------
NET INCOME..............................................................   $   2,529   $   2,907   $    5,436
                                                                          -----------  ---------  ------------
                                                                          -----------  ---------  ------------
Net Income Per Common Share.............................................   $    1.91   $    2.86   $     2.23
Weighted Average common Shares Outstanding..............................       1,251       1,016        2,372

                    INDIANA UNITED BANCORP AND SUBSIDIARIES
                         P.T.C. BANCORP AND SUBSIDIARY

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


                                                                                                   PRO FORMA
                                                                            COMPANY       PTC     CONSOLIDATED
                                                                          -----------  ---------  ------------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE
                                                                                        AMOUNTS)
Interest Income
  Loans, including fees.................................................   $  15,941   $  12,535   $   28,476
  Investment securities.................................................       6,131       3,038        9,169
  Federal funds sold....................................................         115         252          367
  Other interest........................................................          15         113          128
                                                                          -----------  ---------  ------------
      Total interest income.............................................      22,202      15,938       38,140
                                                                          -----------  ---------  ------------
Interest Expense
  Deposits..............................................................       9,787       7,117       16,904
  Short-term borrowings.................................................         483                      483
  Long-term debt........................................................         631         138          769
                                                                          -----------  ---------  ------------
      Total interest expense............................................      10,901       7,255       18,156
                                                                          -----------  ---------  ------------
      Net interest income...............................................      11,301       8,683       19,984
  Provision for loan losses.............................................         115         450          565
                                                                          -----------  ---------  ------------
  Net interest income after provision for loan losses...................      11,186       8,233       19,419
                                                                          -----------  ---------  ------------
Non-interest Income
  Insurance commissions.................................................         509         111          620
  Fiduciary activities..................................................         200          38          238
  Service charges on deposit accounts...................................         475       1,024        1,499
  Mortgage banking income...............................................                     463          463
  Net realized gains (losses) on securities.............................        (154)        (15)        (169)
  Gain on sale of branches..............................................       1,229                    1,229
  Other.................................................................         329         255          584
                                                                          -----------  ---------  ------------
      Total non-interest income.........................................       2,588       1,876        4,464
                                                                          -----------  ---------  ------------
Non-interest Expense
  Salaries and employees benefits.......................................       4,553       3,344        7,897
  Net occupancy and equipment expense...................................       1,521         899        2,420
  Deposit insurance expense.............................................         666         430        1,096
  Data processing expense...............................................                     352          352
  Other.................................................................       2,300       1,604        3,904
                                                                          -----------  ---------  ------------
      Total non-interest expense........................................       9,040       6,629       15,669
                                                                          -----------  ---------  ------------
Income Before Income Taxes..............................................       4,734       3,480        8,214
Income Taxes............................................................       1,864       1,079        2,943
                                                                          -----------  ---------  ------------
NET INCOME..............................................................   $   2,870   $   2,401   $    5,271
                                                                          -----------  ---------  ------------
                                                                          -----------  ---------  ------------
Net Income Per Common Share.............................................   $    2.17   $    2.51   $     2.25
Weighted Average common Shares Outstanding..............................       1,251         957        2,273

    NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1

    On October 8, 1997, the Company entered into a Merger Agreement to acquire PTC and its subsidiary, Peoples Trust, in a stock-for-stock merger. The Merger Agreement, which is subject to the approval of Company and PTC shareholders and various banking regulatory authorities, provides that the Company will issue 1,136,417 shares of Company common stock to the shareholders of PTC in exchange for all of the issued and outstanding shares of stock of PTC. The transaction is expected to be accounted for as a pooling of interests.

    The Pro Forma Consolidated Balance Sheet as of September 30, 1997, and Consolidated Statements of Income for the three years ended December 31, 1996 and the nine months ended September 30, 1997 combine the historical consolidated financial statements of the Company and PTC and are presented as if the Merger had occurred on January 1, 1994, 1995, 1996 and 1997, after giving effect to the pro forma adjustments described in the accompanying notes. In addition, the Pro Forma Balance Sheet as of September 30, 1997, gives effect to the Offering assuming the Underwriter's over-allotment option was not exercised.

    The pro forma consolidated financial statements are not necessarily indicative of the consolidated financial position or results of future operations of the combined entity or of the actual results that would have been achieved had the PTC Merger and the Offering been consummated as of the dates indicated.

NOTE 2

    Represents the acquisition adjustment which includes the elimination of 1,057,132 shares of common stock (including 30,731 options exercised) of PTC and the issuance of 1,136,417 shares of the Company's common stock. The excess par value of the issued shares over the retired shares has been adjusted to paid-in capital.

NOTE 3


    Represents the temporary investment of the net proceeds of $18,345,000, debt issue costs of $1,155,000, and $19,500,000 long-term debt incurred, all of which are related to the issuance of the Preferred Securities.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    5
Risk Factors..............................................................   14
Use of Proceeds...........................................................   22
Market for the Preferred Securities.......................................   22
Accounting Treatment......................................................   22
Capitalization............................................................   23
Company Selected Financial Data...........................................   24
PTC Selected Financial Data...............................................   25
Pro Forma Selected Financial Data.........................................   26
Company Management's Discussion and Analysis of Financial Condition and
  Results of Operations...................................................   27
PTC Management's Discussion and Analysis of Financial Condition and
  Results of Operations...................................................   52
Business of the Company...................................................   64
Description of the Preferred Securities...................................   68
Description of the Subordinated Debentures................................   78
Description of the Guarantee..............................................   86
Expense Agreement.........................................................   88
Relationship Among the Preferred Securities, the Subordinated Debentures
  and the Guarantee.......................................................   88
Certain Federal Income Tax
  Consequences............................................................   90
ERISA Considerations......................................................   93
Underwriting..............................................................   93
Validity of Securities....................................................   95
Experts...................................................................   95
Incorporation of Certain Documents by Reference...........................   96
Available Information.....................................................   96
Index to Consolidated Financial Statements and Pro Forma Consolidated
  Financial Statements....................................................  F-1


                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY IUB CAPITAL TRUST, INDIANA UNITED BANCORP OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF INDIANA UNITED BANCORP OR IUB CAPITAL TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                         1,950,000 PREFERRED SECURITIES


                               IUB CAPITAL TRUST


                  8.75% CUMULATIVE TRUST PREFERRED SECURITIES
                            (LIQUIDATION AMOUNT $10
                            PER PREFERRED SECURITY)
                      GUARANTEED, AS DESCRIBED HEREIN, BY


                                     [LOGO]

                             INDIANA UNITED BANCORP

                               ------------------


                                  $19,500,000
                         8.75% SUBORDINATED DEBENTURES
                                       OF


                             INDIANA UNITED BANCORP

                             ---------------------

                                   Prospectus

                                December 8, 1997


                             ---------------------

                           STIFEL, NICOLAUS & COMPANY
                                  INCORPORATED

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